UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

2025 Proxy Statement

Alaska Air Group

oneworld Alaska Airlines | Hawaiian Airlines | Horizon Air | McGee Air Services

March 27, 2025

Dear Shareholders:

On behalf of the Board of Directors, we invite you to attend Alaska Air Group’s 2025 Annual Meeting of Shareholders, which will be held on Thursday, May 8, 2025, beginning at 8:00 a.m. Pacific Daylight Time. This year’s Annual Meeting will be conducted via webcast only. You can attend online at www.virtualshareholdermeeting.com/alk2025, where you will be able to vote and submit questions electronically during the meeting. Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

In addition to our proxy materials posted at www.proxyvote.com, you can access a copy of the proxy at www.alaskaair.com under About Alaska/Investor Relations.

We hope you will join us on May 8 as we discuss Alaska Air Group’s 2024 financial and operational performance and vote on issues of importance to our company and to you. Whether or not you choose to participate on meeting day, your vote is important, and we encourage you to cast your ballot in one of the ways outlined in this Proxy Statement.

Sincerely,

Patricia M. Bedient	Ben Minicucci
Board Chair	President and Chief Executive Officer

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

The Board of Directors (the Board) of Alaska Air Group, Inc. (Alaska Air Group, Air Group or the Company) is soliciting proxies for the 2025 Annual Meeting of Shareholders (the Annual Meeting). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

DATE	Thursday, May 8, 2025
TIME	8:00 a.m. Pacific Daylight Time
VIRTUAL MEETING ACCESS	www.virtualshareholdermeeting.com/alk2025
MATTERS TO BE VOTED ON
1.
Election of the 10 nominees named in this Proxy Statement to the Board of Directors, each for a one-year term;
2.
Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
3.
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2025;
4.
Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation (Certificate of Incorporation) to comply with foreign ownership limitations imposed by federal law on U.S. air carriers;
5.
Approval of amendments to the Certificate of Incorporation to provide for exculpation of certain officers and remove obsolete provisions;
6.
Approval of amendments to the Company's 2016 Performance Incentive Plan;
7.
Approval of amendments to the Company's Employee Stock Purchase Plan;
8.
A stockholder proposal to amend the Company’s clawback policy; and
9.
Other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board has set Friday, March 14, 2025 as the record date for the Annual Meeting. This means that owners of Alaska Air Group common stock as of the close of business on that date are entitled to receive this notice, attend and vote during the Annual Meeting. There were 122,695,634 shares of Air Group common stock outstanding on the record date.

Internet Availability of Proxy Materials. On or about March 27, 2025, shareholders of record, beneficial owners and employee participants in the Company’s 401(k) plans were mailed a Notice of Internet Availability of Proxy Materials (the Notice) directing them to www.proxyvote.com where they can access the Company’s 2025 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 (the Annual Meeting Materials). The Company’s 2024 Form 10-K was filed with the Securities and Exchange Commission (SEC) on February 14, 2025. If you prefer to receive a paper copy of the proxy materials, please follow the instructions on the Notice and we will mail the Annual Meeting Materials to you.

Attending the Annual Meeting. We will host the Annual Meeting live via an audio webcast. Any shareholder can listen to and participate in the Annual Meeting. Whether or not you attend the meeting, we encourage you to vote online, by phone or by completing, signing and mailing your voting instruction form or proxy prior to the meeting.

Submit Your Questions. We invite you to submit any questions of general shareholder interest to the Assistant Corporate Secretary via email at allie.wittenberger@alaskaair.com, or via the Shareholder Forum at www.proxyvote.com. You can submit questions beginning on March 27, 2025. We will answer questions of general interest during the meeting as time permits. We will also include answers to your questions on www.alaskaair.com under About Alaska/Investor Relations following the meeting. If you encounter issues accessing the website or the virtual meeting, please contact allie.wittenberger@alaskaair.com.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CERTIFICATE OF INCORPORATION AMENDMENTS	71

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING AND OTHER STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Forward-looking statements may be identified by words like “anticipate,” “expect,” “believe,” “plan,” “may,” “estimate,” “intend” and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or the Company’s present expectations. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q that we have filed or will file hereafter under the heading “Risk Factors” and “Safe Harbor for Forward-Looking Statements.” Some of these risks include competition; labor costs, relations, and availability; general economic conditions; increases in operating costs, including fuel; uncertainties regarding the ability to successfully integrate the operations of the recently completed acquisition of Hawaiian Holdings, Inc., and the ability to realize anticipated cost savings, synergies, or growth from such acquisition; inability to meet cost reduction and other strategic goals; seasonal fluctuations in demand and financial results; supply chain risks; events that negatively impact aviation safety and security; and changes in laws and regulations that impact our business.

The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Furthermore, certain statements in this Proxy Statement, particularly pertaining to our sustainability performance, goals and initiatives, are subject to additional risks and uncertainties, including regarding: gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; our reference to various sustainability reporting standards and frameworks (including standards for the measurement of underlying data), which continue to evolve; and other unforeseen events or conditions. These factors, as well as others, may cause results to differ materially and adversely from those expressed in any of our forward-looking statements. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for the SEC reporting purposes but that is informed by various sustainability standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.

Website References

You may also access additional information about Alaska Air Group at investor.alaskaair.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

TO OUR SHAREHOLDERS

This is a transformational moment for Alaska Air Group. By bringing together the core strengths of Alaska and Hawaiian Airlines, we believe we have a tremendous opportunity to drive greater scale, relevance and loyalty in the years ahead, which is what we believe it takes to succeed and deliver value for everyone who depends on us.

At Investor Day in December 2024, we laid out our vision, which we call Alaska Accelerate: Connect our guests to the world with a remarkable travel experience rooted in safety, care, and performance.

We’re on track to unlock $1 billion in incremental pretax profit over the next 3 years through a combination of commercial initiatives and at least $500 million of estimated synergies, returning us to our target of 11% to 13% adjusted pretax margins on our way to delivering at least $10 in earnings per share by 2027.

It all starts with a foundation of strength that we’ve built up over nearly 100 years: Our culture of safety and operational excellence, remarkable care and service, the cost advantage to our industry peers, and to underpin it all, a resilient business model and strong balance sheet.

Our 2024 financial performance underscores the strength of our business model. We generated top three adjusted pretax margin of 7.1%(1) within the U.S. airline industry, inclusive of Hawaiian Airlines since the closing of the acquisition on Sept. 18, 2024. Excluding the 737 MAX grounding impact, our legacy Alaska business would have produced the best margin in the U.S. airline industry. We achieved record revenues of $11.7 billion, driven by the strength of our diversified revenue base, 48% of which was generated through our premium products, loyalty, ancillaries and cargo. This diversification, including our comprehensive premium offerings, continues to be an important differentiator for us among our domestic-focused peers.

The longstanding strength of our balance sheet also remains intact. After closing the Hawaiian Airlines acquisition, we raised $2 billion in the capital markets, borrowing against our valuable Mileage Plan program at among the best rates seen in the industry for such a program. Our net leverage stands at 2.4x(2), still among the best in the industry and with a line of sight to deleveraging toward our target of less than 1.5x by 2026. To underscore our confidence in our business, we repurchased over $300 million in shares during the year, exhausting our existing $1 billion repurchase program, more than offsetting dilution for the year and reducing our share count back in line with 2019 levels. We have already begun repurchases under our newly authorized $1 billion program, and we intend to continue utilizing repurchases as an efficient use of capital given the value our company is poised to deliver over the next few years.

Looking forward, our strategic plan includes four ways we plan to achieve our vision:

Connect our guests to the world: We are a global airline as we unlock the power of our expanded network and widebody aircraft. Honolulu is an international gateway and a top 25 U.S. hub, and we are launching a second gateway from Seattle, starting with Tokyo and Seoul and expanding to a total of 12 widebody long-haul destinations in the years ahead, giving us the most nonstop international nonstops out of Seattle. This expansion comes at a time when the industry is experiencing the strongest U.S. outbound international demand we’ve ever seen.

Be Hawai‘i’s trusted airline: The Hawaiian brand has a lot of equity, built over 95 years. For Hawai‘i residents, we can be their one-stop shop for both domestic and international travel to more than 140 cities across the Alaska Air Group ecosystem. We will be able to take people in Hawai’i to 90% of the places they want to go, up from 70% before the combination. We plan to grow inter-island travel through our new loyalty program for residents called Huaka‘i by Hawaiian, which offers discounts and a free checked bag – including surfboards. We are committed to serving and caring for Hawaiʻi’s communities.

Deliver a remarkable travel experience: We are committed to delivering a remarkable experience for all of our guests, end to end, from booking to destination. To us, this is not just about adding premium seats with more legroom, it’s about investing in our lobbies, our lounges, our partnerships, and our onboard products like our food and beverage program. It’s also about our technology, including our mobile app and modernizing our airports to reduce pain points. Investing in technology also sets us up for the integration of Hawaiian, especially as it relates to enabling dual brands across a single platform. We are rewarding our guests with a valuable Loyalty Program, including new benefits and the launch of a premium credit card focused on rewards for our global travelers, while we plan for a new and rebranded single loyalty program to break the mold of associating Alaska and Hawaiian with specific places and capture the vastness of where we fly.

Diversify our future: Thriving companies focus on the road ahead. That’s how we secure our future for you, our shareholders, our people and their careers, our guests, and everyone who depends on us. We are investing in innovation and our sustainability goals through Alaska Star Ventures and will unlock the potential of AI and new technologies to make our work more efficient. And our new international routes and growing cargo business will lead to diversifying our revenue base with outsized growth in our Cargo business, which is so critical to the communities we serve.

In closing, this combination is not just about bringing together our fleet, our networks, and two amazing groups of people – it's about transforming an organization at a critical moment and creating a future that exceeds the sum of our parts. We set ambitious goals and plan to work hard to achieve them with a relentless focus on driving outcomes rooted in safety, care and performance. Hawaiian Airlines accelerates our strategy and takes us into the next evolution of Alaska Air Group as one of the winners in this industry with a very bright future for all of us.

Thank you for your support, and for your investment in Alaska Air Group.

Patricia Bedient Board Chair	Ben Minicucci President and CEO

(1) - Refer to Appendix E for the reconciliation of adjusted pre-tax margin to GAAP financial measures.

(2) - Adjusted net debt to EBITDAR ratio is reconciled to GAAP financial measures in the Q4 2024 8-K Earnings Release on page 15.

PROXY STATEMENT SUMMARY

Matters to be Voted On

Item for Business	Board Recommendation	Effect of Abstention
1. Elect 10 Directors.	FOR each Director Nominee	None
2. Approve (on an advisory basis) the compensation of the Company’s Named Executive Officers.	FOR	A Vote Against
3. Ratify the appointment of KPMG LLP as the Company's independent registered public accountants for Fiscal Year 2025.	FOR	A Vote Against
4. Approve amendments to the Certificate of Incorporation to comply with U.S. foreign ownership limitations.	FOR	A Vote Against
5. Approve amendments to the Certification of Incorporation to provide exculpation of certain officers and remove obsolete provisions.	FOR	A Vote Against
6. Approve amendments to the Company's 2016 Performance Incentive Plan.	FOR	A Vote Against
7. Approve amendments to the Company's Employee Stock Purchase Plan.	FOR	A Vote Against
8. A shareholder proposal to amend the Company's clawback policy.	AGAINST	A Vote Against

Governance Highlights

As part of Alaska Air Group’s commitment to high ethical standards, our Board follows sound governance practices. Many of these practices are described in more detail in our Corporate Governance Guidelines, which are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

Topic	Practice
Independence	• 9 out of 10 nominees are independent. • Board committees are composed exclusively of independent directors.
Non-Executive Board Chair	• The Board has appointed an independent Board Chair who oversees and has responsibility for the objective evaluation of management decisions.
Executive Sessions	• Independent directors meet regularly, and at least quarterly, without management.
Annual Election	• All directors are elected annually to one-year terms.
Majority Voting	• In uncontested elections, directors are elected by a majority of votes cast.
Director Evaluations
•
The Board and each committee conduct annual self-evaluations of their respective committees and individual director and hold individual discussions with the Board Chair to discuss each director’s self-assessment of his or her contribution prior to any nomination for election at the Annual Meeting.

Stock Ownership	• Each director is expected to hold shares of Alaska Air Group stock equivalent to six times his or her annual cash retainer.
Other Directorships	• Directors must limit the number of other public company boards on which they serve to three or, if they serve as the chair or lead independent director of a public company board, to no more than two.
Shareholder Communications	• The Board has adopted a protocol to allow shareholders with long-term significant holdings of our stock to meet directly with directors on appropriate matters.
No Poison Pill	• The Company does not have a shareholder's rights plan.

Topic	Practice
Proxy Access	• Shareholders may include director nominees in the Company’s proxy statement, subject to certain requirements.
Right to Call Special Meeting	• Shareholders holding 10 percent or more of the outstanding stock have the unfettered right to call a special meeting.
Confidential Voting	• Records that identify the vote of a particular shareholder are kept confidential from the Company except in a proxy contest or as required by law.
Single Voting Class	• Common stock is the only class of voting shares outstanding.
Board Refreshment
•
Directors are subject to term and/or age limits as described in our Corporate Governance Guidelines. Board refreshment is reviewed quarterly by the Governance, Nominating and Corporate Responsibility Committee.

Cybersecurity Practices
•
The Board, through an independent Board committee, oversees the management of cybersecurity, including oversight of appropriate risk mitigation strategies, disclosures, systems, processes and controls.

Artificial Intelligence (AI)	• The Board, through an independent Board committee, oversees our use of an investment in AI.
Corporate Responsibility	• The Board, through independent Board committees, oversees and monitors progress on the Company’s sustainability goals and disclosures.

Our Board

The Board has nominated 10 director nominees for election at the Annual Meeting. Except for Mr. Shimer, who is a nominee for the first time, each director nominee was elected by the Company’s shareholders at the 2024 Annual Meeting and currently serves on the Board. Mr. Thompson has not been nominated for re-election and will retire from his position on our Board on the date of the Annual Meeting.

All nominees meet the New York Stock Exchange (NYSE) governance standards for director independence, except for Mr. Minicucci, who is not independent due to his position as an executive officer of the Company.

Nominee and Principal Occupation	Age	Director Since	Committee Membership
Patricia M. Bedient Former Executive Vice President and CFO The Weyerhaeuser Company	71	2004	Non-Executive Board Chair
James A. Beer Former Chief Financial Officer Atlassian Corporation	64	2017	Innovation (Chair) Audit
Raymond L. Conner Former Vice Chairman The Boeing Company	69	2018	Compensation and Leadership Development (Chair) Safety
Daniel K. Elwell President Elwell & Associates, LLC and Former Deputy and Acting Administrator, Federal Aviation Administration	65	2021	Safety Innovation
Kathleen T. Hogan Chief People Officer and Executive Vice President of Human Resources Microsoft	59	2019	Governance, Nominating and Corporate Responsibility (Chair) Compensation and Leadership Development
Adrienne R. Lofton Vice President, Global Brand Marketing Google	49	2021	Innovation Compensation and Leadership Development
Ben Minicucci President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc.	59	2020
Helvi K. Sandvik President, Kidways LLC and Former President NANA Development Corporation	67	2013	Safety (Chair) Compensation and Leadership Development
Peter A. Shimer Former Chief Financial Officer and Chief Executive Officer Deloitte	62	Nominee
Eric K. Yeaman Founder and Managing Partner, Hoku Capital LLC	57	2012	Audit (Chair) Governance, Nominating and Corporate Responsibility

Board Skills Matrix

The Board recognizes that the unique perspectives and experiences of its members support effective risk management and alignment with the priories of guests, employees, and communities the Company serves. The Board’s nomination process, detailed in the Director Nomination Policy section below, has aided in the identification of candidates with varying qualifications, backgrounds, geography, race, ethnicity, gender and age. The skills of our directors and director nominees listed in the matrix below represent key elements of our business that align with strategic initiatives and are reviewed routinely by the Governance, Nominating and Corporate Responsibility Committee to ensure the appropriate skills are evaluated when reviewing the makeup of the Board.

Name	Bedient	Beer	Conner	Elwell	Hogan	Lofton	Sandvik	Shimer	Yeaman
Director Since	2004	2017	2018	2021	2019	2021	2013	Nominee	2012
Age	71	64	69	65	59	49	67	62	57
Skills Matrix Extensive Experience - X, Moderate Experience- O
Airline/Transportation/Safety		X	X	X		O	O
Branding/Marketing		O	X			X	O	O	O
Business Development/M&A	X	X	X	O	O	X	X	X	X
Climate/Carbon	O		O	X
Cybersecurity	O	X	O	O				O	O
Financial/Accounting	X	X	O	O		O	O	X	X
Government/Public Affairs/Regulatory			X	X			X		O
HR/Organizational Strategy	O	O	X	O	X	O	X	O	O
International Business	O	O	X	O	O	O	X	X	X
Investor Relations	X	X	X			O	X	X	X
Public Company Governance	X	X	X	O	X		X	O	X
Strategy	X	X	X	X	X	X	X	X	X
Technology	O	X	O	X	X	X		X	O
CEO, Active or Retired			Y				Y	Y	Y

Executive Compensation Practices

Our executive compensation program is designed to attract and retain top talent, align with our business strategy, and reward the achievement of key business goals. The following practices help ensure alignment of interests between shareholders and executives and are considered good governance by our Compensation and Leadership Development Committee (the Committee) and historically by the majority of our shareholders.

Topic	Practice
Pay for Performance
•
A significant percentage of total direct compensation is based on the achievement of performance-based goals that the Committee believes are challenging, yet attainable, and align with the Company’s business strategy. Goals apply to executives and employees alike to encourage alignment.
•
The Committee considers Company performance when setting executive pay.

“Say on Pay”	• Annually, we ask shareholders to provide an advisory vote on our NEO pay practices, which the Committee considers when setting pay.
Stock Ownership Requirements	• Our minimum stockholding requirement is 5 times base salary for the CEO, 3 times base salary for executive vice presidents and 1.5 times base salary for senior vice presidents.
Change in Control Agreements
•
We have double-trigger change in control agreements that generally require the consummation of a change in control transaction and termination of employment as a condition to payment of severance benefits. A 3 times compensation multiple applies to the CEO and executive vice presidents and a 2 times compensation multiple applies to senior vice presidents.

Clawback Policy
•
Our policy is enforced by the Committee and, within certain time limitations, requires recovery of incentive cash and/or equity compensation from current and former executive officers if our financial statements must be restated due to material noncompliance with any financial reporting requirement under the securities laws. Our policy also permits recovery from any officer or employee for legal and compliance violations apart from a financial restatement.

Independent Compensation Consultant	• The Committee retains a compensation consultant that does not provide any other services to the Company.
Hedging of Company Stock	• Executive officers and directors are not permitted to engage in transactions that create a hedge against fluctuations in the Alaska Air Group stock price.
Pledging of Company Stock	• Executive officers and directors are not permitted to pledge Alaska Air Group stock as collateral for any obligation.
Severance Tax Gross-Ups	• Our change in control and severance arrangements do not provide for tax gross-ups.
Repricing of Stock Options	• Our equity incentive plan does not permit repricing or exchange of underwater stock options without shareholder approval.
Corporate Impact Metrics	• Carbon emissions reduction goals were included in the 2024 executive short-term incentive pay plans.
Executive Officer Severance Policy	• The Company would seek shareholder approval of severance arrangements with an executive officer if the value would exceed 2.99 times the individual's

Topic	Practice
cash compensation plus the value of any accelerated equity awards, except for change in control, death and disability scenarios.

CORPORATE GOVERNANCE

Board Leadership

The Company’s board leadership has generally included a combined chair-CEO role complemented by a strong independent lead director role or non-executive board chair. However, the Board separates these roles from time to time, at its discretion, as it did in connection with Mr. Minicucci’s transition to CEO in 2021 along with Ms. Bedient's election as Non-Executive Board Chair in 2022.

In deciding whether to separate the CEO and Board Chair roles, the Board considers, among other things, the experience and capacity of the sitting CEO, the rigor of independent director oversight of financial, operational, safety and governance issues, the level of transparency between management and the Board, and the existence of other checks and balances that help ensure independent thinking and decision making by directors.

The Non-Executive Board Chair responsibilities include:

•
presiding at all meetings including but not limited to periodic meetings of independent directors;
•
approving board meeting agendas and meeting schedules to ensure sufficient time for discussion;
•
leading the independent directors’ annual evaluation of the CEO;
•
conducting interviews of independent directors annually, including a discussion of each individual director’s self-assessment of his or her contribution prior to nomination for election at the Annual Meeting and discussing results with the Governance, Nominating and Corporate Responsibility Committee and the Board;
•
along with the chair of the Governance, Nominating and Corporate Responsibility Committee, discussing any proposed changes to committee assignments with each affected director annually in advance of the Governance, Nominating and Corporate Responsibility Committee making committee membership recommendations to the Board;
•
being available for consultation and direct communication on appropriate matters if requested by a major shareholder; and
•
performing such other duties as may be described in the Company’s Corporate Governance Guidelines or requested by the Board.

Executive Sessions

The Board holds executive sessions of independent directors quarterly, in accordance with the Company’s Corporate Governance Guidelines. The Board Chair presides over these executive sessions. Each Committee also holds an executive session of independent directors quarterly (presided over in each case by the respective committee chair) and includes key management personnel, as appropriate, on an individual basis in order to advance risk oversight and transparency.

Risk Oversight

Alaska Air Group has adopted an enterprise-wide risk analysis and oversight program. This program is designed to:

•
identify the various risks faced by the organization;
•
assign responsibility for managing those risks to individual management executives who report directly to the applicable committee; and
•
align those management assignments with appropriate Board-level oversight.

The Company maintains an Enterprise Risk Matrix that is approved annually by the Audit Committee and regularly reviewed by the Board. The Audit Committee also receives quarterly updates regarding the enterprise risk program and an annual in-person review of the program’s status by the audit and quality assurance executive. Under the program, the Audit Committee also works with the audit and quality executive and members of the management executive committee to annually identify the most pressing risk issues for the next year. This subset of the risk matrix is then used as a framework for periodic reports by the designated management executive to the appropriate Board entity for heightened oversight. Furthermore, these areas of emphasis regarding risk are specifically reviewed and discussed with executive management annually and are incorporated into the development of the Company’s strategic objectives for the coming year.

The Company believes that its leadership structure, discussed in detail in the Board Leadership section in this Proxy Statement, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, while facilitating open discussion and communication with independent members of the Board, it ensures that strategic discussions are led by an individual with a deep understanding of the highly technical and complex nature of the airline business.

For specific risk oversight functions, refer to the Board Committee and Risk Oversight Functions section below.

Board Evaluation Process

The Board and its committees engage in a robust Board and committee assessment process each year. This process is designed to elicit candid feedback regarding the areas in which the Board and its committees are doing well and the areas in which it could improve. Some of the topics covered in the assessment include: Board and committee structure, size, composition, skills, tenure and succession planning, the effectiveness of Board and committee chairs, Board strategy and risk oversight, Board agenda, meetings and presentations and Board interactions with management.

The Corporate Secretary's office reviews and summarizes responses from each director's assessment for the Board Chair, the Governance, Nominating and Corporate Responsibility Committee and the committee chairs. The Governance, Nominating and Corporate Responsibility Committee, along with the Board Chair discuss the results of all self-assessments and lead a discussion at the Board meeting with all directors on the results. Each Board committee chair also discusses the results separately with the respective committee.

These results have consistently informed us that the Board and its committees are operating effectively. If there is a need to address concerns or areas for improvement identified in the self-assessment results, the Board Chair leads a discussion with directors and ensures appropriate action is taken.

Director Orientation and Continuing Education

New directors participate in one-on-one introductory meetings with executive leaders and are given presentations on the Company’s strategic plans, financial statements, safety culture and other key issues. Directors are encouraged to enroll in continuing education programs on corporate governance and other critical issues associated with their service on the Company’s board.

Other Directorships

The Board has established limits to other directorships as outlined in the Governance Guidelines. Directors must limit the number of other public company boards (i.e., public company boards other than Alaska Air Group, Inc. and its affiliates’ boards) on which they serve to three, taking into account high expectations for Board attendance, participation and effectiveness on the Board. Unless approved in advance by the Governance, Nominating and Corporate Responsibility Committee and based on the best interests of the Company, directors must limit the number of other public company boards on which they serve to two if they serve as the board chair or lead independent director on one or more total boards. Directors must advise the Board Chair and the chair of the Governance, Nominating and Corporate Responsibility Committee in advance of accepting an invitation to serve on the board of a public company.

This policy is reviewed annually by the Governance, Nominating and Corporate Responsibility Committee, and all directors are in compliance with the policy.

Code of Conduct and Ethics

The Company has adopted the Code of Conduct and Ethics, which applies to all company employees, officers and the Board of Directors and has appointed a Chief Ethics and Compliance Officer. The Code of Conduct and Ethics may be found on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. Information on the Company’s website, however, does not form a part of and is not incorporated by reference to this Proxy Statement. The Company discloses on its website any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, provisions of the Code of Conduct and Ethics granted to directors or executive officers to the extent required by applicable NYSE listing standards and SEC rules.

Insider Trading Policy

We have adopted an insider trading policy and compliance program (the “Insider Trading Policy”) that governs, among other things, purchases, sales, and other dispositions involving our securities by our directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Because our insider trading policies and procedures are designed to address transactions in our securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern our purchase of our securities.

Prohibition of Speculative Transactions in Company Securities

The Company’s insider trading policy prohibits the Company’s directors and executive officers as well as employees in the positions of managing director or above and certain other employees from engaging in certain speculative transactions in the Company’s securities, including short-term trading, short sales, publicly traded options (such as puts, calls or other derivative securities), margin accounts, pledges of Company securities and certain forms of hedging or monetization transactions such as zero-cost collars and forward sale contracts.

Approach to Corporate Impact

Our goal is to “create an airline people love” while creating durable value for our primary stakeholders of employees, customers, shareholders, and communities. We aim to do this by providing safe and reliable air transportation, fostering guest loyalty through exceptional customer service and low fares, maintaining a low-cost structure to compete effectively, and attracting and retaining qualified, engaged employees. We strive to be a responsible company that values financial and operational performance and recognizes our impact on people, the planet and communities.

Through this lens, we generally focus on areas where we have the greatest impact and on the issues most important to our stakeholders.

Corporate Impact Governance and Oversight

Various committees of our Board play a role in our corporate impact work.

•
The Governance, Nominating and Corporate Responsibility Committee of the Board of Directors has governance oversight of our corporate impact goals, disclosures, and related strategy, including in the areas of talent, culture, climate, and corporate reputation. The Committee reviews progress and risks relative to these goals quarterly. Progress updates are shared with the full Board.

•
The Safety Committee receives regular updates on environmental risk, compliance, and policy matters, and assists the Compensation and Leadership Development Committee in setting annual compensation goals related to safety performance.

•
The Compensation and Leadership Development Committee has insight into management’s work to attract, hire, and develop the best talent at our Company, and cultivate an engaged workforce, in part through the setting of annual short term compensation goals.

Alaska Airlines’ SVP for Public Affairs and Sustainability sits on the Executive Committee and has formal responsibility for driving strategy, execution progress, and disclosures related to the company’s corporate impact. This work is developed and continually updated with input from employees, investors, governments, partners, reporting organizations, trade associations and key stakeholders within and outside of the aviation industry, and consistent to evolving frameworks and regulations in our industry.

Disclosure

The Company voluntarily reports annually on progress towards our corporate impact goals. The Company’s 2024 Annual Impact Report, is expected to be published in the second quarter of 2025, will report progress against 2025 goals.

Climate Strategy

In 2021, the Board tapped directors with energy, aviation, finance and governance experience to create a dedicated Climate Working Group. The Climate Working Group engages with management on climate risks and strategy and provides insight into areas such as corporate impact disclosure and elements of our roadmap to support long-term business success, integrating emerging technologies, responding to customer needs, and making progress in the journey for net zero carbon emissions.

Alaska Airlines has publicly reported on our climate impact since 2009. Today, we continue to share our progress toward our 2025 goals regarding carbon emissions, waste and water. Our 2025 goals reflect our focus on running an efficient operation, sustaining our industry-leading recycling program, eliminating the most significant sources of waste from our onboard service, and balancing our water use.

Longer-term, we have outlined a five-part path to achieve net zero by 2040, beginning with actions we can directly manage in our operation today and which enhance business performance. These include: (1) operational efficiency, (2) fleet renewal, (3) sustainable aviation fuels, (4) enabling new technologies including AI, electrification and hydrogen, and (5) utilizing credible carbon offsetting and removals technologies that fit our criteria, as needed, to close gaps to our targets in future years.

Care and Belonging

We remain steadfast in our commitment to recruit, retain, and promote the best talent. This is part of our commitment to Do the Right Thing by our guests, employees, and communities, and to create a culture in which employees can do their best work and best serve the breadth of our customer base. We believe that all who depend on Alaska Air Group deserve respect regardless of race, ethnicity, disability, age, gender, sexual orientation, or gender identity. We are committed to treating every person equally – on and off our aircraft. We will continue to foster a workplace where our employees feel safe, cared for, and trust that they belong.

Community Involvement

We believe in strengthening the communities that our employees, neighbors and guests call home through corporate philanthropy, community engagement, employee volunteerism, and grants from the Alaska Airlines and Hawaiian Airlines Foundations.

Our employees volunteer with many organizations in the communities we serve. The Company also hosts several signature events to engage the community and our employees, such as Aviation Days in Seattle and Portland, which expose young people to the many exciting careers in aviation, and our annual Week of Care, featuring coordinated employee volunteer events across our major hub communities.

We believe deeply in the power of education to enable opportunity, and we support educational opportunities for young people in the communities where we fly—enabling careers in aviation and other fields.

We also contribute travel to transport people for education, medical care, disaster response, and to create special moments through flight.

Political Contributions and Engagement

Public policy affects our ability to achieve Company goals, meet customer needs and generate shareholder value. As such, the Company believes it is important to engage in public policy making processes at the federal, state and local levels, which includes making political contributions where appropriate and permitted by law.

The Company adheres to the highest standards of ethics in engaging in activities to advocate legislative positions that support our business. To ensure contributions are made in a manner consistent with the Company’s goals and shareholder’s interest, the Company has adopted a Policy on Political Contributions and Engagement (the Policy). In the Policy, the Company describes our interests in advocating for policies in support of its business and industry, including through, among other things, participating in trade associations and making political contributions where appropriate and permitted by the law. To enhance transparency, through active links included in the Company’s Policy posted on the Company’s website, the Company discloses its direct political contributions, its contributions made through Alaska Air Group, Inc. Political Action Committee (a separate segregated fund registered with the Federal Elections Commission), as well as its participation in trade associations. The Company updates these disclosures semi-annually (generally in August and February of each year).

The Policy and related disclosures can be found at: https://news.alaskaair.com/investor-relations/governance/. The Policy and related disclosures, however, do not form a part of and is not incorporated by reference to this Proxy Statement

The Governance, Nominating and Corporate Responsibility Committee monitors compliance with the Policy and reviews any changes or updates.

Shareholder Communications

Any shareholder or interested party who wishes to communicate with the Board or any specific director, including the Board Chair (who presides over executive sessions of the independent directors) or with the independent directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•
forward the communication to the director or directors to whom it is addressed or the applicable director with oversight of the topic (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the chair of the Audit Committee for review); or
•
attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or
•
not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance, Nominating and Corporate Responsibility Committee, the Corporate Secretary or Assistant Corporate Secretary presents a summary of all communications received since the last meeting of the Governance, Nominating and Corporate Responsibility Committee and will make those communications available to any director on request.

The Board has also implemented a protocol for shareholder-director engagement that provides long-term holders of a significant percentage of the Company’s stock a process for communicating directly with the Board in person or by phone. Investors may request information regarding engagement with shareholders by contacting the Assistant Corporate Secretary at (206) 392-5380 or by email to allie.wittenberger@alaskaair.com.

Each year, the Company reaches out to shareholders that have requested such engagement or that have demonstrated a long-term, significant investment in the Company. In the past year, the Company sought feedback from shareholders representing approximately 50% of the Company’s common stock on relevant matters related to corporate governance and shareholder value. The feedback from those discussions provided a framework for certain disclosures in this Proxy Statement.

Virtual Meeting Philosophy

The Company has conducted our Annual Meeting as a virtual meeting since 2016. The Company also offers shareholders the option to ask questions via the live chat feature. The Board believes that holding the Annual Meeting in a virtual format provides the opportunity for participation by shareholders with less expense and fewer logistical issues than an in-person meeting. This approach also allows the meetings to remain focused on matters directly relevant to the interests of shareholders in a way that recognizes the value to shareholders of an efficient use of Company resources.

The Board intends that the virtual meeting format provide shareholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•
providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•
providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits;
•
answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;
•
publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and
•
offering separate engagement opportunities with shareholders on appropriate matters of governance or other relevant topics as outlined under the Shareholder Communications section in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1: Election of Directors to One-Year Terms

The Company’s Bylaws (Bylaws) provide that directors shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in the Bylaws. Ten directors have been nominated for election this year and each has consented to serve a one-year term ending in May 2026. There are no family relationships among the directors and our executive officers.

Patricia M. Bedient, 71	Qualifications:

Former Executive Vice President and CFO, The Weyerhaeuser Company Director of Alaska Air Group since 2004 Non-executive Board Chair
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
Business Development and Mergers and Acquisitions Experience

Professional Highlights:

Ms. Bedient was executive vice president for Weyerhaeuser Company, a publicly traded company and one of the world's largest integrated forest products companies, from 2007 until her retirement in 2016. She was Weyerhaeuser's CFO from 2007 until 2016. Ms. Bedient served as senior vice president, finance and strategic planning from 2006 until 2007 and as vice president, strategic planning from 2003, when she joined Weyerhaeuser. A certified public accountant (CPA) since 1978, she served as managing partner of the Seattle office of Arthur Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with the firm. She is a member of the American Institute of CPAs and the Washington Society of CPAs. She also holds a Cyber-Risk Oversight Certificate from the National Association of Corporate Directors. Ms. Bedient currently serves on the Board of Suncor Energy Inc. where she chairs the audit committee and is a member of the governance nominating committee, as well as serving on the Board of Park Hotels & Resorts Inc. as chair of the audit and governance nominating committees.

Current Public Company Board Service:

•
Suncor Energy Inc.
•
Park Hotels & Resorts Inc.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Oregon State University Foundation Board of Trustees
•
Overlake Medical Center Board of Trustees
•
University of Washington Foster School of Business Advisory Board

Education:

•
BS, Oregon State University

James A. Beer, 64	Qualifications:
Former CFO, Atlassian Corporation Director of Alaska Air Group since 2017 Innovation Committee (Chair) Audit Committee
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Cybersecurity and Technology Expertise
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience

Professional Highlights:

Mr. Beer served as CFO at Atlassian Corporation PLC, a publicly traded company, from 2018 until his retirement in 2022. He was executive vice president and CFO for McKesson Corporation from 2013 to 2017 and CFO at Symantec Corp from 2006 to 2013. From 1991 to 2006, he held several management positions, including CFO at AMR Corporation and American Airlines. Mr. Beer served on the ForeScount Technologies, Inc. board of directors from 2016 to 2020 where he served on the audit committee. In 2020, he was appointed to the board of DocuSign, Inc. and serves on its audit and M&A committees. In April 2024, Mr. Beer joined the board of Zscaler, Inc., a leading cyber security firm, where he serves on the audit committee.

Current Public Company Board Service:

•
DocuSign, Inc.
•
Zscaler

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•
BS, Aeronautical Engineering, Imperial College, London University
•
MBA, Harvard Business School

Raymond L. Conner, 69	Qualifications:

Former Vice Chairman, The Boeing Company Director of Alaska Air Group since 2018 Compensation and Leadership Development Committee (Chair) Safety Committee
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Government/Public Affairs/Regulatory Expertise
•
HR/Org. Strategy
•
Investor Relations Expertise
•
Public Company Governance Experience
•
Public Company CEO Experience

Professional Highlights:

Mr. Conner is the former vice chairman of The Boeing Company. Prior to his appointment to vice chairman in 2013, Mr. Conner served in a number of positions with Boeing Commercial Airplanes since 1977, including a variety of roles within the sales, finance and material divisions. Most recently, he served as vice president and general manager of the 777 program (2001-2003), vice president of sales for the Americas (2003 to 2007), vice president and general manager of supply chain management and operations (2008 – 2011), vice president sales, marketing and commercial aviation services (2012), and president and CEO (2013-2017). Mr. Conner has been operating advisor to Clayton, Dubilier & Rice, LLC, a private investment firm, since 2018. He has served as chairman of Pursuit Aerospace, a global manufacturer of complex aircraft engine components since 2023.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Board of Trustees Central Washington University
•
Pursuit Aerospace

Education:

•
BS, Central Washington University
•
MBA, University of Puget Sound

Daniel K. Elwell, 65	Qualifications:

President, Elwell & Associates, LLC Former Deputy and Acting Administrator, Federal Aviation Administration Director of Alaska Air Group since 2021 Safety Committee Innovation Committee
•
Airline/Transportation/Safety Expertise
•
Climate/Carbon Expertise
•
Government/Public Affairs/Regulatory Expertise
•
Technology Expertise

Professional Highlights:

Mr. Elwell is president of Elwell & Associates, LLC. He served as Deputy and Acting Administrator of the Federal Aviation Administration (FAA) from 2017 to 2020, where he was responsible for the safety and efficiency of the largest aerospace system in the world. He also had oversight of the FAA’s multibillion-dollar Next Gen air traffic control modernization program to accelerate the shift from ground-based radar to state-of-the-art satellite technology. Mr. Elwell also served as senior vice president for safety, security and operations at Airlines for America (A4A) from 2013-2015 and was vice president of the Aerospace Industries Association of America, Inc. (AIA) from 2008 to 2013. He is also a former military and commercial pilot. From 2021 to 2024, Mr. Elwell served on the advisory board of Dedrone Holdings, Inc., an airspace security company. In addition, he served on the board of PARSEC Acquisition (a space, transportation, and advanced space special 3 purposes acquisition company) from 2022 to 2024. Mr. Elwell was appointed in 2021 to serve on the advisory board of Asylon Robotics, Inc., a drone security company.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
Joby Aviation, Inc. Advisory Board
•
Asylon Advisory Board
•
AFCO/AVPorts
•
SAAB, Inc., USA SSA Board

Education:

•
BS, U.S. Air Force Academy

Kathleen T. Hogan, 59	Qualifications:

Chief People Officer and Executive Vice President of Human Resources,

Microsoft

Director of Alaska Air Group

since August 2019

Governance, Nominating and Corporate Responsibility Committee (Chair)

Compensation and Leadership Development Committee

•
HR/Org. Strategy
•
Public Company Governance Experience
•
Technology Experience

Professional Highlights:

Ms. Hogan has been the chief people officer executive vice president of human resources for Microsoft Corporation, a publicly traded company, since 2014. She previously served as corporate vice president of Microsoft Services from 2003-2015. Prior to joining Microsoft in 2003, Ms. Hogan was a partner at McKinsey & Co., Inc. and a development manager at Oracle Corporation. She previously led the finance committee for the Puget Sound affiliate of Susan G. Komen for the Cure.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)
•
National Center for Women & Information Technology

Education:

•
BS, Harvard University
•
MBA, Stanford University Graduate School of Business

Adrienne R. Lofton, 49	Qualifications:

Vice President, Global Brand Marketing Google Director of Alaska Air Group since 2021 Compensation and Leadership Development Committee Innovation Committee
•
Brand/Marketing Expertise
•
Technology Experience
•
HR/Org. Strategy

Professional Highlights:

Ms. Lofton has been the vice president of global brand marketing at Google since 2021, where she oversees the integrated consumer experience for Google's platforms and ecosystems portfolio. She previously served as vice president and head of North America marketing at Nike, Inc. from 2018 to 2021, and as Under Armour, Inc.'s senior vice president, of global marketing, operations and philanthropy from 2015 to 2018.

Ms. Lofton has deep cross-industry experience that includes leadership roles at Levi Strauss & Co., where she was chief marketing officer for the global Dockers brand and Target Corporation, where she helped spearhead the company’s multicultural marketing focus and provided cross-categorical leadership across its iconic master brand. She began her career at Gap Inc. and also worked at Starcom Worldwide, Inc., focused on the General Motors portfolio.

Current Non-Public Company Board Service:

•
Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•
BA, Howard University

Ben Minicucci, 59	Qualifications:

President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc. Director of Alaska Air Group since 2020
•
Airline/Transportation/Safety Expertise
•
Business Development and Mergers and Acquisitions Experience
•
Climate/Carbon Expertise
•
Government/Public Affairs/Regulatory Expertise
•
HR/Org. Strategy
•
Investor Relations Expertise
•
Public Company Governance Experience
•
Public Company CEO Experience

Professional Highlights:

Mr. Minicucci has been chief executive officer of Alaska Air Group (Air Group) and Alaska Airlines (Alaska) since 2021. He has been president of Alaska since 2016 and became president of Air Group in 2021. He served as chief operating officer from 2008 until 2019. Mr. Minicucci also served as chief executive officer of Virgin America Inc. from 2016 to 2018. Prior to this, he held various executive positions at Alaska, including executive vice president of operations, vice president of Seattle operations, and staff vice president of maintenance and engineering. Before joining Alaska, Mr. Minicucci had a variety of roles at Air Canada and served in the Canadian Armed Forces for 14 years prior to joining the private aviation sector. Mr. Minicucci served on the board of PG&E Corporation (an energy-based holding company) from 2018 to 2019.

Current Non-Public Company Board Service:

•
University of Washington Michael G. Foster School of Business, Center for Leadership and Strategic Thinking
•
UNCF

Education:

•
BS and MS, Royal Military College of Canada
•
Advanced Management Program, Harvard Business School

Helvi K. Sandvik, 67	Qualifications:

President, Kidways LLC Director of Alaska Air Group since 2013 Safety Committee (Chair) Compensation and Leadership Development Committee	• Business Development and Mergers and Acquisitions Experience • Government/Public Affairs/Regulatory Expertise • HR/Org. Strategy • Public Company Governance Experience • CEO Experience

Professional Highlights:

Ms. Sandvik is president of Kidways LLC, a business management consulting firm. From 1999 to 2016, Ms. Sandvik was president of NANA Development Corporation (NDC), a diversified business engaged in government contracting, oilfield and mining support, professional management services, and engineering and construction. During this time, she oversaw the growth of the NDC from an oil field support services company with revenues of $50 million into a diverse, multi-sector, global enterprise with revenues of $1.5 billion. Prior to that, Ms. Sandvik served in a variety of leadership roles within the Alaska Department of Transportation and Public Facilities, including as director of statewide aviation and deputy commissioner, as well as a variety of public and non-profit leadership roles.

Current Non-Public Company Board Service:
• Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group) • HDR, Inc. • National Center for American Indian Enterprise Development

Education: • BA, Kalamazoo College • MBA, University of Alaska Fairbanks

Peter A. Shimer, 62	Qualifications:

Former CFO and CEO of Deloitte Director Nominee
•
Business Development and Mergers and Acquisitions Experience
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
Technology Expertise
•
CEO Experience

Professional Highlights:

Mr. Shimer served as Deloitte’s interim chief executive officer in 2022 and 2023. He also served as US chief operating officer, chief financial officer, chair of the Deloitte US operating committee, member and chair of the US executive committee, and Seattle managing partner. He has been responsible for operational performance, evaluating major investments—including acquisitions, joint ventures, technology, and innovation—and driving strategic choices in cost leadership across the organization. Mr. Shimer has experience advising C-suite, corporate boards and audit committees on complex business matters, including strategy development, acquisitions/divestitures, financial accounting and reporting, governance, risk management, and compliance matters.

Current Non-Public Company Board Service:

•
Fred Hutchinson Cancer Center

Education:

•
BA, University of Washington

Eric K. Yeaman, 57	Qualifications:

Founder and Managing Partner, Hoku Capital LLC Director of Alaska Air Group since 2012 Audit Committee (Chair) Governance, Nominating and Corporate Responsibility
•
Business Development and Mergers and Acquisitions Experience
•
Financial/Accounting and Investor Relations Expertise
•
Public Company Governance Experience
•
CEO Experience

Professional Highlights:

Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, HI. He was president and COO of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian, Inc., from 2015 to 2019. From 2008 to 2015, he was president and CEO of Hawaiian Telcom, Inc. a telecommunications and technology company serving the state of Hawaii. Prior to that, he was senior executive vice president and COO of Hawaiian Electric Company, Inc. (HECO). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, in 2003 as financial vice president, treasurer and CFO. Prior to joining HEI, Mr. Yeaman held the positions of chief operating and financial officer for Kamehameha Schools from 2000 to 2003. He began his career at Arthur Andersen LLP in 1989.

Current Public Company Board Service:

•
Alexander & Baldwin, Inc.
•
Par Pacific Holdings, Inc.

Current Non-Public Company Board Service:

•
Alaska Airlines, Hawaiian Holdings, and Horizon Air (subsidiaries of Alaska Air Group)
•
DR Fortress, LLC
•
Lanihau Properties, LLC
•
Palani Ranch Company, Inc.
•
Friends of Hawaii Charities, Inc.
•
The Harold K.L. Castle Foundation
•
Hawaii Asia Pacific Association

Education:

•
BA, University of Hawaii at Manoa

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF THE 10 DIRECTOR NOMINEES NAMED ABOVE.

Structure of the Board of Directors

In accordance with Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws, the Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they serve, discussing matters with the Board Chair, CEO and other executives, reviewing materials provided to them, and visiting the Company’s facilities.

Pursuant to the Bylaws, the Board of Directors has established five standing committees: the Audit Committee, the Compensation and Leadership Development Committee, the Governance, Nominating and Corporate Responsibility Committee, the Safety Committee and the Innovation Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee, which they review annually and update as necessary. These charters are posted on and can be accessed at www.alaskaair.com under About Alaska/Investor Relations.

The table below shows the current members and chairs of the standing board committees.

Board Committee Memberships

Name	Audit Committee	Compensation and Leadership Development Committee	Governance, Nominating and Corporate Responsibility Committee	Safety Committee	Innovation Committee
Patricia M. Bedient [1]
James A. Beer	Member				Chair
Raymond L. Conner		Chair		Member
Daniel K. Elwell				Member	Member
Kathleen T. Hogan		Member	Chair
Adrienne R. Lofton		Member			Member
Helvi K. Sandvik		Member		Chair
J. Kenneth Thompson [2]	Member		Member
Eric K. Yeaman	Chair		Member

1 Ms. Bedient serves as the non-executive Board Chair.

2 Mr. Thompson has not been nominated for re-election and will retire from his position on our Board on the date of the Annual Meeting.

Board Committee and Risk Oversight Functions

The principal functions of the standing board committees, pursuant to their respective charters, are as follows:

Audit Committee

With regard to matters pertaining to the independent registered public accountants:

o
appoint them, approve their compensation and oversee their work;
o
review at least annually a written statement regarding their internal quality-control procedures, any material issues raised by their internal quality-control review, and all relationships between the independent accountants and the Company;
o
maintain ongoing discussions as to their independence;
o
pre-approve all auditing and non-auditing services to be performed;
o
review annual audited and quarterly financial statements with management and the independent registered public accountants;

•
review major issues regarding accounting principles and financial statement presentations with management and the independent registered public accountants;
o
receive and review communications required from the independent registered public accountants under applicable rules and standards; and
o
establish clear hiring policies for employees and former employees of the independent registered public accountants.

With regard to matters pertaining to the internal auditors and executive leadership under the VP Audit Programs:

o
review and approve the annual internal audit plan;
o
review the results of internal audit activities;
o
review the structure and resources of the internal audit team; and
o
review and approve any changes to the internal audit charter.

With regard to matters pertaining to information security risk oversight and executive leadership under the Chief Information Security Officer:

o
review and discuss technology, information security (e.g., cybersecurity and ransomware), data privacy risks, artificial intelligence risks and effectiveness of related security controls and cybersecurity response and mitigation efforts.

With regard to matters pertaining to risk oversight, compliance and controls and executive leadership under the VP Audit Programs and Chief Ethics and Compliance Officer:

o
discuss with management policies and practices with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and enterprise risk management;
o
review with management major financial risk exposure and adequacy and effectiveness of associated internal controls;
o
review procedures with respect to appropriateness of significant accounting policies and the adequacy of financial controls;
o
discuss with management, as appropriate, earnings releases and any information provided to analysts and ratings agencies;
o
develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters;
o
review any changes to the corporate compliance program charter and the Company's insider trading policy; and
o
obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.
•
Annually review and reassess the adequacy of the Audit Committee’s charter and its performance.

Compensation and Leadership Development Committee

With regard to matters pertaining to executive and director compensation and executive leadership under Alaska’s SVP People and guidance from an independent consultant:

o
set, review and approve compensation of the CEO and other elected officers of the Company and its subsidiaries; and
o
establish the process for reviewing and approving corporate goals relevant to CEO compensation and for evaluating CEO performance in light of those goals.
•
Set annual goals under the broad-based Performance-Based Pay Plan and Operational Performance Rewards Plan and administer the plans.
•
Grant equity-based awards to elected officers.
•
Administer and review the supplementary retirement plans for elected officers and the equity-based incentive plans.
•
Make recommendations to the Board regarding other executive compensation issues.
•
Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring management benefit committees and approving the membership of those committees and the extension of plan participation to employees of subsidiaries.
•
Approve the terms of employment and severance agreements with elected officers and the form of change-in-control agreements.
•
Review CEO and other management development and succession plans, including standards for assessment of individual development activities and progress.
•
Administer and make recommendations to the Board of Directors with respect to long-term incentive equity plans.
•
Administer, review and modify the Company’s clawback policy regarding recoupment of certain compensation payments.
•
Oversee the development, implementation and progress of the Company's workforce management polices and strategies.
•
Review the report on executive compensation required for the annual proxy statement.
•
Annually review and reassess the adequacy of the Committee’s charter and its performance.

Governance, Nominating and Corporate Responsibility Committee

With regard to matters pertaining to board and governance risk and executive leadership under the CEO, Corporate Secretary and SVP Public Affairs and Sustainability:

•
Develop, monitor and reassess from time to time the Corporate Governance Guidelines.
•
Evaluate the size and composition of the Board.
•
Develop criteria for board membership.
•
Evaluate the independence of existing and prospective members of the Board.
•
Seek and evaluate qualified candidates for election to the Board.
•
Evaluate the nature, structure and composition of other board committees.
•
Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each board committee, including itself.
•
Review and assess sustainability goals, initiatives and performance.
•
Annually review and reassess the adequacy of the Governance and Nominating Committee’s charter and its performance.
•
Review director and officer insurance programs and other key insurance policy coverage.
•
Annually review the Company’s Policy on Political Contributions and Engagement and regularly monitor compliance with such policy.

Safety Committee

With regard to matters pertaining to safety related risk oversight and executive leadership under the VP Safety:

•
Monitor management’s efforts to ensure the safety of the Company's passengers and employees and its subsidiaries.
•
Monitor and assist management in creating a single level of safety culture that achieves the highest possible industry performance measures.
•
Review management’s efforts to ensure aviation security and reduce the risk of security incidents.
•
Monitor Alaska’s and Horizon’s internal evaluation programs which audit safety-related risks.
•
Periodically review with management and outside experts all aspects of airline safety.
•
Evaluate the Company’s health, safety and environmental policies and practices and applicable federal and state standards.
•
Annually review and reassess the adequacy of the Safety Committee’s charter and its performance.
•
Advise the Compensation & Leadership Development Committee on the adoption of safety goals and metrics included in the Company’s compensation programs.

Innovation Committee

With regard to matters pertaining to innovation risk oversight and executive leadership under the Chief Commercial Officer:

•
Review and advise on the Company’s strategy and approach to innovation, including how such innovation improves revenue, guest and employee experiences.
•
Ensure the Company applies an appropriate risk-based methodology in defining an innovation strategy and related investment allocation.
•
Discuss and advise on the Company’s tolerance for adopting emerging or disruptive technology in connection with commercial viability.

•
Review allocation of resources – both financial and human capital – for innovation and to support management’s efforts to execute such strategy.
•
Review and monitor progress for each major initiative’s roadmap and supporting objectives and key results.
•
Discuss and advise on methods to foster a culture of innovation across the Company in support of operational, financial and safety objectives.
•
Review and discuss technology trends that could significantly affect the Company and the business in which it operates, including whether investments in technology partners is required to assist in delivering the Company’s strategy.
•
Review and discuss technology trends, opportunities and products that could affect the Company’s safety performance.
•
Annually review and reassess the adequacy of the Innovation Committee’s charter and its performance.

Board and Committee Meetings

In 2024, the Board of Directors held 5 meetings. The standing board committees held the following number of meetings in 2024:

Audit Committee – 4

Compensation and Leadership Development Committee – 4

Governance, Nominating and Corporate Responsibility Committee – 3

Safety Committee – 4

Innovation Committee – 3

Each director attended at least 75% of all board and applicable committee meetings during 2024. Each director is expected to attend the Company’s Annual Meeting. All directors attended the 2024 annual meeting.

Director Independence

The Board of Directors of the Company has determined that all non-employee directors (Mses. Bedient, Hogan, Lofton and Sandvik and Messrs. Beer, Conner, Elwell, Thompson and Yeaman) and director nominee Mr. Shimer, as well as each member of the Audit Committee, Compensation and Leadership Development Committee, Governance, Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. This evaluation involves consideration of, among other things, certain business relationships that may exist between the Company and a director's employer or clients, including the fact that Mr. Shimer will remain a partner of Deloitte LLP until May 31, 2025, having no relationship to services performed for the Company by the firm and no direct or indirect material interest in such services. Mr. Minicucci is not independent due to his position as our CEO.

The Corporate Governance Guidelines are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. In making its determination, the Board considered any transactions or relationships between the director, members of his or her family and organizations with which that director or family members have an affiliation, on the one hand, and us, our subsidiaries and management, on the other hand.

Specifically, the Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.
The director has not, within the last three years, been employed by and has no immediate family member that has, within the last three years, been an executive officer of the Company.
2.
Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service (provided such compensation is not continent in any way on continued service).
3.
Neither the director nor any immediate family member is a current partner of the Company’s independent accountant’s firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm personally working on the Company’s audit, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and personally worked on the Company’s audit within that time.
4.
Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member as an executive officer.
5.
The director is not currently an employee, and no immediate family member is an executive officer, of another company that made payments to, or received payments from, the Company for property or services in an amount that exceeded 2% of such other company’s gross revenues or $1 million, whichever is greater, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) sharing the director’s home.

The independence standards for members of the Audit Committee provide that, in addition to the foregoing standards that apply to directors generally, they may not receive any compensation other than director’s fees for board and audit committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules. Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or as required by the SEC. The Board has determined that Mr. Yeaman, Mr. Beer and Mr. Shimer are Audit Committee financial experts as defined in SEC rules.

The independence standards for members of the Compensation and Leadership Development Committee provide that, in addition to the foregoing standards that apply to directors generally, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Leadership Development Committee, including the source of compensation of each director and whether each director is affiliated with the Company or any of its subsidiaries or affiliates. Each member of the Company’s Compensation and Leadership Development Committee meets this additional independence requirement in the corporate governance listing standards of the NYSE related to compensation committees.

Director Nomination Policy

Identification of Candidates

1.
Internal Process for Identifying Candidates

The Governance, Nominating and Corporate Responsibility Committee (referred to in this section as the Nominating Committee) has two primary methods for identifying candidates (other than those proposed or nominated by a shareholder of the Company, as discussed below):

•
On a periodic basis, by soliciting ideas for possible candidates from a number of sources, including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and other research.
•
From time to time, using its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Nominating Committee and to undertake such other duties as the Nominating Committee may direct.

Through these processes, the Board believes it has assembled a Board made up of a mix of directors with diverse qualifications, backgrounds, geography, ethnicity, gender and age. The Nominating Committee ensures the pool of candidates includes a diverse slate of candidates.

2.
Candidates Proposed by Shareholders

Shareholders who meet the qualifications outlined below may nominate up to two director candidates for inclusion in the Company’s proxy statement (see Proxy Access Right of Shareholders below). Shareholders who do not meet those qualifications or do not wish to have their director nominees included in the Company’s proxy materials may nominate director candidates and file their own proxy statement to solicit proxies for the election of their director nominees at an annual meeting if they comply with the requirements outlined in the Bylaws and as generally described below under General Nomination Right of All Shareholders. For more information, including the deadlines applicable to the submission of director nominations for next year’s Annual Meeting, see How can I submit a proposal for next year’s annual meeting? in the Questions and Answers section of this Proxy Statement.

Shareholders who wish to propose director candidates for board consideration may do so according to the process outlined in this section under Consideration of Director Candidates Recommended by Shareholders.

The Corporate Secretary will send a copy of the Bylaws to any interested shareholder upon request. The Bylaws are also available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

a.
Proxy Access Right of Shareholders

In December 2015, the Board amended the Bylaws to provide a “proxy access” right to shareholders. We believe our proxy access bylaw is consistent with the prevailing market practice and satisfies the majority of shareholders. Under this proxy access right, a shareholder or a group of up to 20 shareholders owning at least 3% of the Company’s shares continuously for three years may nominate directors constituting up to 20% of the Board, or two nominees, whichever is greater, for election as directors of the Company at an annual meeting and inclusion in the Company’s proxy materials. This right is subject to certain conditions, including complying with the notice, information and consent provisions contained in Article II, Section 10 of the Bylaws. The provisions generally require that written notice of a shareholder’s nomination of one or more persons for election to the Board and inclusion in the Company’s proxy materials be received by the Corporate Secretary of the Company no later than the close of business on the 120th day, and no earlier than the close of business on the 150thday, prior to the first anniversary of the date the Company’s proxy statement was released to shareholders for the previous year’s annual meeting. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, are set forth in Article II, Section 10 of the Bylaws.

b.
General Nomination Right of All Shareholders

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting if the shareholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Bylaws. The provisions generally require that written notice of a shareholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a shareholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws

c.
Consideration of Director Candidates Recommended by Shareholders

The Nominating Committee will evaluate candidates recommended by a single shareholder, or group of shareholders, that have beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfied the notice, information and consent provisions set forth below (such individual or group is referred to as a Qualified Shareholder).

The Nominating Committee will evaluate candidates recommended by a Qualified Shareholder in accordance with the procedures described below.

A Qualified Shareholder may propose a candidate for evaluation by the Nominating Committee by delivering a written notice to the Nominating Committee satisfying each of the requirements described below (the Notice). The Notice must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. No such notice was received in connection with the Annual Meeting.

Any candidate recommended by a Qualified Shareholder must be independent of the Qualified Shareholder in all respects (i.e., free of any material relationship of a personal, professional, financial or business nature from the nominating shareholder), as determined by the Nominating Committee or by applicable law. Any candidate submitted by a Qualified Shareholder must also meet the definition of an “independent director” under applicable NYSE rules. The Notice shall also contain or be accompanied by the information or documentation described below.

o
Proof of stock ownership (including for the required holding period) of the shareholder or group of shareholders is required. The Nominating Committee may determine whether the required stock ownership condition has been satisfied for any shareholder that is the shareholder of record. Any shareholder that is not the shareholder of record must submit such evidence as the Nominating Committee deems reasonable to evidence the required ownership percentage and holding period.
o
A written statement that the shareholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated is required.
o
The name or names of each shareholder submitting the Notice, the name of the candidate, and the written consent of each such shareholder and the candidate to be publicly identified is required.
o
Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”) shall be provided.
o
Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria and the desirable qualities or skills established by the Nominating Committee shall be provided. The Notice must also include a written statement that the shareholder submitting the Notice, and the candidate will make available to the Nominating Committee all information reasonably requested in furtherance of the Nominating Committee’s evaluation of the candidate.
o
Regarding the shareholder submitting the Notice, such person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Exchange Act is required.
o
The signature of each candidate and of each shareholder submitting the Notice is required.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary will promptly forward the Notice to the Board Chair and to the chair of the Nominating Committee.

If, based on the Nominating Committee’s initial screening of a candidate recommended by a Qualified Shareholder, a candidate continues to be of interest to the Nominating Committee, the chair of the Nominating Committee will request that the CEO interview the candidate, and the candidate will be interviewed by one or more Nominating Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Shareholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating Committee’s recommendations with any Qualified Shareholder who made a director candidate recommendation.

The Nominating Committee’s policy on the evaluation of candidates recommended by shareholders who are not Qualified Shareholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Nominating Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. All candidates (whether identified internally or by a shareholder) who, after evaluation, are then recommended by the

Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Evaluation of Candidates

As to each recommended candidate that the Nominating Committee believes merits consideration, the Nominating Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Nominating Committee will then (i) determine if the candidate satisfies the qualifications set forth under Policy on Minimum Qualifications for All Directors below; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Nominating Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Shareholder, provided that incumbents will also be considered on the basis of the Nominating Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Nominating Committee considers, among other things, a prospective director nominee’s relevant experience, intelligence, independence, reputation, age, commitment, ability to work with the CEO and within the Board's culture. The Nominating Committee may also consider a director nominee’s CEO experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, safety, organizational development, information technology, digital marketing, and government and public relations. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Nominating Committee’s (or the Board’s) perceptions about future issues and needs.

For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Nominating Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates.

Certain Relationships and Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which the Company was, is or will be a participant, where the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is any person who is, or at any time since the beginning of the last fiscal year was (i) one of the directors or executive officers or a nominee to become a director, or (ii) any beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of these persons.

Under such policy, once such a transaction by a related person has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arm’s-length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will not participate in the approval or ratification process except to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: employment by the Company of an executive officer unless he or she is an immediate family member of another related person; any compensation paid by the Company to a director pursuant to the non-employee directors compensation policy described below; and a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro-rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or shareholders. The amounts involved in these transactions are below the disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction. Since January 1, 2024, the Company has not participated in, nor are there currently planned, any transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a).

2024 Director Compensation

The following table presents information regarding the compensation paid for 2024 to members of the Board of Directors who were not also the Company’s employees. The compensation paid to Mr. Minicucci for 2024 is presented in the Summary Compensation Table and the related explanatory tables. Mr. Minicucci did not receive additional compensation for his service on the Board.

Our compensation policy for members of the Board who are not employed by the Company or any of its subsidiaries (“non-employee directors”) provides for the director to receive annual cash and stock retainers for their service on the Board. The Board's philosophy on director compensation is to be near the median of compensation paid to non-employee directors of companies in our airline peer group (identified in the CD&A below). Following a market review by the Compensation and Leadership Development Committee's independent consultant in February 2024, the Board approved increases to the annual cash retainer, annual stock retainer and chair retainers to align with the peer group median. The board compensation structure for 2024 was as follows:

•
Annual cash retainer of $90,000;
•
Annual stock retainer of $140,000;
•
Additional annual cash retainer for the non-executive Board Chair of $150,000;
•
Annual retainer of $30,000 for the chair of the Audit Committee, $25,000 for the chair of the Compensation and Leadership Development Committee, and $20,000 for the chairs of the Governance Nominating and Corporate Responsibility Committee, Safety Committee and Innovation Committee; and
•
Additional annual cash retainer for the chair of the Hawaiian Holdings, Inc. (an Alaska Air Group, Inc. subsidiary) board of directors of $20,000.

Under the terms of the Company’s Stock Deferral Plan for Non-Employee Directors, each eligible director may elect in the prior year to receive his or her annual stock retainer in the form of shares that are fully vested at the time of grant or to receive vested deferred stock units for all or a portion of the award that are not paid in shares until his or her termination of service on the Board. If no election is made in the year prior to payment, the director is issued fully vested shares.

The following table presents information regarding the compensation paid for 2024 to the non-employee directors. The compensation paid to Mr. Minicucci for 2024 is presented in the Summary Compensation Table and the related explanatory tables. Mr. Minicucci did not receive additional compensation for his service on the Board.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Patricia M. Bedient	240,043	139,957	19,889	399,889
James A. Beer	110,043	139,957	23,263	273,263
Raymond L. Conner	115,043	139,957	14,981	269,981
Daniel K. Elwell	90,043	139,957	14,981	244,981
Kathleen T. Hogan	110,043	139,957	46,576	296,576
Adrienne R. Lofton	90,043	139,957	12,527	242,527
Helvi K. Sandvik	110,043	139,957	11,877	261,877
J. Kenneth Thompson	90,043	139,957	12,221	242,221
Eric K. Yeaman	120,043	139,957	24,078	284,078

(1)
In May 2024, Mr. Beer, Mr. Elwell, Ms. Hogan, Ms. Lofton and Mr. Yeaman were each granted 3,191 vested and deferred stock units (DSUs), based on their 2023 elections to defer their 2024 stock retainers. Ms. Bedient, Mr. Conner, Ms. Sandvik, and Mr. Thompson were each issued 3,191 vested shares. See discussion of these awards in Note 13 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements included as part of the Company’s 2024 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.
(2)
The non-employee directors do not hold any outstanding stock options. They also do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan (other than the election to receive deferred stock units as noted above). Non-employee directors do not receive pension benefits for their service. As part of each director’s compensation, the non-employee director and the non-employee director’s spouse or domestic partner and eligible dependents are provided complimentary, positive-space transportation on Alaska Airlines, Horizon Air and Hawaiian Airlines, Inc (effective November 10, 2024). Included in the “All Other Compensation” column for each non-employee director is the incremental cost to the Company for providing this travel to the director and any eligible family members. Positive-space travel is a benefit unique to the airline industry. By providing this travel to non-employee directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages non-employee directors to experience and engage with Alaska, Hawaiian and Horizon employees and services. Each director also receives an annual award of $10,000 worth of Mileage Plan Miles that can be, among other things, used to purchase tickets on oneworld partners so that directors can experience partner airlines. The “All Other Compensation” column also includes the value of reimbursements for taxes on the transportation benefits provided to each director. Mr. Yeaman's 'All Other Compensation' total includes $5,722 for services rendered as a member of the Hawaiian Holdings, Inc. Board of Directors from September 1, 2024 through December 31, 2024.

Director Stock Ownership Policy

The Company has adopted a stock ownership policy for directors, although the Company expects directors to act in the Company’s best interests regardless of the number of shares they own. Each non-employee director is expected to hold shares of Company stock having a value equal to at least six times the director’s annual cash retainer, including subsidiary board cash retainers, with such ownership to be achieved within six years of joining the Board. Deferred stock units held by directors, which are 100% vested as of the grant date, count toward the holding requirement even though shares will not be issued with respect to deferred units until the director leaves the Board. All non-employee directors met this requirement as of December 31, 2024.

NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2: Approval (on an Advisory Basis) of the Compensation

of the Company’s Named Executive Officers

The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers (NEOs) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For the NEOs, who are primarily responsible for the overall execution of the Company’s strategy, a high percentage of total direct compensation (meaning base salary, actual short-term incentive pay plus the grant date fair value of equity awards as determined for accounting purposes) is variable and tied to the achievement of specified performance goals and/or the value of the Company’ stock. Results of our incentive-based executive compensation programs are linked to performance on the Company’s strategic goals so that executives’ interests are aligned with shareholder interests. Executive compensation is further structured to be internally equitable, to reward executives for responding successfully to business challenges facing the Company, to drive high performance, and to take into consideration the Company’s size relative to its competitors.

The CD&A describes in more detail the Company’s executive compensation programs and the decisions made by the Compensation and Leadership Development Committee (referred to in this section as the Committee) during 2024.

Our 2024 executive compensation program included three core elements:

Base Salary

In February 2024, the Committee set the annual base salary level for Mr. Minicucci slightly below the median base salary of the chief executive officers in the airline peer group identified in the CD&A and below the 25th percentile (or 27% below median) of the base salaries of chief executive officers in the transportation and travel peer group identified in the CD&A. The Committee set base salaries for the other NEOs at or slightly below the median base salaries in these same peer groups or general industry companies where relevant factoring in tenure, performance and scope of responsibilities, based on data for corresponding positions.

Annual Incentive Pay

The NEOs are eligible to earn annual incentive pay under our Performance Based Pay (PBP) Plan, in which all employees participate with the same performance goals. The PBP Plan is intended to motivate all participants to achieve specified Company goals. For 2024, the plan focused on four key areas: profitability, safety, guest experience and fuel efficiency.

Refer to the CD&A for more detailed information on the structure and payout of the PBP.

Long-term Incentive Pay

Equity-based incentive awards that link executive pay to shareholder value generation are an important element of the Company’s executive compensation program and comprise the largest portion of pay for our NEOs. Long-term equity incentives that vest over three- or four-year periods are awarded annually, including performance stock units (PSUs) and restricted stock units (RSUs). The NEOs’ 2024 equity grant was approximately 50% PSUs and 50% RSUs (based on the grant date value of the awards). The Committee grants equity awards annually which results in overlapping vesting periods that discourage short-term risk taking and align NEOs’ long-term interests with those of shareholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In general, the Committee sets target annual incentive pay and annual equity grants at levels intended to provide executives an opportunity to achieve total direct compensation at approximately the 50th percentile, or approximately at the median, of the target total direct compensation (which we define as base salary, target short-term incentive pay, and the grant date fair value of equity awards as determined for accounting purposes) for comparable positions with the peer companies if the applicable annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

Annual Advisory Say-on-Pay Proposal

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal regarding the compensation paid to the NEOs is advisory only and will not be binding on the Company, the Board or the Committee, nor will it be construed as overruling a decision by the Company, the Board or the Committee or as creating or implying any additional fiduciary duty for the Company, the Board or the Committee. However, the Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. Consistent with the results of an advisory vote at the Company’s 2023 annual meeting concerning the frequency of the advisory vote regarding the compensation paid to the NEOs, stockholders are given an opportunity to cast an advisory vote on NEOs annually, with the next opportunity expected to be in connection with the Company’s annual meeting in 2026.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

Compensation Discussion and Analysis

This CD&A contains a discussion of the material elements of compensation earned by, or awarded to, our named executive officers (NEOs) during 2024:

Ben Minicucci, president and chief executive officer (CEO) of Alaska Air Group and Alaska Airlines;

Shane R. Tackett, executive vice president finance and chief financial officer (CFO) of Alaska Air Group and Alaska Airlines;

Andrew R. Harrison, executive vice president and chief commercial officer (CCO) of Alaska Airlines;

Constance E. von Muehlen, executive vice president and chief operating officer (COO) of Alaska Airlines; and

Kyle B. Levine, senior vice president legal, general counsel and corporate secretary of Alaska Air Group and Alaska Airlines.

Consideration of Say-on-Pay Advisory Vote

Shareholders have an opportunity annually to cast an advisory vote in connection with our executive compensation program. At the 2024 annual meeting, 96% of the votes were cast in favor of the advisory say-on-pay proposal in connection with the Company’s 2023 executive compensation. The Committee believes that this voting result indicates that shareholders generally approve of executive compensation at Alaska Air Group.

Philosophy and Objectives of the Company’s Executive Compensation Program

The philosophy of the Company’s executive compensation program in 2024 was consistent with that of prior years: being conservative stewards of shareholder resources while compensating executives appropriately and competitively and driving superior performance relative to other airlines in North America. Because the NEOs are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their target total direct compensation, approximately 90% for the CEO and 81% for the other NEOs, is variable and tied to Company performance or stock price, thereby providing incentives to achieve goals that we believe help create value for shareholders.

The fundamental objectives of the executive compensation program are:

•
to attract and retain highly qualified executives who share the Company’s values and are committed to its strategic plan by designing the total compensation package to be competitive with an appropriate peer group as there is substantial competition for talent in our key geographies;
•
to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific targets set in the PBP Plan and the Company’s strategic plan; and
•
to align the interests of executives and shareholders by tying a large portion of executives’ total direct compensation (meaning base salary, actual short-term incentive pay and the grant date fair value of equity awards as determined for accounting purposes) to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure and guest satisfaction.

2024 Compensation Actions:

To implement the executive compensation program for 2024, the Committee took the following steps in February 2024:

•
Approved target total direct compensation for Mr. Minicucci that is approximately 89% performance-based, meaning that it is contingent on operational, financial and/or stock price performance. For the other NEOs, the Committee approved target total direct compensation that is, on average, approximately 81% performance-based. (See the Target Total Direct Compensation section below.) Both our short-term and long-term incentive programs contain performance-based metrics and goals that we believe contribute to the long-term success of the Company.
•
Established 2024 performance metrics, goals and participation rates for the PBP Plan. The metrics under this plan include profitability, safety, guest experience, fuel efficiency, and relative industry financial performance. All employees of Alaska Airlines and Horizon Air participated in the 2024 PBP plan and have their bonuses determined using the same goals.
•
Approved long-term incentive equity awards to NEOs. Each NEO's grant consisted of 50% of service-based RSU awards, and 50% of PSU awards that vest only if specified return on invested capital (ROIC) metrics are achieved. We believe these awards and use of ROIC in the PSUs further align executives’ incentives with the creation of long-term value for shareholders.

Compensation Setting Philosophy

In 2024, the Committee targeted the CEO’s base salary just below the median for base salary of the chief executive officers in the airline peer group identified below. The Committee may decide to set the CEO’s salary above or below that percentile after considering other relevant factors. The CEO’s compensation arrangements are generally structured to provide the opportunity to earn total direct compensation up to approximately the 50th percentile of the target total direct compensation of peer companies’ chief executive officers if the applicable annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

For the other NEOs, the Committee generally targets base salary at or about the median of base salaries for comparable positions with the airline peers and provides these executives an opportunity to achieve total direct compensation at the 50th percentile of the target total direct compensation for comparable positions with the peer companies if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

While the Committee generally sets executive pay at the levels indicated above, it may also consider other factors, such as Company performance, individual performance, tenure, retention goals, succession considerations, and internal equity, in determining the compensation levels for executives from year to year as appropriate.

How Executive Compensation is Determined

The Committee’s Role. The Committee reviews and approves the compensation of the NEOs with the assistance of its independent compensation consultant. The Committee also takes into account the CEO’s recommendations for all NEOs excluding himself or herself.

Independent Consultants. The Committee has retained Meridian Compensation Partners, LLC (Meridian) to assist the Committee with its responsibilities related to the Company’s executive and director compensation programs. The Committee considered the following facts in assessing Meridian’s independence as an advisor:

•
Meridian does not provide other services to Alaska Air Group or its subsidiaries. Meridian’s services are limited to providing the Committee with advice and information solely on executive and director compensation and related corporate governance matters.
•
Meridian represented that the amount of fees paid by the Company to Meridian during the 12-month period ended December 31, 2024 represents less than one percent of Meridian’s total annual revenues for the 2024 calendar year.
•
Meridian represented that it maintains policies designed to prevent conflicts of interest, which policies were detailed to the Committee.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee has any business or personal relationship with any member of the Committee.
•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, owns any shares of stock of the Company.

•
Meridian represented that no Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, has any business or personal relationship with any executive officer of the Company.

Based on its review, the Committee has determined that no conflicts of interest exist between the Company and Meridian (or any individuals working on the Company’s account on Meridian’s behalf) and that Meridian is independent.

How the Elements of the Company’s Executive Compensation Program Were Selected

The Committee conducts periodic reviews of the Company’s executive compensation program to assess its alignment with the Committee’s objectives, including in 2024 the goal to consummate the acquisition of Hawaiian Airlines. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and execute its strategic plan and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness, safety, sustainability, and teamwork by key employees whose performance and responsibilities directly affect the performance of the business. The Committee uses both fixed compensation (i.e., base salary) and variable performance-based compensation to achieve a program that we believe is balanced, competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-in-control benefits are intended to attract and retain highly qualified executives and, in the case of salary and benefits, are generally paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and long-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Deterrents to Excessive Risk-Taking

The Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking, to encourage executives to focus on the long-term success of the Company and to align the interests of executives with those of shareholders by:

•
using several different financial, safety, and operational metrics that are directly tied to the Company’s strategy;
•
setting financial, safety and operational goals that are reviewed and approved by the Committee, all members of which the Board has determined to be independent;
•
overlapping the performance periods of awards;
•
incorporating short-term and long-term performance periods of varying lengths;
•
maintaining and monitoring compliance with executive stock ownership requirements;
•
capping the payout of short-term cash incentives and PSUs;
•
allowing the Committee discretion to reduce amounts otherwise payable under certain awards;
•
monitoring market compensation practices of the airline industry;
•
maintaining a recoupment policy that allows the Committee to recover compensation in certain situations;
•
considering internal equity among Company executives; and
•
reflecting the current business challenges and opportunities facing the Company.

The Company does not believe that its compensation programs encourage unnecessary risk-taking that could have a material adverse effect on the Company as a whole.

Executive Pay Mix and the Emphasis on Variable Pay

The Committee believes that emphasis on variable, performance-based compensation for the NEOs is a key element in achieving a pay-for-performance culture and in aligning management’s interests with those of the Company’s shareholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and reward.

Target total direct compensation for the Company’s NEOs is tailored to place a substantial emphasis on variable pay, that is, pay linked to the achievement of specific, measurable performance objectives and subject to variation depending on the degree to which such objectives are achieved. For 2024, the Committee approved target total direct compensation for Mr. Minicucci that is 89% performance-based and/or tied to shareholder value creation. With respect to the other NEOs, the Committee approved target total direct compensation that is on average 81% performance-based upon the achievement of operational and financial performance measures.

Target Total Direct Compensation

The Use of Peer Group Compensation Data

The Committee reviews and analyzes target total direct compensation for the NEOs annually against the compensation provided by a peer group of airline companies to executives in similar positions. In analyzing the information for 2024, the Committee reviewed the target total direct compensation for executives of a peer group of the airlines identified below.

The following companies represent the airline peer group selected by the Committee as a comparator for determining appropriate compensation levels for 2024 (the same peer group that was used in 2023:

•
Air Canada
•
American Airlines Group
•
Delta Air Lines
•
Hawaiian Airlines
•
JetBlue Airways
•
SkyWest
•
Southwest Airlines
•
Spirit Airlines
•
United Airlines Holdings

The Committee chose to include the companies named above in its peer group for the following reasons:

•
they represent a group of sufficient size to present a reasonable indicator of executive compensation levels;
•
they are in the airline industry and their businesses are similar to the Company’s business and the environment in which they compete;
•
the median annual revenue of this group approximates the Company’s annual revenue with ranges for airlines; and
•
the Company competes with these peer companies for talent to fill certain key, industry-related executive positions.

In the aggregate, 2024 target total compensation for the NEOs was generally set in reference to the median for comparable positions at companies in the airline peer group.

In setting 2024 executive compensation, the Committee also reviewed data for 21 companies in the broader transportation and travel industry having median annual revenue similar to the Company’s annual revenues as an additional reference point to assess the Company’s executive compensation program. The companies in this transportation and travel industry peer group include: Air Canada, Avis Budget Group, Booking Holdings, Carnival Corporation, Expedia Group, Inc., Expeditors International of Washington, Inc., Hertz Global Holdings, Hilton Worldwide Holdings, Inc., Hub Group, Inc., Hyatt Hotels, JB Hunt Transport Services, Inc., JetBlue Airways Corporation, Lyft, Marriott International, Inc., Norfolk Southern Corporation, Norwegian Cruise Line Holdings Ltd., Royal Caribbean Cruises Ltd., Ryder System, Inc., Knight-Swift Transportation Holdings, Inc., Wyndham Destinations, Inc., and XPO Logistics, Inc. The peer group listed above is consistent with the 2023 transportation and travel peer group used for this purpose, with the exception of removing Atlas Air, Landstar Systems, Inc. and U-Haul, and adding Booking Holdings, Carnival Corporation, Hertz Global Holdings, Hyatt Hotels, and Lyft. The changes were made to include more of a focus on consumer-oriented companies in the transportation and travel industry.

In the aggregate, target total cash compensation for the NEOs fell below the median for comparable positions at companies in the transportation and travel industry peer group, and target total direct compensation was between approximately the 25th and 50th percentiles. For our CEO, target total cash compensation and target total direct compensation fell below the 25th percentile for chief executive officers within the transportation and travel industry peer group.

In general, the Committee uses this peer group and transportation and travel industry data as background information for its compensation decisions and does not “benchmark” compensation at any particular level relative to the peer companies. Except as otherwise noted in this CD&A, decisions by the Committee are qualitative and the result of the Committee’s business judgment, which is informed by the analysis of the members of the Committee as well as input from, and market data provided by, its independent compensation consultant. The Committee believes that the compensation opportunities provided to the NEOs are appropriate in light of competitive considerations.

The Application of Internal Equity Considerations

In addition to reviewing compensation data for airline and transportation and travel industry peer groups, the Committee believes it is appropriate to consider other principles of compensation, and not rely on market data as the sole basis for setting compensation. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, including internal equity, when determining executive compensation. By also considering internal equity, the Committee can structure executive compensation in a way that helps ensure appropriate compensation in light of atypical internal or external pressures or compensation considerations.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for the NEOs. Base salaries, incentive plan payments, equity awards, option exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and people departments. The Committee uses the compensation tally sheets to help verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

Current Executive Pay Elements

Base Pay

In determining executives’ base salary levels, the Committee considers market compensation data as described above, as well as each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

In 2024, the Committee approved a base salary of $730,000 for Mr. Minicucci effective April 13, 2024, which was below the 50th percentile of salaries for CEOs in the airline peer group.

In 2024, the Committee also approved base salaries for the other NEOs as follows: Mr. Tackett -- $585,200; Mr. Harrison -- $556,900; Ms. von Muehlen -- $475,000; and Mr. Levine -- $564,400, in each case effective as of April 13, 2024. The 2024 base salaries approved for these other NEOs were slightly higher (between 3.5% and 7.5%) than 2023 levels. The approved increases to the CEO’s and other NEO’s base salaries were in consideration of the above-listed rationale.

PBP Short-Term Incentive Pay Plan

The NEOs are eligible to earn annual incentive pay under the PBP Plan, in which all eligible company employees participated in 2024. The PBP Plan is intended to motivate executives and other employees to achieve specific company goals. The Committee aligns the PBP Plan with the Company’s strategic plan by determining a target performance goal for each operational, safety, financial, or fuel efficiency metric (outlined in the 2024 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals.

Target payout opportunities are established for each NEO as a percentage of base salary. These percentages are approved by the Committee after considering market data, performance, tenure, and internal pay parity, among other factors as it deems appropriate.

For the NEOs, the 2024 target participation levels are listed in the table below. The Committee increased Mr. Minicucci’s PBP target opportunity from 105% to 175% in 2024 based on its review of market data along with a preference to increase performance-drive pay and to align our CEO with key strategic operational metrics.

2024 Performance-Based Pay Plan Participation Rates

Name	Target Participation as % of Base Salary
Ben Minicucci	175%
Shane Tackett	95%
Andrew Harrison	95%
Constance von Muehlen	95%
Kyle Levine	75%

Incentive award payments under the PBP Plan range from 0% to 200% of the NEO’s target based on the achievement of performance goals set by the Committee at the beginning of each year. The PBP also includes a margin modifier that can increase the PBP payout based on pre-tax margin industry placement as described below. However, the PBP payout percentage (including the modifier) is capped at 200% of target for executive employees.

For each performance metric, performance at the target level results in a 100% payout of the target amount for that metric, while the payout percentage would be 200% for performance at or above the maximum level and 25% for performance at the threshold level. The payout percentages are interpolated for performance between the levels identified below, but if performance for a particular metric is below the threshold level, no payment will be made as to that metric. The Committee retains discretion to adjust bonus amounts that would otherwise be paid, though no such discretion was applied for 2024.

The long-term success of the Company is highly dependent on running a profitable, safe, sustainable and reliable operation and outperforming the industry. Each of these key strategic objectives is reflected in the metrics of the PBP Plan.

For 2024, the PBP Plan metrics for employees were set as follows:

2024 Performance-Based Pay Metrics

Goal	Weight	Threshold	Target	Maximum
Profitability (1)
Based on the Adjusted Pretax Profit percentage of Alaska Air Group, Inc.	60%	4%	6%	9%
Safety
Based on the change in number of safety reports submitted by Alaska Airlines and Horizon Air employees.	20%	2% increase	5% increase	7% increase
Fuel Efficiency
Fuel Efficiency measured on fuel gallons consumed per flight hour.	10%	858 gallons/flight hour	851 gallons/flight hour	843 gallons/flight hour
Guest Experience
Based on the number of months Alaska marketed flights achieve a "very good" or "excellent" rank on guest responses to the "Day of Travel Experience Survey."	10%	6 months	8 months	10 months

(1)
“Adjusted Pretax Profit” means the net income of Alaska Air Group as computed under GAAP, adjusted for Excluded Items and Alternative Accounting Treatments. “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) performance-based pay, operational performance rewards, or similar such programs as determined in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, should be excluded because recognizing them would not appropriately serve the goals of the PBP Plan. These may include, without limitation, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, significant curtailment gains or losses from retirement plans, the impact of changes in accounting principle, government refunds or assistance and cumulative effect of accounting changes. “Alternative Account Treatments” means expense or income items that, for purposes of calculating Adjusted Pretax Profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Committee, using GAAP accounting methods would not appropriately serve the goals of the PBP Plan. These may include, without limitation, fuel hedge accounting on an “as settled” basis.

The PBP plan also contained a margin modifier based on the Company's full-year Adjusted Pre-Tax Profit compared to results for corresponding metrics reported by five competitors (Delta, United, American, Southwest and JetBlue). The modifier provides the possibility to increase the payout percentage by 60 points for first place, 40 points for second place and 20 points for third place with no increase if the Company places below third place as compared to the five competitors defined above. We believe profitable growth creates value for all our stakeholders. Implementing a profit modifier builds on our baseline profitability threshold, allowing us to create further alignment with our long-term financial goals of industry outperformance and to recognize our employees for contributing to that success. Ultimately, stronger outperformance allows greater reinvestment in our business to fuel more growth, fosters our culture, and provides the foundation for attractive shareholder returns, further solidifying our strong position in the marketplace.

As noted above, the PBP plan's target financial, safety, operational and fuel efficiency goals are generally consistent with the strategic plan that is approved by the Board. Maximum goals correlate to superior performance, while threshold goals generally correlate to what the Committee believes is an acceptable, but minimal, level of performance as compared to the prior year.

Safety continues to be the Company's top priority. To reflect the Company's unwavering commitment to safety, the Committee increased the percentage payout under the safety metric from 10% to 20%. Including a safety metric in this broad-based plan reinforces the message that every employee ‘owns safety’.

The Committee also included a guest experience and fuel efficiency goal as a PBP plan metric for 2024 to align on operational excellence and the Company's short and long-term sustainability goals which aid in delivering financial results.

The Committee believes that using adjusted non-GAAP measures, as defined in the footnotes to the 2024 Performance-Based Pay Metrics table above, such as Adjusted Pre-Tax Profit, rather than GAAP measures, more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward. In addition, by removing the short-term impact of certain business decisions (such as the gain or loss on disposition of capital assets), we believe the use of adjusted measures encourages executives to make decisions that are in the best interest of the Company over the long term.

The table below presents the actual performance results and payout percentages for the 2024 PBP Plan.

2024 PBP Pay Calculation

PBP Metrics	Actual	% of Target Achieved	Weight	Payout %
Profit	9.04%	200.0%	60%	120.00%
Safety	6.37%	168.6%	20%	33.72%
Guest Experience	3 out of 12	0%	10%	0%
Fuel Efficiency	846.62	154.8%	10%	15.48%
Initial PBP Payout %				169.20%
Margin Modifier Placement	1st		+	60.0%
Total PBP Payout as a % of Target Participation rate			=	229.20%
Less Cap Reduction at 200%			=	200.00%

As noted above, PBP payout percentage (including any increase for the modifier) is capped at 200% for executive employees.

In addition, all the Company’s employees, including the NEOs, participate in a separate annual incentive plan called the Operational Performance Reward (OPR) Plan, which pays a monthly incentive of up to $150 to all employees when certain operational performance targets are met. 50% of the award is based on the achievement of division specific safety metrics. These safety metrics are designed to identify and mitigate risk in top safety areas across the companies. The divisions have authority to update the safety metrics throughout the year if they identify rising risk in another area and/or if the goals have been met on existing metrics. The remaining 50% is based on on-time performance. The maximum annual payout for each employee is $1,800. In 2024, each NEO earned $869 under the OPR Plan.

Long-Term Equity-Based Incentive Compensation

Long-term equity incentive awards that link executive pay to shareholder value are the largest important element of the Company’s executive compensation program. Long-term equity incentives that vest over three year periods are awarded annually, resulting in overlapping vesting periods. As the value of the awards is dependent on our stock price, the awards are designed to further align NEOs’ interests with those of shareholders. In addition, equity awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture. The Company’s 2024 equity grant structure is described below.

Restricted Stock Units. The Committee grants 50% of each NEO’s annual long-term incentive award value in the form of time-based restricted stock units (“RSUs”). If employment requirements are met, the RSUs vest ratably over a three-year period and, upon vesting, are paid in shares of Alaska Air Group common stock. The RSUs provide a long-term retention incentive through the vesting period that requires continued service to the Company and aligns with market practice. The RSUs are also designed to further link executives’ interests with those of Alaska Air Group’s shareholders, as the value of the RSUs is based on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested RSUs.

Performance Stock Units. The Committee also grants 50% of each NEO’s annual long-term incentive award value in the form of performance-based stock units (“PSUs”). The PSUs vest only if the Company achieves performance goals established by the Committee for the three-year performance period covered by the award. PSUs also provide a retention incentive as vesting is generally contingent on continued employment through the performance period (although all or a portion of the award may remain eligible to vest if the executive’s employment ends in certain circumstances). Like RSUs, the PSUs help align the executives’ interests with those of shareholders as their value depends on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested PSUs.

PSUs Granted in 2024. For the PSU awards granted to the NEOs in March 2024 with a January 1, 2024 through December 31, 2026 performance period, the vesting is based on ROIC performance.

Prior to the COVID-19 crisis, the Company regularly included ROIC within the PSU framework. The unforeseeable financial impacts of COVID-19 eliminated possible achievement of ROIC goals notwithstanding the executive team having continued to drive out-performance versus industry peers on many critical metrics throughout the entirety of the pandemic. Given the then uncertainty or confidence in forward forecasts during that time, we moved to using our total shareholder return (“TSR”) and other key metrics of focus for the PSU structure.

Adopting ROIC for the 2024 plan year returned the Company’s incentive structure to align more clearly with our need to continue to prioritize returns and value creation over the long-term given a stabilized outlook relative to during the pandemic.

Due to the complex industry environment and the acquisition of Hawaiian Airlines, Inc., the Committee elected to set the ROIC goals for the PSUs annually at the beginning of each calendar year during the three-year performance period. At the end of three year performance period, the final results will be calculated using a simple average of the three-year achievement to determine any payout. The Committee believes that setting the targets annually is appropriate given the uncertainty of closing the Hawaiian Airlines acquisition at the time the goals were set, as well as the risk of other exogenous factors outside our control that materially lowers the Company’s ability to generate target returns in the short term. This structure continues to hold our NEOs accountable to sustained long-term performance. The Return on Invested Capital (ROIC) targets established for 2024 are set forth in the table below.

The percentage of the PSUs that vest ranges from 0% to 200% of the target number of units subject to the award, depending on the achievement of the Company’s goals for the performance period. The Committee retains discretion to reduce vesting percentages.

2024 Performance Stock Unit Award Metrics (2024-2026 Performance Period)

RETURN ON INVESTED CAPITAL METRICS JANUARY 1, 2024 – DECEMBER 31, 2024 (1)
ROIC January 1, 2024 - December 31, 2024 (2)	Percentage of ROIC Stock Units that Vest for 2024 portion of the Performance Period
8.5% and above	200%
7.5%	100%
6%	50%
Below 6%	0%

(1)
Payout percentages will be linearly interpolated for performance between the levels identified above.
(2)
As described above, ROIC metrics for 2025 and 2026 will be set by the Committee at the start of the related fiscal year.

ROIC for 2024 (the first of the three years under the performance period) was 10.5%, exceeding the maximum target of 8.5%, representing a 200% payout for the 2024 performance year.

PSUs Granted Before 2024. In February 2021, the Committee approved grants of PSUs to the NEOs for the January 1, 2021 through December 31, 2023 performance period. In February 2024, the Committee approved a payout of these PSUs at a rate of 75%. Such performance stock awards were based 80% on the Company’s TSR performance relative to the following airline peer group: Air Canada, American Airlines Group, Delta Air Lines, Hawaiian Holdings, JetBlue Airways, SkyWest, Southwest Airlines, Spirit Airlines, and United Continental Holdings. The Company’s TSR performance ranked sixth among these nine peers, resulting in a 90% payout for that metric. The PSU awards granted in 2021 were also based 20% on achievement of the Company’s leadership representation goals set by the Committee. The Company did not achieve threshold performance for these leadership representation goals, resulting in a 0% payout for that metric.

The Committee also granted PSUs in 2022 and 2023 with three-year performance periods beginning in January of each respective year.

The PSU awards granted in 2022 are scheduled to vest at the end of the January 1, 2022 through December 31, 2024 performance period and are based 80% on the Company’s TSR performance relative to the same airline peer group that was used for the 2021 awards, adjusted to exclude Hawaiian Airlines due to the acquisition closing during 2024, and 20% on the Company’s progress towards advancing leadership representation goals at the senior leadership level. In February 2025, the Committee approved a payout of these PSUs at a rate of 112%. The Company’s TSR performance ranked forth among the nine peers, resulting in a 140% payout for that metric and the Company did not achieve threshold performance for these leadership representation goals, resulting in a 0% payout for that metric.

The PSU awards granted in 2023 are scheduled to vest at the end of the January 1, 2023 through December 31, 2025 performance period and are based 80% on the Company’s TSR performance relative to the same airline peer group that was used for the 2021 awards, adjusted to exclude Hawaiian Airlines due to the acquisition closing during 2024, and 20% on the Company’s progress towards advancing leadership representation at the senior leadership level.

Equity Award Guidelines. The Committee considers and generally follows equity grant guidelines that are based on the target total direct compensation levels and pay mix for each NEO described above. Target equity grant date values, when combined with the base salary and annual target incentive opportunity described above, are designed to achieve target total direct compensation for the NEOs at or about the 50th percentile of the peer group data for executives in comparable positions. The Committee may adjust target equity grant date values to the NEOs based on the Committee’s general assessment of:

•
the individual’s contribution to the success of the Company’s financial performance;
•
internal pay equity;
•
the individual’s performance of job responsibilities; and
•
the accounting impact to the Company and potential dilution effects of the grant.

The Committee believes that RSUs and PSUs each provide incentives that are important to the Company’s executive compensation program as a whole. Therefore, the Committee generally awards a mix of these instruments to the NEOs when approving annual equity awards.

2024 Annual Equity Awards. For 2024, the target equity grant date value and mix of the long-term incentive awards granted to the NEOs are shown in the table below. The grant values for 2024 were determined based on various factors, such as references to market data, company performance, individual performance, strategic initiatives, internal equity, retention and alignment with shareholders.

2024 Annual Equity Award Target Values. The values in the table below represents the target dollar value of annual PSU and RSU awards granted in 2024 identified in the table above. The Company converts the target value allocated to each type of award into a number of shares to be subject to the award by dividing the dollar value by an average 30-day trailing closing stock price. The actual grant date fair value of each award as determined for accounting purposes (which are disclosed in the executive compensation tables below) will vary from our target award values due to required accounting methodologies. For more information on these awards, see the 2024 Grants of Plan-Based Awards table below.

Annual Equity Target Values

Name	RSUs (50% of Total Grant)	PSUs (50% of Total Grant)	Total Target Equity Value
Ben Minicucci	$2,577,811	$2,577,811	$5,155,622
Shane Tackett	$1,159,939	$1,159,939	$2,319,878
Andrew Harrison	$1,005,256	$1,005,256	$2,010,512
Constance von Muehlen	$1,005,256	$1,005,256	$2,010,512
Kyle Levine	$670,170	$670,170	$1,340,340

Timing of Equity Grants. In general, the Committee’s practice has generally been to grant annual equity awards at its first meeting of each fiscal year, which is usually scheduled well in advance. Additionally, the Committee retains discretion to grant equity awards at other times when and as the Committee may determine to be appropriate. The release of material nonpublic information is not taken into account in determining the timing and terms of equity award grants, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Perquisites and Personal Benefits

In 2024, we provided our NEOs with limited perquisites as described in note (5) to the Summary Compensation Table below, including travel privileges unique to the airline industry. By providing positive-space travel and Mileage Plan miles to the NEOs, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for the NEOs to connect with the Company’s front-line employees

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the NEOs under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. All eligible employees, including the NEOs, participate in the Company’s 401(k) plan. One NEO participates in the Retirement Plan for Salaried Employees (the Salaried Retirement Plan), a tax-qualified defined benefit plan which was frozen on January 1, 2014 at its then-current benefit levels. The benefits that would otherwise be provided to participants under the Salaried Retirement Plan are required to be limited under the Internal Revenue Code.

In light of the freeze on the Company’s Salaried Retirement Plan effective January 1, 2014, all NEOs participate in the Company’s Defined Contribution Officers Supplementary Retirement Plan (DC Supplementary Retirement Plan), which is a nonqualified defined contribution plan.

The NEOs are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred. The interest earned on this deferred compensation is similar to what an ordinary investor could earn in the market.

Please see the tables under Pension and Other Retirement Plans and 2024 Nonqualified Deferred Compensation and the information following the tables for a description of these plans.

Stock Ownership Policy

The Committee believes that requiring significant stock ownership by executives further aligns their interests with those of shareholders. Within five years of election or promotion to a position with a greater holding requirement, each executive officer is expected to beneficially own a number of shares of the Company’s common stock with a fair market value equal to or in excess of a specified multiple of the individual’s base salary as follows:

•
five times base salary for the CEO;
•
three times base salary for the executive vice presidents; and;
•
one and a half times base salary for the senior vice presidents.

Executives are required to retain 50% of any shares of common stock acquired in connection with the vesting of RSUs and PSUs until the holding requirement is reached. Unexercised stock options, unvested RSUs and unvested PSUs do not count toward satisfaction of the ownership requirements. As of December 31, 2024, all NEOs were compliant with the stock ownership policy.

Recoupment of Certain Compensation Payments

In accordance with SEC and NYSE requirements, the Board has adopted a compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless the costs of recovery would exceed the amount of the compensation to be recovered, we must seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results. The policy also provides that in the event of such a restatement, the Committee may, in its discretion, seek recovery of incentive awards or payments made to other employees who participate in our incentive programs and are not current or former executive officers.

In addition, the policy provides that the Committee may, in its discretion, direct the Company to seek recovery of payments or awards, or to effect forfeiture of unpaid or unvested payments or awards, if within three years of the payment or award, the Company concludes based on credible evidence that a current or former executive officer, or any other employee who participates in our incentive programs, committed a legal or compliance violation in connection with his or her employment (except in the case of a current or former executive officer, for whom a legal or compliance violation may be a basis for recovery under the policy if the violation causes reputational harm to the Company, even if the violation is not connected to employment duties), including but not limited to sexual misconduct, a substance abuse offense, a violation of the Company’s policies, Code of Conduct and Ethics, Company policies, or a violation of non-competition, non-solicitation, non-disparagement or confidentiality covenants.

Agreements Regarding Change in Control and Termination

The Company has change-in-control agreements with the NEOs that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change in control.

The Company has entered into change-in-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-in-control transaction would create uncertainty and disruption during a critical time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) actual or constructive termination of employment and (2) the consummation of a change-in-control transaction. The Committee believes that the NEOs should be entitled to receive cash severance benefits only if both conditions are met. Once the change-in-control event occurs, the NEO’s severance and other benefits payable under the contract begin to diminish with time so long as the executive’s employment continues, until ultimate expiration of the agreement 36 months later for Mr. Minicucci and the executive vice presidents and 24 months later for Mr. Levine. None of the Company’s change-in-control agreements provide for reimbursement of excise taxes.

Executive Officer Severance Policy

On February 13, 2023, the Committee implemented a policy requiring the Company to obtain shareholder ratification of any new or renewed severance arrangement (aside from one arising from our dual-trigger change in control agreement terms) with an executive officer if the value of cash payments, perquisites and any equity acceleration (calculated pursuant to Section 280G of the U.S. Internal Revenue Code), exceeds 2.99 times the sum of the executive officer’s base salary plus the average value of earned short-term incentive pay plan bonuses measured over the prior three years.

Policy with Respect to Section 162(m)

Federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by a company’s compensation committee under a plan approved by the company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Committee notes this deductibility limitation. However, the Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Compensation and Leadership Development Committee Report

The Committee has certain duties and powers as described in its charter. The Committee is currently composed of four non-employee directors who are named at the end of this report, each of whom the Board has determined is independent as defined by NYSE listing standards.

The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis section be incorporated by reference in the Company’s 2024 Annual Report on Form 10-K filed with the SEC and the Company’s 2025 Proxy Statement. (1)

Compensation and Leadership Development Committee of the Board of Directors

Raymond L. Conner, Chair

Kathleen T. Hogan, Member

Adrienne R. Lofton, Member

Helvi Sandvik, Member

(1)
SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

Compensation and Leadership Development Committee Interlocks

and Insider Participation

Mr. Conner, Ms. Hogan, Ms. Lofton, and Ms. Sandvik were members of the Compensation and Leadership Development Committee during all of 2024. No director who served on the Committee during 2024 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During 2024, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where the entity’s executive officers also served as a director or member of the Company’s Compensation and Leadership Development Committee.

2024 Summary Compensation Table

The following table presents information regarding compensation for services rendered during 2024 for the CEO, the CFO, and the three other most highly compensated executive officers. These individuals are referred to as the NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Stock Awards (1)(2) ($)	Option Awards (1) ($)	Non- Equity Incentive Plan Compen- sation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)
Ben Minicucci	2024	705,385	5,155,622	—	2,469,715	—	315,261	8,645,983
CEO	2023	637,692	7,969,932	—	1,224,388	94,596	386,446	10,313,054
Alaska Air Group	2022	600,769	3,044,242	842,151	1,803,021	—	197,798	6,487,981

Shane Tackett	2024	577,446	2,319,878	—	1,098,017	—	225,481	4,220,822
EVP Finance & CFO	2023	552,462	4,011,210	—	672,243	91,725	297,066	5,624,706
Alaska Air Group	2022	527,654	1,498,951	414,608	1,003,255	—	166,427	3,610,895

Andrew Harrison	2024	551,085	2,010,512	—	1,047,930	18,572	248,959	3,877,058
EVP & CCO	2023	530,923	2,915,973	—	646,073	100,332	379,649	4,572,950
Alaska Airlines	2022	507,308	1,498,951	414,608	964,598	—	187,451	3,572,916

Constance von Muhelen	2024	465,769	2,010,512	—	885,830	—	136,864	3,498,975
EVP & COO	2023	438,908	2,993,735	404,923	534,270	32,823	173,348	4,578,007
Alaska Air Group	2022	417,446	1,170,553	323,832	793,861	—	88,520	2,794,212

Kyle Levine (6)	2024	552,277	1,340,340	—	829,284	—	168,679	2,890,580
SVP General Counsel & CCEO	2023	494,292	2,350,784	102,803	475,125	19,687	211,946	3,654,637
Alaska Airlines	2022

(1)
The amounts reported in the Stock Awards and Option Awards columns of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 13 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2024 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference (and, as to awards granted in prior fiscal years, the corresponding note to the financial statements in the Company’s Form 10-K for that year). For more information about the stock awards granted in 2024 to the NEOs, please see the discussion under 2024 Grants of Plan-Based Awards below.
(2)
The amounts reported in Stock Awards column of the table above also include the grant date fair value of performance-based stock unit awards granted in 2022, 2023 and 2024 to the NEOs based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. For the performance stock awards granted in 2024, the probable outcome was determined based on the target number of PSUs subject to the award. A Monte Carlo simulation is used to determine the probable outcome of the TSR performance-based conditions applicable to the performance stock awards granted in 2022 and 2023. The 2022 and 2023 awards also included a diversity and inclusion metric which was recorded and reported at target fair value on the day of grant. The following table presents the aggregate grant date fair value of these performance-based awards included in the Stock Awards column for 2022, 2023 and 2024 and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2022 Performance Awards		2023 Performance Awards		2024 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)
Name	($)	($)	($)	($)	($)	($)
Ben Minicucci	2,207,752	3,345,958	1,975,935	3,296,489	2,577,811	5,155,622
Shane Tackett	1,087,073	1,647,514	911,271	1,520,291	1,159,939	2,319,878
Andrew Harrison	1,087,073	1,647,514	858,795	1,432,744	1,005,256	2,010,512
Constance von Muehlen	848,911	1,286,566	664,027	1,107,809	1,005,256	2,010,512
Kyle Levine (6)	—	—	390,545	651,553	670,170	1,340,340

(3)
The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above includes compensation awarded under the Performance-Based Pay Plan and Operational Performance Rewards Plan, each as further described in the Compensation Discussion and Analysis.
(4)
The amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Salaried Retirement Plan and the Supplementary Retirement Plan, both defined benefit plans. The number included in this column is an estimate of the current value of future payments under these plans and does not represent value received in the year presented. For the NEOs, company contributions to the DC Supplementary Retirement Plan in lieu of the defined-benefit plan are reported in the All Other Compensation column and detailed in the table in Footnote (5) below. Mr. Tackett’s pension benefits in the Salaried Retirement Plan were “hard frozen” effective January 1, 2014. This means that the benefit payments due upon his retirement were fixed based on his years of service and earnings as of that date. The amount reported in this column also includes any above-market earnings NEOs received on their accounts under the non-qualified deferred compensation plans.
(5)
The following table presents detailed information on the types and amounts of compensation reported for the NEOs in the “All Other Compensation” column of the Summary Compensation Table.

			Life Insurance			Travel
Name	Company Contribution to 401(k) Account ($)	Company Contribution to DC-OSRP Account ($)	Additional 'Life Insurance Premium ($)	Taxes Paid on Additional Life Insurance Premium ($)	Life Insurance Premium Over $50K ($)	Travel Benefits(1) ($)	Reimbursement of Taxes Paid on Travel Benefits ($)	Reimbursement of Tax Paid on Business Travel Income(2) ($)	Financial Planning ($)	Other(3) ($)	Total “All Other Compensation” ($)
Ben Minicucci	25,875	195,937	87	57	6,192	32,980	21,397	15,181	13,800	3,755	315,261
Shane Tackett	45,274	113,539	210	136	2,160	30,331	19,679	9,596	—	4,555	225,480
Andrew Harrison	25,875	111,686	234	152	3,312	56,868	36,896	11,191	990	1,755	248,959
Constance von Muehlen	25,875	49,055	303	197	6,192	24,998	16,219	10,271	—	3,755	136,865
Kyle Levine	26,052	51,107	228	148	3,312	48,823	31,676	4,579	—	2,755	168,680

(1) Includes personal travel amounts which are based on actual ticket fares at time of purchase with a slight discount for the refundable convenience and the value of Mileage Plan Miles that are annually granted to executives.

(2) Amount of income tax paid to the State of California for time spent working in California including any grossed up values.

(3) Includes the Company’s cost of providing a Company lounge membership and the above-market amount paid for accidental death and dismemberment insurance premiums, and any company match on charitable contributions, and an annual physical, if applicable.

(6) Mr. Levine was not an NEO prior to 2023; therefore, only his 2023 and 2024 compensation is included in the table.

2024 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the NEOs in 2024. Please see the PBP Short-Term Incentive Pay Plan section in the CD&A for a description of the material terms of the non-equity incentive plan awards reported in the table and the Long-Term Equity-Based Incentive Compensation section in the CD&A for a description of the material terms of the equity-based awards reported in the table. Each of the equity-based awards reported below was granted under the Company’s 2016 Performance Incentive Plan (2016 Plan).

		Estimated Further Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Ben Minicucci
RSUs Annual Award	3/19/2024							68,160			2,577,811
PSUs Annual Award	3/19/2024				34,080	68,160	136,320				2,577,811
PBP Plan		638,750	1,277,500	2,555,000
Shane Tackett
RSUs Annual Award	3/19/2024							30,670			1,159,939
PSUs Annual Award	3/19/2024				15,335	30,670	61,340				1,159,939
PBP Plan		266,000	532,000	1,064,000
Andrew Harrison
RSUs Annual Award	3/19/2024							26,580			1,005,256
PSUs Annual Award	3/19/2024				13,290	26,580	53,160				1,005,256
PBP Plan		264,528	529,055	1,058,110
Constance von Muehlen
RSUs Annual Award	3/19/2024							26,580			1,005,256
PSUs Annual Award	3/19/2024				13,290	26,580	53,160				1,005,256
PBP Plan		225,625	451,250	902,500
Kyle Levine
RSUs Annual Award	3/19/2024							17,720			670,170
PSUs Annual Award	3/19/2024				8,860	17,720	35,440				670,170
PBP Plan		211,650	423,300	846,600

Key: RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP – Performance-Based Pay Plan

(1)
The amounts reported in this column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards and option awards contained in Note 13 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2024 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each NEO as of December 31, 2024, including the vesting dates for the portions of these awards that had not vested as of that date.

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)
Ben Minicucci
	2/10/2015	9,861	0		65.370	2/10/2025
	2/9/2016	12,000	0		65.630	2/9/2026
	2/14/2017	10,130	0		96.300	2/14/2027
	2/13/2018	24,230	0		66.890	2/13/2028
	10/2/2018	680	0		66.260	10/2/2028
	2/14/2019	28,690	0		66.570	2/14/2029
	2/11/2020	32,510	0		64.550	2/11/2030
	11/5/2020	12,700	0		39.180	11/5/2030
	11/5/2020	40,648	10,162	(2)	39.180	11/5/2030	3,942	(2)	255,245
	2/25/2021	23,355	7,785	(3)	65.560	2/25/2031
	2/7/2022	17,905	17,905	(4)	55.360	2/7/2032	8,475	(4)	548,756
	5/2/2023						6,635	(5)	429,616
	5/4/2023						39,160	(6)	2,535,610	39,160	(10)	5,071,220
	3/19/2024						68,160	(7)	4,413,360	68,160	(10)	8,826,720
Shane Tackett
	2/10/2015	925	0		65.370	2/10/2025
	2/9/2016	1,750	0		65.630	2/9/2026
	2/14/2017	1,860	0		96.300	2/14/2027
	8/3/2017	780	0		84.990	8/3/2027
	2/13/2018	7,740	0		66.890	2/13/2028
	9/10/2018	3,770	0		68.150	9/10/2028
	2/14/2019	15,180	0		66.570	2/14/2029
	2/11/2020	22,750	0		64.550	2/11/2030
	11/5/2020	8,470	0		39.180	11/5/2030
	2/9/2021	13,612	4,538	(8)	55.740	2/9/2031
	2/7/2022	8,815	8,815	(4)	55.360	2/7/2032	3,770	(4)	244,108
	5/2/2023						3,670	(5)	237,633
	5/4/2023						18,060	(6)	1,169,385	18,060	(10)	2,338,770
	3/19/2024						30,670	(7)	1,985,883	30,670	(10)	3,971,765

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)

Andrew Harrison
	2/10/2015	3,145	0		65.370	2/10/2025
	2/9/2016	5,483	0		65.630	2/9/2026
	2/14/2017	7,410	0		96.300	2/14/2027
	2/13/2018	17,660	0		66.890	2/13/2028
	2/14/2019	20,280	0		66.570	2/14/2029
	2/11/2020	22,750	0		64.550	2/11/2030
	2/9/2021	13,612	4,538	(8)	55.740	2/9/2031
	2/7/2022	8,815	8,815	(4)	55.360	2/7/2032	7,440	(4)	481,740
	5/4/2023						17,020	(6)	1,102,045	17,020	(10)	2,204,090
	3/19/2024						26,580	(7)	1,721,055	26,580	(10)	3,442,110
Constance von Muehlen
	2/13/2018	3,930	0		66.890	2/13/2028
	1/21/2019	90	0		64.860	1/21/2029
	2/14/2019	5,690	0		66.570	2/14/2029
	2/11/2020	2,585	0		64.550	2/11/2030
	11/5/2020	2,540	0		39.180	11/5/2030
	4/3/2021	1,484	0		69.490	4/3/2031
	5/2/2023	2,585	0		64.550	5/2/2033	5,810	(5)	376,198
	5/2/2023	6,061	2,515	(5)	69.490	5/2/2033
	5/2/2023	6,885	6,885	(5)	55.360	5/2/2033
	5/4/2023						13,160	(6)	852,110	13,160	(10)	1,704,220
	3/19/2024						26,580	(7)	1,721,055	26,580	(10)	3,442,110
Kyle Levine
	2/10/2015	1,570	0		65.370	2/10/2025
	2/9/2016	1,640	0		65.630	2/9/2026
	2/14/2017	1,750	0		96.300	2/14/2027
	2/13/2018	4,130	0		66.890	2/13/2028
	2/14/2019	4,700	0		66.570	2/14/2029
	2/11/2020	7,400	0		64.550	2/11/2030
	11/5/2020	2,540	0		39.180	11/5/2030
	2/9/2021	1,815	0		55.740	2/9/2031
	2/7/2022	3,855	2,885	(4)	55.360	2/7/2032
	5/2/2023	3,630	1,815	(5)	55.740	5/2/2033	3,250	(5)	210,438
	5/2/2023		485	(5)	55.360	5/2/2033
	5/4/2023						7,740	(6)	501,165	7,740	(10)	1,002,330
	11/2/2023						9,714	(9)	628,982
	3/19/2024						17,720	(7)	1,147,370	17,720	(10)	2,294,740

(1)
The dollar amounts shown in these columns are determined by multiplying the number of restricted stock or performance stock units, respectively, by $64.75 (the closing price of Alaska Air Group stock on 12/31/2024 the last trading day of the year).
(2)
The unvested options which were awarded to Mr. Minicucci on 11/5/2020 are scheduled to vest as follows: 10,162 on 11/5/2025. The RSUs which were awarded to Mr. Minicucci on 11/5/2020 are scheduled to become fully vested as follows: 3,942 on 11/5/2025.
(3)
The unvested options awarded to Mr. Minicucci on 2/25/2021 are scheduled to vest as follows: 7,785 on 2/25/2025.
(4)
The unvested options under the 2/7/2022 grants are scheduled to vest as follows: Mr. Minicucci – 8,952 on 2/7/2025 and 8,953 on 2/7/2026; Mr. Tackett – 4,407 on 2/7/2025 and 4,408 on 2/7/2026; Mr. Harrison – 4,407 on 2/7/2025; and 4,408 on 2/7/2026; and Mr. Levine – 1,564 on 2/7/2025 and 1,806 on 2/7/2026. The RSUs awarded on 2/7/2022 are scheduled to fully vest on 2/7/2025.
(5)
The unvested options under the 5/2/2023 grants are scheduled to vest as follows: Ms. von Muehlen - 2,515 at $69.49 per share on 4/3/2025, 3,442 at $55.36 per share on 2/7/2025, 3,443 at $55.36 per share on 2/7/2026; Mr. Levine - 1,815 at $55.74 per share on 2/9/2025 and 363 at $55.36 per share on 2/7/2025 and 122 at $55.36 per share on 2/7/2026. The RSUs awarded on 5/2/2023 are scheduled to fully vest on 2/7/2025.
(6)
The RSUs awarded on 5/4/2023 are scheduled to fully vest on 5/4/2026.

(7)
The RSUs awarded on 3/19/2024 are scheduled to vest in 1/3 increments over three years (2/13/2025, 2/13/2026 and 2/13/2027).
(8)
The unvested options awarded to Mr. Tackett and Mr. Harrison on 2/9/2021 are scheduled to vest as follows: 4,538 on 2/9/2025.
(9)
The RSUs awarded on 11/2/2023 to Mr. Levine are scheduled to vest as follows: 4,857 on 11/2/2025; and 4,857 on 11/2/2026.
(10)
The PSUs reported in this column are eligible to vest based on the Company’s performance over three-year periods as described in the Compensation Discussion and Analysis above. In each case, the PSUs are reported in the table assuming performance at the maximum level. The PSUs granted on 5/4/2023 are eligible to vest based on the goals set for a three-year performance period ending 12/31/2025. The PSUs granted on 3/19/2024 are eligible to vest based on the goals set for a three-year performance period ending on 12/31/2026.

2024 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the NEOs during 2024 and the vesting during 2024 of other stock awards previously granted to the NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Ben Minicucci	—	—	34,638	1,340,143
Shane Tackett	—	—	17,673	650,790
Andrew Harrison	8,470	210,281	17,673	650,790
Constance von Muehlen	—	—	10,022	388,329
Kyle Levine	—	—	11,925	499,372

(1)
The amounts shown in Value Realized on Exercise column above for option awards are determined by multiplying the number of exercised shares by the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The amounts shown in Value Realized Upon Vesting column above for stock awards are determined by multiplying the number of vested units by the per-share closing price of the Company’s common stock on the vesting date.

Pension and Other Retirement Plans

In light of his tenure, Mr. Tackett participates in the Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the Salaried Retirement Plan) which is a qualified defined-benefit employee retirement pension plan. The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under this plan.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Ben Minicucci	Salaried Retirement Plan	N/A	N/A	N/A
Shane Tackett	Salaried Retirement Plan	13.058	220,573	N/A
Andrew Harrison	Salaried Retirement Plan	N/A	N/A	N/A
Constance von Muehlen	Salaried Retirement Plan	N/A	N/A	N/A
Kyle Levine	Salaried Retirement Plan	N/A	N/A	N/A

(1)
The years of credited service through December 31, 2013, when the Salaried Retirement Plan was frozen, and the present value of accumulated benefits as of December 31, 2024 assume that each NEO retires at normal retirement age and that benefits are paid out in accordance with the terms of the Salaried Retirement Plan below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 9 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2024 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement pension plan for certain salaried Alaska Airlines employees hired prior to April 1, 2003. Mr. Tackett is fully vested in his accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average earnings for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average earnings times years of credited service (limited to 40 years). Annual benefits are computed on a straight-life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

On June 20, 2011, the Board amended the Salaried Retirement Plan to provide that effective January 1, 2014, the plan would be frozen so that participants in the plans would not accrue any benefits with respect to services performed or compensation earned on or after that date.

The Internal Revenue Code limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2023, this limit on annual benefits was $265,000, and in 2024 it is $275,000.

2024 Nonqualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the NEOs’ balances under the Company’s nonqualified deferred compensation plans during 2024, and also shows the total deferred amounts for the NEOs as of December 31, 2024.

The Alaska Air Group, Inc. Nonqualified Deferred Compensation Plan (NDCP) provides the NEOs and other key employees with an opportunity to elect to defer a portion of or all of their annual Performance-Based Pay payments. Participants under the nonqualified deferred compensation plan have the opportunity to elect to have earnings credited on their NDCP accounts based on the performance of several investment funds, which generally mirror the funds offered under the relevant Company 401(k) plan (“401(k) Plan”). Subject to applicable tax laws, amounts deferred under the nonqualified plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and may elect payment in a lump sum or installments. Deferrals under the plan are also reflected on the table below.

The NEOs also participate in the Defined Contribution OSRP Plan (DC OSRP), which is supplemental retirement plan portion of the NDCP. Under the DC OSRP, the Company contributes a percentage of the NEO's eligible compensation, as defined in DC OSRP documents, minus the maximum legal Company contribution that the Company made, or could have made, under the 401(k) Plan.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ben Minicucci	Nonqualified Deferred Compensation Plan	—	255,850	40,657	—	1,529,669
Shane Tackett	Nonqualified Deferred Compensation Plan	—	153,425	90,153	—	1,001,413
Andrew Harrison	Nonqualified Deferred Compensation Plan	—	147,153	140,279	—	1,443,740
Constance von Muehlen	Nonqualified Deferred Compensation Plan	—	67,654	62,197	—	456,133
Kyle Levine	Nonqualified Deferred Compensation Plan	—	59,181	45,311	—	295,040

(1)
The amounts in this column represent contributions by the Company to the executive’s account made during 2024 These amounts were determined with reference to the executive’s annual incentives awarded for 2023 and have previously been reported in the Summary Compensation Table as 2023 compensation for the executive.

Potential Payments Upon Change in Control and Termination

The Company has entered into change-in-control agreements with each of the NEOs. Under these agreements, if a change of control occurs, a guaranteed employment period of three years would go into effect for the CEO and executive vice presidents and two years for Mr. Levine who is a senior vice president. During the employment period, these executives would be entitled to:

•
the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;
•
an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay Plan incentive or the average of the executive’s annual incentive payments for the three years preceding the year in which the change in control occurs; and
•
age and service credit under our qualified and non-qualified defined benefit retirement plans;
•
fringe benefits that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company or its successor without cause or by the executive for good reason during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive:

•
compensation equal to the value of the payments and benefits identified above that the executive would have received had he or she continued to be employed for the entire employment period paid in a lump sum; and
•
certain fringe benefits, including lifetime travel benefits for the executive and eligible family members.

The amount an executive would be entitled to receive upon a qualifying termination within the employment period after the change in control would be reduced on a pro-rata basis for any time the executive was employed by the successor during the employment period.

If change in control benefits under the new agreements exceed the threshold amount that would trigger an excise tax under Section 280G of the Internal Revenue Code, the executive would receive the larger of the following amounts:

(1)
The “safe harbor amount,” which is equal to the highest level at which the excise tax would not be triggered; or
(2)
The full change in control benefits if, after receipt of the full change in control benefits and payment of the excise tax, the after-tax amount is greater than the safe harbor amount from #1.

In addition, the executive’s outstanding and unvested stock options, restricted stock units and the target number of performance stock units would become vested under the terms of our equity plans. Under the 2016 Performance Incentive Plan, awards will not vest in connection with a change in control unless a termination of employment without cause or for good reason also occurs or an acquirer does not assume outstanding awards. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated. The outstanding equity awards held by the executives as of December 31, 2024, are described above under the Outstanding Equity Awards at Fiscal Year End section of this Proxy Statement and each executive’s accrued benefits under our retirement plans are described above under “Pension and Other Retirement Plans.”

In the event of an involuntary termination without cause, severance benefits that may be offered to executives are outlined by the Alaska Air Group, Inc. Executive Severance Benefits Guidelines (Amended and Restated April 30, 2022) and detailed below. The benefits outlined here and reflected in the “Termination Without Cause” table below are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee. If the value of the executive’s severance arrangements exceeds a certain level (2.99 times the sum of the executive officer’s base salary plus the average value of earned short-term incentive pay plan bonuses measured over the prior three years), the Company will seek shareholder ratification of such arrangements. Potential benefits include:

In the event of an involuntary termination not-for-cause, severance benefits that may be offered to executives are outlined by the Alaska Air Group, Inc. Executive Severance Benefits Guidelines (Amended and Restated April 30, 2022) and detailed below. The benefits outlined here and reflected in the “Termination Without Cause” table below are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee. If the value of the severance arrangements exceeds a certain level, the Company will seek shareholder ratification of such arrangements. Potential benefits include:

•
one-time cash payment calculated as an applicable compensation multiple (2x for the CEO and 1.5x for other NEOs) times the base salary and the average value of the executive’s earned short-term incentive pay plan bonuses measured over the prior three years plus the applicable compensation multiple times employer-paid contributions in the preceding twelve months to the executive’s health insurance plans effective at time of termination;
•
travel benefits calculated as the applicable compensation multiple times the annual average of the executive’s on-line leisure travel over the prior three calendar years;
•
contracted outplacement services of a value not to exceed $25,000; and
•
any consideration offered in relation to outstanding equity awards will be based on the applicable award agreements, the circumstances of the separation, the age and tenure of the executive, and any other factors deemed relevant in the Committee’s discretion.

Calculation of Severance Benefits Under Termination Scenarios

In the tables below, we have estimated the potential cost to the Company of providing the benefits shown to each of our Named Executive Officers as if the executive’s employment had terminated due to retirement, death or disability, involuntary termination in connection with a change in control, or other termination without cause, in each case occurring on December 31, 2024. The value of accelerated vesting shown in the “Equity Acceleration” column below upon change in control assumes any performance share units pay at target. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period.

These calculations are estimates for proxy disclosure purposes only. Actual payments may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and other factors.

Retirement

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Air Travel Benefit (1) ($)	Equity Acceleration (2) ($)	Total ($)
Ben Minicucci	0	0	0	7,241	8,610,557	8,617,798
Shane Tackett	0	0	0	11,740	0	11,740
Andrew Harrison	0	0	0	31,458	0	31,458
Constance von Muehlen	0	0	0	6,807	3,014,013	3,020,820
Kyle Levine	0	0	0	17,068	0	17,068

Death or Disability

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Air Travel Benefit (1) ($)	Equity Acceleration (3) ($)	Total ($)
Ben Minicucci	0	0	0	7,241	8,610,557	8,617,798
Shane Tackett	0	0	0	11,740	3,760,668	3,772,408
Andrew Harrison	0	0	0	31,458	3,428,500	3,459,959
Constance von Muehlen	0	0	0	6,807	3,014,013	3,020,819
Kyle Levine	0	0	0	17,068	2,540,506	2,557,574

Change in Control Termination (Double-Trigger)

Name	Cash Severance (4) ($)	Enhanced Retirement Benefit (5) ($)	Benefit Contin- uation (6) ($)	Air Travel Benefit (1) ($)	Equity Acceleration (7) ($)	Excise Tax ($)	Cutback Due to Modified Cap ($)	Total ($)
Ben Minicucci	6,106,646	845,175	171,897	7,241	15,559,527	(2,354,582)	0	20,335,904
Shane Tackett	3,962,605	596,100	116,087	11,740	6,915,935	(1,364,227)	0	10,238,240
Andrew Harrison	3,793,341	519,084	113,717	31,458	6,251,600	(1,200,870)	0	9,508,331
Constance von Muehlen	3,126,311	280,587	97,851	6,807	5,587,178	(1,050,292)	0	8,048,441
Kyle Levine	2,073,612	170,466	65,432	17,068	4,189,041	(681,365)	0	5,834,254

Termination Without Cause (Outside of Change in Control)

Name	Cash Severance (8) ($)	Benefit Contin- uation (8) ($)	Air Travel Benefit (1) ($)	Outplacement (8) ($)	Equity Acceleration (2) ($)	Total ($)
Ben Minicucci	4,071,098	23,954	14,943	25,000	8,610,557	12,745,552
Shane Tackett	2,311,520	34,258	26,150	25,000	0	2,396,928
Andrew Harrison	2,212,782	34,258	66,332	25,000	0	2,338,372
Constance von Muehlen	1,823,681	12,518	15,626	25,000	3,014,013	4,890,838
Kyle Levine	1,555,209	10,730	43,266	25,000	0	1,634,205

1)
Mr. Minicucci and Mr. Harrison are entitled to lifetime, confirmed travel benefits upon separation in all scenarios above, by virtue of their ages and officer tenure with the Company. The other NEOs are entitled to lifetime, confirmed travel benefits once they meet officer tenure and age qualifications or following the consummation of a double-trigger change in control. The NEOs may also be entitled to travel benefits in the event of severance not-for-cause which would results in funds to the NEOs travel wallet in the amount of 2 times, 1.75 times and 1.5x the average value of their travel benefits over the prior three years for the CEO, Executive Vice Presidents and Senior Vice Presidents, respectively.
2)
The amounts in this column represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $64.75 for retirement eligible executives (Minicucci and von Muehlen). The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be exercised upon the termination.
3)
The amounts in this column represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $64.75. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be exercised upon the termination.
4)
The values in this column represents the sum of (a) the executive’s highest rate of base salary during the preceding 12 months and (b) the higher of the executive’s target incentive or his average incentive for the three preceding years, multiplied by the number of years in the employment period.
5)
The values in this column represent the sum of (a) the matching contribution the executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (b) the contribution the executive would have received under our nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.
6)
The values in this column represent the estimated cost of (a) 18 months of premiums under our medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.
7)
The amounts in this column represent the “in-the-money” value of unvested stock options and the face value of unvested restricted circumstances described above based on a stock price of $64.75. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control. These amounts assume full acceleration of performance shares upon a change in control at the target number of shares.
8)
In the event of Termination Without Cause, the NEOs would be potentially eligible for benefits outlined by the Alaska Air Group, Inc. Executive Severance Benefits Guidelines (Amended and Restate April 30, 2022). The benefits outlined in the table are guidelines; they do not create any rights in favor of any officer or employee, and they remain subject to the discretion of the Committee.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of the Company’s employees and the annual total compensation of Mr. Minicucci, the Company’s CEO, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

For 2024, the Company’s last completed fiscal year:

•
the median of the annual total compensation of all employees of the Company's airline subsidiaries (other than the CEO) was $72,410; and
•
the annual total compensation of the CEO was $8,660,070

Based on this information, for 2024 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 119.6 to 1. The Company believes this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.The annual total compensation for the CEO shown above includes the value of benefits provided to our employees generally on a non-discriminatory basis ($13,732) and, accordingly, is slightly larger than the total compensation reported for the CEO in the Summary Compensation Table above.

To identify the median of the annual total compensation of all company employees, we used the following methodology, assumptions and estimates:

Selection of Determination Date. SEC rules require the Company to select a date within the last three months of the fiscal year. We selected December 31, 2024 as the date upon which the median employee would be identified.

Determination of Adjusted Employee Population. We determined that, as of December 31, 2024, the employee population for purposes of this disclosure, after taking into consideration certain adjustments permitted by SEC rules (as described below), consisted of 26,175 individuals. This population includes all Alaska Airlines and Horizon Air employees, whether employed on a full-time, part-time, temporary or seasonal basis. However, as permitted under SEC rules, we excluded non-U.S. employees as they make up less than 5% of the Company’s total employee population and Hawaiian Airlines employees as Hawaiian Holdings, Inc., the parent company of Hawaiian Airlines was acquired during the fiscal year. As of December 31, 2024, the Company’s subsidiaries, excluding Hawaiian Airlines, employed 48 employees in Canada, 1 employee in the Bahamas, 1 employee in Belize, 1 employee in Costa Rica, 1 employee in Guatemala, and 123 employees in Mexico, as compared to a total global employee population of 26,350 (i.e., 26,175 U.S., 175 non-U.S.). The number of employees at Hawaiian Airlines that were excluded from the calculation was 7,343.

Identification of Median Employee. To identify the median employee from the Company’s adjusted employee population outlined above, after excluding the CEO, we compared the amount of gross earnings of these employees as reflected in payroll records. We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation. We then identified the employee whose wages fell at the midpoint of the distribution.

Calculation of Annual Total Compensation. Once the median employee was identified, all of the elements of such employee’s compensation for 2024 were combined in accordance with the requirements of Item

402(c)(2)(x) of Regulation S-K (i.e., the same rules used to determine the CEO's total compensation for 2024 as reported in the Summary Compensation Table), resulting in annual total compensation of $72,410, including the estimated value of such employee’s non-discriminatory benefits (estimated for the employee and such employee’s eligible dependents at $8,060).

The Company believes the methodology, assumptions and estimates described above to be reasonable given the specific employee population. Companies are permitted under SEC rules to exercise significant flexibility and discretion in determining the methodology used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies. Therefore, the pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the airline industry or otherwise.

Pay vs. Performance

Pay vs. Performance Table Discussion and Analysis

In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between the total compensation of our principal executive officer (PEO) and our other named executive officers (referred to as Non-PEO NEOs) and our financial performance for the fiscal years shown in the table. For further information on our pay-for-performance philosophy and how our executive compensation aligns with the Company’s performance, refer to the Compensation Discussion and Analysis section of this proxy statement.

Pay vs. Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO #1(1&2)	Compensation Actually Paid to PEO #1(1,3&4)	Summary Compensation Table Total for PEO #2(1&2)	Compensation Actually Paid to PEO #2(1,3&4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)	Net Income (millions)(9)	Company Selected Measure (Adjusted Pre-Tax Margin)(10)
2024	N/A	$0	$8,645,983	$21,207,301	$3,621,859	$8,253,045	$96.11	$60.99	$395	7.10%
2023	N/A	$0	$10,313,054	$7,007,555	$4,607,575	$3,478,775	$57.99	$61.60	$235	7.50%
2022	N/A	$0	$6,487,981	$3,004,559	$3,000,762	$1,834,114	$63.74	$48.04	$58	7.60%
2021	$873,333	$1,027,753	$5,130,162	$2,381,082	$2,442,646	$1,254,528	$77.34	$74.23	$478	-5.60%
2020	$6,077,957	$1,571,752	N/A	$0	$2,768,356	$1,278,102	$77.19	$75.55	($1,324)	-49.10%
(1)
PEOs and NEOs included in these columns reflect the following:

Year	PEO #1	PEO #2	Non-PEO NEOs
2024		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. von Muehlen, Mr. Levine
2023		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Von Muehlen, Mr. Levine
2022		Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Schneider, Ms. Von Muehlen
2021	Mr. Tilden	Mr. Minicucci	Mr. Tackett, Mr. Harrison, Ms. Schneider, Ms. von Muehlen
2020	Mr. Tilden		Mr. Minicucci, Mr. Tackett, Mr. Pedersen, Mr. Harrison, Mr. Beck

(2)
Amounts reflect the total compensation for our PEOs, as reported in the Summary Compensation Table for the applicable fiscal year.
(3)
The following table details the total equity award adjustments for each applicable year, including the amounts added (or subtracted, as applicable) for each PEO and non-PEO NEOs, as computed in accordance with Item 402(v). In general, the adjustments for equity awards provided in Item 402(v) are as follows:

•
Subtract the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
•
Add the fiscal year-end value of option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
•
Add the change in value (which may be a negative number) as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,
•
Add the vesting date value of option and stock awards which were granted and vested during the same covered fiscal year,
•
Add the change in value (which may be a negative number) as of the vesting date as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,
•
Subtract as to any option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,

•
Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested awards.
•
Plus, as to any option or stock award that was materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the option or stock awards held by the named executive officers were materially modified during the fiscal years covered by the table).

In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.

	PEO 2: Mr. Minicucci	NEO Average
	2024	2024
Summary Compensation Table Total	$8,645,983	$3,621,859
Less: Grant Date Fair Value of Equity Awards Granted in Fiscal Year (a)	$(5,155,622)	$(1,920,311)
Less: Change in Pension Value (b)	$0	$(4,643)
Add: Pension Service Cost and Associated Prior Service Cost (c)	$0	$0
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year (d)	$13,240,080	$4,931,522
Add/(Less): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years (d)	$3,299,402	$1,181,711
Add: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$0
Add/(Less): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$1,177,458	$442,908
Less: Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	$0	$0
Add: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	$0	$0
Compensation Actually Paid	$21,207,301	$8,253,045

(a)
Amounts include the grant date fair value of equity awards granted in the year. More details on equity awards granted to the NEOs in 2024 are available in the CD&A Section above.
(b)
Amounts reflect the changes in the actuarial present value of pension benefits, as reported in the Summary Compensation Table.
(c)
As described in the Retirement Benefits/Deferred Compensation section above, the tax-qualified defined benefit plan was frozen on January 1, 2014 at its then-current benefit levels and no associated service costs have been incurred since that date. Amounts reflect $0 of the actuarial present value of each named executive officer’s benefit under all such plans attributable to services rendered during the covered fiscal year, and $0 of the entire cost of benefits granted (or credit for benefits reduced) in the plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the amendment.
(d)
Amounts include year-end fair value of equity awards granted in the year.
(4)
Amounts reflect the “compensation actually paid” (CAP) to our PEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), the adjustments in the table below were made to each PEO’s total compensation reported in the Summary Compensation Table for each year to determine the compensation actually paid to each PEO for purposes of this disclosure.
(5)
Amounts reflect the average compensation for our non-PEO NEOs, as reported in the Summary Compensation Table for the applicable fiscal year.
(6)
Amounts reflect the average CAP to our Non-PEO NEOs, as computed in accordance with Item 402(v) of SEC Regulation S-K. As provided in Item 402(v), the adjustments in the table below were made to average the Non-PEO NEO's total compensation reported in the Summary Compensation Table for each year to determine the average compensation actually paid to Non-PEOs for purposes of this disclosure.
(7)
The amounts in this column assume the investment of $100 in December 31, 2019 on Alaska Air Group’s common shares traded on the NYSE and the reinvestment of all dividends since that date.

(8)
The amounts in this column assume the investment of $100 on December 31, 2019 in the NYSE ARCA Airline Index and the reinvestment of all dividends since that date.
(9)
Amounts reflect Alaska Air Group’s net income as reported in our audited financial statements for the applicable year.
(10)
Amounts reflect Alaska Air Group’s adjusted pre-tax margin for each fiscal year. While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, adjusted pre-tax margin is the financial performance measure that, in Alaska Air Group’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to the NEOs to company performance for the most recently completed fiscal year. See Appendix E for the calculation of adjusted pre-tax margin.

The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the unvested options used an estimated term between .9 years and 8.4 years in 2024, as compared to an estimated term of 5.6 years used to calculate the grant date fair value of such awards, and (ii) the PSUs assumed payout multipliers at current expectations, which range from 0% to 137% across different grant years and metrics, in each case as compared to the grant date fair value calculations which assumed a payout at target.

Most Important Company Performance Measures for Determining Executive Compensation. In accordance with Item 402(v) requirements, we are providing the following unranked list of the financial performance measures used by Alaska Air Group we consider most important to link the compensation actually paid to the NEOs to company performance during fiscal year 2024:

•
Adjusted Pre-Tax Margin
•
Relative TSR
•
ROIC

Pay vs. Performance Table Discussion and Analysis. In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table. The following charts show the relationship between the compensation actually paid to our NEOs and the Company's financial performance, in each case presented in the tables below: 1) TSR of both Alaska Air Group and the NYSE ARCA Airline Index; 2) Alaska Air Group’s Net Income; and 3) Alaska Air Group’s Adjusted Pre-Tax Margin.

CAP vs. Net Income
$21.2M
$478M
$395M
$235M
$58M
$8.3M
$7.0M
-$1,324M
$3.0M
$3.5M
$2.4M
$1.8M
$1.6M
$1.3M
$1.0M
$1.3M
2020
2021
2022
2023
2024
Compensation Actually Paid (Mr. Tilden)
Compensation Actually Paid (Mr. Minicucci)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (millions)

AUDIT COMMITTEE MATTERS

Proposal 3: Ratification of the Appointment of the Company’s Independent Registered Public Accountants

The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2025, and the Board is asking stockholders to ratify that selection. Although current laws, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, in person and by proxy, and entitled to vote on the matter is required to ratify the selection of KPMG as the Company’s independent accountants for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accountants

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee has selected, and is recommending that shareholders ratify, KPMG as the Company’s independent accountants for the 2025 fiscal year. KPMG also served as the Company’s independent accountants since 2004. Representatives of KPMG are expected to attend the Company’s Annual Meeting and to respond to questions from shareholders, and they will have the opportunity to make a statement if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2024 and 2023, the Company retained KPMG as its independent accountants. Below are the fees paid for the services described during each of the two years:

2024
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$4,963,000
Audit-Related Fees (2)	$345,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2024	$5,308,000
2023
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$2,395,000
Audit-Related Fees (2)	$152,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2023	$2,547,000

(1)
Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404. Audit fees for 2024 also include $2,089,000 for one time audit matters covering the acquisition of Hawaiian Airlines, and audit work related to new legal entities, fees related to additional accounting matters, as well as out of pocket expenses. Audit fees for 2023 also include fees of $35,000 for consent services associated with SEC registration statements as well as $56,000 related to additional accounting matters and out-of-pocket expenses.
(2)
Audit-related fees includes fees paid for professional services in connection with (i) the audit of passenger facility charges and the examination of related controls in both years, (ii) agreed-upon procedures for the U.S. Citizenship and Immigration Services in both years, and (iii) agreed-upon procedures for the West Coast

International Alliance reporting requirements in both years. Audit-related fees also includes fees paid for system assessments for certain technology implementations in 2024.

Independent Accountant Engagement Policy

The Audit Committee has established and annually reviews an Independent Accountant Engagement Policy designed to ensure that the Company’s independent accountants perform services independently and with the highest integrity and professionalism. In addition to certain specified prohibited services, the Audit Committee considers whether any service provided by the independent accountants may impair the firm’s independence in fact or appearance.

Such policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountants are capable of exercising impartial judgment on all issues encompassed within the accountants’ engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountants for non-audit services, the Audit Committee considers factors such as whether the services might compromise the accountants’ independence, whether the accountants are the best provider for the services, and whether the proportion of audit to non-audit services is appropriate.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review, or attestation services that meet the “de minimis exception” under the SEC's Regulation S-X Rule 2-01, namely:

•
the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its accountants during the fiscal year in which the services are provided;
•
such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•
such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2024 and 2023, no services were performed pursuant to the “de minimis exception.”

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or incorporated by reference in any document so filed.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees), as amended, as adopted by the PCAOB and the SEC.

The Audit Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Audit Committee Charter

The Audit Committee has adopted a written charter, which is posted on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. It describes the roles of the Audit Committee and the independent accountants (for which the Audit Committee approves the appointment and compensation and whom the Committee oversees). In addition, it describes the Audit Committee’s relationship to internal audit and the Committee’s responsibilities with regard to assessing the Company’s internal controls over financial reporting and enterprise risk.

Audit Committee Independence and Financial Expertise

All members of the Audit Committee meet the independence, financial literacy and experience requirements of the NYSE and of the SEC. The SEC requires that at least one member qualify as a “financial expert” as defined pursuant to the Sarbanes-Oxley Act.

Mr. Yeaman’s and Mr. Beer's prior experience as a chief financial officers of public companies qualifies them as financial experts.

Audit Committee of the Board of Directors

Eric K. Yeaman, Chair

James Beer, Member

Kenneth Thompson, Member

CERTIFICATE OF INCORPORATION AMENDMENTS

Proposal 4: Amendment to Certificate of Incorporation to Add Certain Foreign Ownership Limitations Imposed By Federal Law Related to U.S. Air Carriers

Background and Purpose

On March 13, 2025, the Board unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to contemplate foreign ownership limitations imposed by U.S. federal law and enforced by the U.S. Department of Transportation (“DOT”) related to U.S. air carriers (the “Proposed Foreign Ownership Limitation Amendment”). Foreign ownership restrictions have been in place historically, and the Company has complied with them but the Board considers it to be advisable and in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to reflect these limitations at this time. The Board has also directed that adoption and approval of the Proposed Foreign Ownership Limitation Amendment be submitted to the Company’s stockholders for their consideration at the Annual Meeting.

The purpose of the Proposed Foreign Ownership Limitation Amendment is to facilitate the Company’s compliance with U.S. federal law applicable to U.S. air carriers (through DOT enforcement) which imposes restrictions on certain foreign ownership of the airline’s outstanding stock, including a requirement that no more than 25% of the voting interest be owned and/or controlled by persons who are not citizens of the United States (“Non-U.S. Citizens”). The changes would align with other major U.S. air carriers whose stock is publicly traded. Such carriers also impose foreign ownership limitations in their certificates of incorporation and/or bylaws.

The Board recommends that stockholders adopt and approve the Proposed Foreign Ownership Limitation Amendment to the Company’s Certificate of Incorporation. The text of the proposed amendment is attached as Appendix A to this Proxy Statement. The description of the Proposed Foreign Ownership Limitation Amendment set forth herein is a summary only and is qualified in its entirety by the full text of the Proposed Foreign Ownership Limitation Amendment set forth in Appendix A.

Effect of Proposed Foreign Ownership Limitation Amendment

If the Proposed Foreign Ownership Limitation Amendment is approved by our stockholders, our Certificate of Incorporation will include a new Article 11 and other corresponding changes that will limit the percentage of the aggregate voting stock of the Company that Non-U.S. Citizens may own and/or control to 24.9% or such other maximum percentage imposed by applicable federal law (the “Voting Cap Amount”).

If a Non-U.S. Citizen, individually or in the aggregate, owns and/or controls more than the Voting Cap Amount, the voting rights of all shares owned and/or controlled by such person exceeding the Voting Cap Amount will automatically be suspended in accordance with the provisions set forth in the new Article 11.

If the Proposed Foreign Ownership Limitation Amendment is approved, the Company also intends to amend its Bylaws to implement the foregoing as required by the new Article 11.

Implementing the Proposed Foreign Ownership Limitation Amendment

If this Proposal 4 is approved by the Company’s stockholders at the Annual Meeting, the Proposed Foreign Ownership Limitation Amendment contained in Appendix A will become effective upon the filing and effectiveness of a Certificate of Amendment with the Delaware Secretary of State, which is expected to occur shortly after the Annual Meeting. Following the Annual Meeting, if this Proposal 4 and/or Proposal 5 are approved by stockholders at the Annual Meeting, we also intend to file a Restated Certificate of Incorporation integrating such amendments and all previous amendments to the Certificate of Incorporation into (but not further amending) the Certificate of Incorporation as a single instrument, as permitted by Section 245 of the Delaware General Corporation Law (“DGCL”). Our Board, however, retains the discretion to abandon the Proposed Foreign Ownership Limitation Amendment and not implement it at any time prior to effectiveness, notwithstanding approval of this Proposal 4 by our stockholders.

This Proposal 4 is separate from, and is not conditioned on, the approval of any of the other proposals that will be voted on at the Annual Meeting, including Proposal 5.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote thereon, whether or not present or represented by proxy at the Annual Meeting, is required to approve the proposed amendments to the Company’s Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO ADD CERTAIN FOREIGN OWNERSHIP LIMITATIONS IMPOSED BY FEDERAL LAW RELATED TO U.S. AIR CARRIERS.

CERTIFICATE OF INCORPORATION AMENDMENTS

Proposal 5: Amendments to Certificate of Incorporation to Provide for Exculpation of Certain Officers and Remove Obsolete Provisions

Background and Purpose

On March 13, 2025, the Board unanimously adopted and approved an amendment to the Company’s Certificate of Incorporation to limit the monetary liability of our officers to the fullest extent permitted by Delaware law (the “Proposed Officer Exculpation Amendment”), in addition to the existing provisions applicable to our directors. The Board has also adopted and approved additional amendments to remove certain obsolete provisions from the Certificate of Incorporation (the “Proposed Obsolete Provisions Amendments” and together with the Proposed Officer Exculpation Amendment, the “Proposed Officer Exculpation and Other Amendments”). The Board has declared the Proposed Officer Exculpation and Other Amendments to be advisable and in the best interests of the Company and its stockholders. The Board has also directed that adoption and approval of the Proposed Officer Exculpation and Other Amendments be submitted to the Company’s stockholders for their consideration at the Annual Meeting.

Effective August 1, 2022, Section 102(b)(7) of the Delaware General Corporations Law (“DGCL”) was amended to permit a corporation’s Certificate of Incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the duty of care, subject to certain additional limitations described below.

The purpose of the Proposed Officer Exculpation Amendment is to extend exculpation protection to officers, to the fullest extent permitted by Delaware law, in order to better position the Company to attract and retain qualified and experienced officers and minimize unnecessary litigation costs. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits. The nature of their role often requires officers to make decisions on crucial matters and frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of lawsuits, seeking to impose liability with the benefit of hindsight and regardless of merit. Aligning the protections available to our officers with those available to our directors would empower officers to exercise their business judgment in furtherance of stockholder interests without the potential distraction posed by the risk of personal liability. In addition, the Proposed Officer Exculpation Amendment also potentially could reduce future litigation costs and indemnification expenses for the Company associated with frivolous lawsuits.

The Board recommends that stockholders adopt and approve the Proposed Officer Exculpation and Other Amendments to the Company’s Certificate of Incorporation. The text of the proposed amendments are attached as Appendix B, with additions of text indicated by underlining and deletions of text indicated by strike-outs. The description of the Proposed Officer Exculpation and Other Amendments set forth herein is a summary only and is qualified in its entirety by the full text of the Proposed Officer Exculpation and Other Amendments set forth in Appendix B.

Effect of Proposed Officer Exculpation and Other Amendments

If the Proposed Officer Exculpation and Other Amendments is approved by our stockholders, the current exculpation provision in our Certificate of Incorporation (which provides that, to the extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for conduct as a director) would be amended to provide certain officers of the Company with similar exculpation protections to those currently afforded to members of our Board for direct claims by stockholders, subject to certain additional limitations in the DGCL.

For purposes of the Proposed Officer Exculpation Amendment, “officer” has the meaning provided in Section 102(b)(7) of the DGCL, and exculpation would be provided to the following officers: (i) the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the Company’s SEC filings, and (iii) other individuals who, by written agreement with the Company, have consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute, in each case who were serving in such position at the time of an act or omission as to which liability is asserted.

Similar to the existing exculpation provided to members of our Board under our Certificate of Incorporation, the Proposed Officer Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. Furthermore, pursuant to Section 102(b)(7) of the DGCL, the Proposed Officer Exculpation Amendment would allow for the exculpation of the officers specified above only in connection with direct claims brought by stockholders, including class actions, but would not eliminate such officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. In addition, the Proposed Officer Exculpation Amendment provides that to the extent that the DGCL is amended in the future to further limit or eliminate the liability of directors or officers, such additional limitations shall apply to the fullest extent permitted under the DGCL as amended.

The Proposed Obsolete Provisions Amendments would remove certain obsolete provisions from the Certificate of Incorporation, including concerning the Company’s incorporator in Article 5, initial board of directors in Article 7, and previous declassification of the Company’s board of directors in Article 6.

Implementing the Proposed Officer Exculpation and Other Amendments

If this Proposal 5 is approved by the Company’s stockholders at the Annual Meeting, the Proposed Officer Exculpation and Other Amendments contained in Appendix B will become effective upon the filing and effectiveness of a Certificate of Amendment with the Delaware Secretary of State, which is expected to occur shortly after the Annual Meeting. Following the Annual Meeting, if this Proposal 5 and/or Proposal 4 are approved by stockholders at the Annual Meeting, we also intend to file a Restated Certificate of Incorporation integrating such amendments and all previous amendments to the Certificate of Incorporation into (but not further amending) the Certificate of Incorporation as a single instrument, as permitted by Section 245 of the DGCL. Our Board, however, retains the discretion to abandon the Proposed Officer Exculpation and Other Amendments and not implement them at any time prior to effectiveness, notwithstanding approval of this Proposal 5 by our stockholders. If this Proposal 5 is not approved, the exculpation provision in our Certificate of Incorporation in Article 10, as well as the obsolete provisions in Articles 5, 6, and 7 described above, will remain unchanged and in effect.

This Proposal 5 is separate from, and is not conditioned on, the approval of any of the other proposals that will be voted on at the Annual Meeting, including Proposal 4.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote thereon, whether or not present or represented by proxy at the Annual Meeting, is required to approve the proposed amendments to the Company’s Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO PROVIDE FOR EXCULPATION OF CERTAIN OFFICERS AND REMOVE OBSOLETE PROVISIONS.

2016 PERFORMANCE INCENTIVE PLAN AMENDMENTS

Proposal 6: Approval of Amendments to the Alaska Air Group, Inc.

2016 Performance Incentive Plan

2016 Performance Incentive Plan Highlights

The Company maintains the Alaska Air Group, Inc. 2016 Performance Incentive Plan (the “2016 Plan”) for the purpose of promoting its success through the issuance of equity- and cash-based awards that are designed to attract, motivate, retain and reward employees. The Board is seeking stockholder approval of the amendments to the 2016 Plan described below. The Board approved these amendments to the 2016 Plan on March 13, 2025.

As of March 1, 2025, 2,052,882 shares of the Company’s common stock remained available for new award grants under the 2016 Plan. The Board believes that increasing the number of shares of the Company’s common stock available for grant under the 2016 Plan by an additional 1,450,000 shares will allow the Company to continue to grant awards under the 2016 Plan that are payable in shares of common stock for an additional five (5) years. Please see the disclosure under “Expected Plan Duration” below.

The following amendments to the 2016 Plan are subject to stockholder approval of this proposal:

•
Increase in Aggregate Share Limit. The 2016 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2016 Plan to 6,253,381 shares, plus the number of shares subject to awards granted under the Company’s 2008 Performance Incentive Plan (the “2008 Plan”) and outstanding as of March 18, 2021 which expire, or for any reason are cancelled or terminated, after March 18, 2021 without being exercised. As of March 1, 2025, a total of 3,631,475 shares of common stock were subject to outstanding awards granted under the 2016 Plan and, as noted above, only 2,052,882 shares of common stock were then available for new award grants under the 2016 Plan. The proposed amendments would increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2016 Plan by an additional 1,450,000 shares.
•
Extension of Plan Term. The 2016 Plan is currently scheduled to expire on March 17, 2031. The proposed amendments would extend the Company’s ability to grant new awards under the 2016 Plan through March 12, 2035.

Except as noted above, the key terms of the current 2016 Plan are substantially the same as those initially approved by stockholders for the 2016 Plan.

•
The 2016 Plan is administered by a committee of independent directors.
•
The 2016 Plan does not allow the repricing of stock options without stockholder approval.
•
The 2016 Plan does not allow for reload options.
•
The Company does not pay tax gross-ups related to plan awards.
•
The term of the 2016 Plan is 10 years and may only be extended with stockholder approval.
•
Accelerated vesting in connection with a change in control requires a double trigger: 1) the consummation of a merger or acquisition and 2) actual or constructive termination of the holder’s employment (or a termination of the award on the transaction as described below under “Assumption or Termination of Awards”).

In addition, the Company has adopted the following practices and policies:

•
The Company has a track record of using its incentive plan responsibly, as evidenced by its low 3-year average burn rate of .60%.
•
The administrative committee’s long-standing practice has been to vest equity performance units upon completion of a three-year performance period and to vest stock options over a four-year period.
•
The Board has adopted many strong governance practices, including a clawback policy that covers equity awards.

General

At the Annual Meeting, stockholders will be asked to approve the amendments described above to the 2016 Plan. The proposed amendments to the 2016 Plan were adopted, subject to stockholder approval, by the Board of Directors on March 13, 2025.

The Company believes that stock-based awards incentivize employees to create stockholder value and promote the success of the Company, and that incentive compensation plans like the 2016 Plan are an important attraction, retention and motivation tool for participants.

If stockholders do not approve this 2016 Plan proposal, the current share limits of the 2016 Plan will remain in effect, and the plan term will not be extended.

Share Information on Equity Compensation Plans as of March 1, 2025

The information included in this Proxy Statement and our Fiscal Year 2024 Annual Report is updated by the following information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of March 1, 2025 (except as otherwise noted):

Total number of stock options outstanding(1)	713,093

Total number of full value awards outstanding (includes restricted stock, restricted stock units (RSUs) and performance share units (PSUs) and deferred stock units)(2)	2,918,382

Total number of shares remaining available for future grant under the 2016 Plan(3)	2,052,882

Total number of shares of common stock outstanding as of the Record Date	122,695,634
(1)
The weighted-average exercise price of the stock options outstanding was $61.40 and the weighted-average remaining term of the stock options outstanding was 5.08 years. The Company did not have any stock appreciation rights outstanding as of March 1, 2025.
(2)
Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.
(3)
Represents the total number of shares available for future awards under the 2016 Plan reflecting performance-based awards at maximum payout. The 2008 Plan and 2016 Plan were our only active equity compensation plan as of March 1, 2025 (other than our Employee Stock Purchase Plan). No shares remained available for future grant under the 2008 Plan as of March 1, 2025.

Burn Rate. We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees.

Burn rate is generally calculated as the number of shares granted over a set period divided by the weighted average number of shares outstanding, and generally demonstrates how quickly a company uses shares available under our equity compensation plans. The following table provides our average three-year burn rate under the 2016 Plan:

Element	Fiscal 2024	Fiscal 2023	Fiscal 2022	Three-Year Average
Stock options granted	-	50,120	171,450

Time-based restricted stock, RSUs and deferred stock units granted (a)	800,689	627,345	310,378

Performance share units (PSUs) earned (b)	158,869	94,732	54,362

Total full-value awards ((a) + (b))	959,558	722,077	364,740

Weighted-average basic number of shares of common stock outstanding as of fiscal-year end	126,135,567	127,375,229	126,657,343
Burn Rate	0.76%	0.61%	0.42%	0.60%

The table below sets forth details regarding performance-based awards granted and earned in each year for the last three fiscal years:

Performance-Based Awards	# Shares/Units
Outstanding/Non-Vested as of 1/1/2024(1)	397,269
Granted	337,300
Vested/Earned(2)	158,869
Forfeited(5)	45,076
Outstanding/Non-Vested as of 1/1/2023(1)	75,585
Granted	465,219
Vested/Earned(3)	94,732
Forfeited(5)	66,371
Outstanding/Non-Vested as of 1/1/2022(1)	273,157
Granted	170,143
Vested/Earned(4)	54,362
Forfeited(5)	229,995

(1)
Amounts listed exclude awards vested at year end to be paid in the following year after performance is determined.
(2)
PSUs vested/earned in fiscal year 2024 were tied to 2022 PSU award and achieved a 112% payout; 170,143 PSUs were granted in 2022.
(3)
PSUs vested/earned in fiscal year 2023 were tied to 2021 PSU award and achieved a 72% payout;141,920 PSUs were granted in 2021.
(4)
PSUs vested/earned in fiscal year 2022 were tied to 2020 PSU award and achieved a 50% payout; 127,780 PSUs were granted in 2020.
(5)
Represents PSUs forfeited due to performance, terminations, and recoupment.

Total Potential Dilution. Our equity plan dilution rate (or overhang) as of March 1, 2025 was 4.6% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the 2016 Plan, by (2) the total number of common shares outstanding). If stockholders approve the 2016 Plan as proposed to be amended, the issuance of 1,450,000 shares under the 2016 Plan would increase our dilution rate by 1.2% to 5.8%.

Expected Plan Duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately [five] years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of March 14, 2025 was $53.94 per share.

Summary Description of the 2016 Performance Incentive Plan

The principal terms of the 2016 Plan (as proposed to be amended) are summarized below. The following summary is qualified in its entirety by the full text of the 2016 Plan, which appears as Appendix C to this Proxy Statement. Capitalized terms are as defined in Appendix C.

Purpose. The purpose of the 2016 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards and to enhance the alignment of the interests of the selected participants with the interests of the Company’s stockholders.

Administration. The Board or one or more committees appointed by the Board will administer the 2016 Plan. The Board has delegated general administrative authority for the 2016 Plan to the Compensation and Leadership Development Committee. The Board or another committee (within its delegated authority) may delegate some or all of its authority with respect to the 2016 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company (the appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2016 Plan, including, without limitation, the authority:

•
to select eligible participants and determine the type(s) of award(s) that they are to receive;
•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;
•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);
•
to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•
subject to the other provisions of the 2016 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•
to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2016 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;
•
to approve the form of any award agreements used under the 2016 Plan; and
•
to construe and interpret the 2016 Plan, make rules for the administration of the 2016 Plan, and make all other determinations for the administration of the 2016 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2016 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of March 1, 2025, approximately 34,277 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), each of the Company’s nine non-employee directors of the Company and its subsidiaries are considered eligible under the 2016 Plan.

Authorized Shares; Limits on Awards. Currently, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to all awards under the 2016 Plan is the sum of (1) 6,253,381 shares and (2) the number of any shares subject to stock options granted under the 2008 Plan and outstanding as of March 18, 2021, which expire, or for any reason are cancelled or terminated after March 18, 2021 without being exercised. As of March 12, 2021, 234,398 shares were subject to options then outstanding under the 2008 Plan.

If stockholders approve this 2016 Plan proposal, the number of shares of the Company’s common stock that may be issued or transferred pursuant to awards granted under the 2016 Plan will be increased by 1,450,000 shares.

The following other limits are also contained in the 2016 Plan. These limits are in addition to, and not in lieu of, the share limit for the plan described above and, in the case of share-based limits, are applied on a one-for-one basis:

•
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 6,000,000 shares.
•
The maximum grant date fair value for awards granted to a Non-Employee Director under the 2016 Plan during any one calendar year is $300,000. For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2016 Plan will not be counted against the plan’s share limit and will again be available for subsequent awards under the 2016 Plan. Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the 2016 Plan, the number of underlying shares as to which the exercise related shall be counted against the share limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the share limit with respect to such exercise.) Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2016 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will be counted against the plan’s share limit and will not be available for subsequent awards under the 2016 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the plan’s share limit and will again be available for subsequent awards under the 2016 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limit.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2016 Plan other than the aggregate share limit. In addition, the 2016 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2016 Plan. The Company may not increase the applicable share limits of the 2016 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2016 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2016 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2016 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2016 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2016 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2016 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2016 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2016 Plan will not automatically become fully vested pursuant to the provisions of the 2016 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2016 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2016 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see “Potential Payments Upon Change in Control and Termination” above in this Proxy Statement.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2016 Plan, awards under the 2016 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2016 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The 2016 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2016 Plan. The Board of Directors may amend or terminate the 2016 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2016 Plan is currently scheduled to terminate on March 17, 2031. If stockholders approve this 2016 Plan proposal, the authority to grant new awards under the 2016 Plan will terminate on March 12, 2035. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2016 Plan

The U.S. federal income tax consequences of the 2016 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2016 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2016 Plan generally follow certain basic patterns: (1) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); (2) bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and (3) compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2016 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former named executive officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2016 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2016 Plan. The Company is not currently considering any other specific award grants under the 2016 Plan, other than the annual grants of shares to non-employee directors described in the following paragraph. If the proposed amendments to the 2016 Plan had been in effect in fiscal 2024, the Company expects that its award grants for fiscal 2024 would not have been substantially different from those actually made in that year under the current version of the 2016 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2024, see the material under the heading “Executive Compensation.”

As described under “2024 Director Compensation” in this Proxy Statement, the Company’s current compensation policy for non-employee directors provides for each director to receive an annual award of shares of the Company’s common stock (or deferred stock units payable in shares), with the number of shares subject to each award to be determined by dividing $140,000 by the closing price of the Company’s common stock on the grant date (or the immediately preceding trading day if the grant date is not a trading day) as described above. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $72.28 (the closing price of the Company’s stock on February 28, 2025), the number of shares that would be allocated to the Company’s nine non-employee directors as a group pursuant to the annual grant formula is approximately 17,432. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2026 through 2035 (the ten remaining years in the term of the 2016 Plan, assuming this 2016 Plan proposal is approved) based on that assumed stock price. This calculation also assumes that there continue to be nine eligible directors seated and there are no changes to the awards granted under the director equity grant program.

Aggregate Past Grants Under the 2016 Plan

As of March 1, 2025, awards covering 7,091,603 shares of the Company’s common stock have been granted under the 2016 Plan (this number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2016 Plan). The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock units vesting prior to that date, and option and unvested restricted stock unit holdings as of that date, with performance-based restricted stock unit awards included at the “target” level of performance. The number of shares subject to past option grants includes all options that were awarded, including those that may have expired prior to exercise.

	Options				Stock Awards
	Number of Shares Subject	Number of Shares	Number of Shares Underlying Options as of March 1, 2025		Number of Shares	Number of Shares Vested	Number of Shares Outstanding
	to Past Option Grants	Acquired on Exercise	Exercisable	Unexercisable	Subject to Past Awards	as of March 1, 2025	and Unvested as of March 1, 2025
Benito Minicucci
CEO, President and Director	226,700	0	207,585	19,115	591,618	183,638	288,782
Shane R. Tackett
EVP and CFO	96,330	21,692	70,230	4,408	278,158	90,075	125,897
Andrew R. Harrison
EVP and COO	112,350	91,587	16,355	4,408	262,174	98,294	111,300
Constance von Muehlen
EVP and CCO	66,181	12,866	33,426	5,958	192,209	49,610	101,100
Kyle Levine
SVP, General Counsel, Coporate Secretary and CCEO	41,420	0	33,562	1,928	152,653	45,642	77,028
Total for All Current Named Executive Officers as a Group (9 persons):	648,761	126,145	447,590	40,775	1,865,691	571,763	909,779
Patricia M. Bedient	0	0	0	0	20,379	20,379	0
James A. Beer	0	0	0	0	17,651	17,651	0
Raymond L. Conner	0	0	0	0	17,162	17,162	0
Daniel K. Elwell	0	0	0	0	10,479	10,479	0
Kathleen T. Hogan	0	0	0	0	14,686	14,686	0
Adrienne R. Lofton	0	0	0	0	9,413	9,413	0
Helvi K. Sandvik	0	0	0	0	18,200	18,200	0
J. Kenneth Thompson	0	0	0	0	20,199	20,199	0
Eric K. Yeaman	0	0	0	0	23,725	23,725	0
Total for all Current Non-Executive Directors as a Group (9 persons):	N/A	N/A	N/A	N/A	151,894	151,894	0
Each other person who has received 5% or more of the options, warrants or rights under the Plan	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	685,009	224,778	213,179	15,479	3,824,961	1,867,982	1,189,713

With the exception of Mr. Thompson, the non-executive directors listed in the table above and Mr. Minicucci are each nominees for re-election as a director at the Annual Meeting.

Equity Compensation Plan Information

For more information on the Company’s equity compensation plans, see the Equity Compensation Plan Information section below in this proxy statement.

Vote Required for Approval of the Amendments to the 2016 Performance Incentive Plan

The Board of Directors believes that the proposed amendments to the 2016 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2016 Plan and thus have a personal interest in the approval of the proposed amendments to the 2016 Plan.

Approval of the amendments to the 2016 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 2016 PERFORMANCE INCENTIVE PLAN DESCRIBED ABOVE AND SET FORTH IN APPENDIX C HERETO.

EMPLOYEE STOCK PURCHASE PLAN AMENDMENTS

Proposal 7: Approval of Amendments to the

Alaska Air Group, Inc. Employee Stock Purchase Plan

Overview

At the Annual Meeting, stockholders will be asked to approve amendments to the Alaska Air Group, Inc. Employee Stock Purchase Plan (the “ESPP”) that would (1) increase the number of shares authorized for issuance under the ESPP by 6,000,000 shares (so that the total number of shares authorized for issuance under the ESPP will be 20,5000,000 shares), and (2) extend the term of the ESPP through March 12, 2035. The Board adopted these amendments, subject to stockholder approval, on March 13, 2025. Of the 14,500,000 shares currently authorized for issuance under the ESPP, approximately 2,735,892 shares remain available for issuance as of March 1, 2025. Currently, the ESPP is scheduled to terminate on February 14, 2029.

The Board believes that the ESPP helps the Company retain and motivate eligible employees and further align their interests with those of the Company’s stockholders. The Board approved these amendments of the ESPP so that the Company can continue to provide this benefit to eligible employees in the future.

Summary Description of the ESPP

The principal terms of the ESPP (as proposed to be amended) are summarized below. This summary is qualified in its entirety by the full text of the ESPP, which has been included as Appendix D to this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the ESPP document (as proposed to be amended) may also be obtained without charge by writing the corporate secretary of the Company at our principal executive office.

Purpose

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and its stockholders.

Operation of the ESPP

The ESPP generally operates in consecutive six-month periods referred to as “Offering Periods.” The determination of the duration of future Offering Periods may be changed from time to time. However, only one Offering Period may be in effect at any one time, and an Offering Period may not be shorter than three months and may not be longer than 27 months. Currently, a new Offering Period commences on November 1 and May 1 each year and ends on the following October 31 and April 30, respectively. The ESPP gives us flexibility to change the duration and structure of future Offering Periods (including the division of Offering Periods into one or more purchase periods).

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to increase, decrease, or terminate his or her contributions to the ESPP effective with the first Offering Period that commences after the election is received. Subject to certain limits, a participant generally also may elect to terminate his or her contributions to the ESPP during an Offering Period or may elect, on one occasion only during an Offering Period, to decrease (but not increase) his or her contributions for that Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.

Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted (referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Exercise Date by the “Option Price” for that Offering Period. The Option Price for an Offering Period will generally be the lesser of (i) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. The Company may change, however, the method for establishing the Option Price in the future, provided that any change will not take effect until the next Offering Period after the change and the maximum discount percentage is 15%. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.

Eligibility

Only certain employees of the Company and its subsidiaries will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must be customarily employed for more than five months per calendar year.

As of March 1, 2025, approximately 23,953 employees of the Company and its subsidiaries, including all of our named executive officers, were eligible to participate in the ESPP. Non-employee directors and non-employee consultants and advisors are not eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions

Currently, a maximum of 14,500,000 shares of our common stock may be purchased under the ESPP. As of March 1, 2025, a total of 2,735,892 shares remained available for issuance under the ESPP. If shareholders approve this ESPP proposal, an additional 6,000,000 shares will be available for issuance under the ESPP.

Participation in the ESPP is also subject to the following limits:

•
A participant cannot contribute less than 1% or more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•
A participant cannot purchase more than 8,000 shares of the Company’s common stock under the ESPP with respect to any one Offering Period.

•
A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•
A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

The Company has the flexibility to change the 1% and 10% contribution limits and the individual share limit referred to above from time to time without stockholder approval. However, the Company cannot increase the aggregate share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code. The foregoing share limits are also subject to adjustment upon certain corporate events as described below under “Anti-dilution Adjustments.”

Anti-dilution Adjustments

As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.

Termination of Participation

A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect, or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than five months per calendar year.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions

A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration

The ESPP is administered by the Board or by a committee appointed by the Board. The Board has appointed the Compensation and Leadership Development Committee of the Board as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans

The ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Amendments

The Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without stockholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.

Termination

The ESPP provides that, unless the Board terminates the ESPP earlier, the ESPP will terminate on, and no new Offering Periods will commence under the ESPP on or after, February 14, 2029. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased. If stockholders approve this ESPP proposal, the scheduled termination date of the ESPP will be extended to March 12, 2035.

Federal Income Tax Consequences of the ESPP

Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a

Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Securities Underlying Awards

The closing price of a share of the Company’s common stock as of March 14, 2025 was $53.94 per share.

Specific Benefits

The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. If the share increase for the ESPP described in this Proposal 7 had been in effect in fiscal 2024, we do not expect that the number of shares purchased by participants in the ESPP during fiscal 2024 would have been materially different than the number of shares purchased as set forth in the table below. Based on the number of shares purchased in the 12-month period ended March 14, 2025 (2,219,160 shares), we would estimate that the 6,000,000 additional shares available for issuance under the ESPP if shareholders approve this proposal would permit us to continue to offer the ESPP for at least 4 more years. However, because benefits under the ESPP may change based on any number of variables, including, without limitation, the fair market value of the Company’s common shares at various future dates, the number of our employees who elect to participate in the ESPP, and the amount employees elect to contribute, it is not possible to determine the benefits that will be received by employees, or the number of years we will be able to continue to offer the ESPP, if this proposal is approved by the shareholders.

Aggregate Past Purchases Under the Employee Stock Purchase Plan

As of March 1, 2025, 11,764,108 shares of the Company’s common stock had been purchased under the ESPP. The following number of shares had been purchased under the ESPP as of that date by the persons and groups identified below:

	Aggregate Number of Shares Purchased Under the ESPP in the 12-Month Period Ended March 14, 2025	Aggregate Number of Shares Purchased Under the ESPP in All Completed Offering Periods

Named Executive Officers
Ben Minicucci	—	—
Shane Tackett	374	2,656
Andrew Harrison	—	—
Constance von Muehlen	—	—
Kyle Levine	177	856
Total of all Current Executive Officers as a Group (10 persons)	1,122	5,016
Total of all Current Non-Employee Directors as a Group (10 persons)	—	—
Each other person who has received 5% or more of the options, warrants or rights under the ESPP	—	—
All employees, including all current officers who are not executive officers or directors as a group	2,218,038	11,759,092
Total	2,219,160	11,764,108

Equity Compensation Plan Information

For more information on the Company’s equity compensation plans, see the Equity Compensation Plan Information section below in this proxy statement.

Vote Required for Approval of the Employee Stock Purchase Plan Amendments

The Board believes that approval of these amendments to the ESPP to increase the number of shares authorized for issuance under the ESPP and extend the term of the ESPP as described above will promote the Company’s interests and the interests of its stockholders and continue to enable the Company to attract, retain and reward persons important to its success.

Members of the Board who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers (including the named executive officers) are eligible to participate in the ESPP and thus have a personal interest in the approval of the ESPP amendments.

Approval of the amended ESPP requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote on the matter at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE ALASKA AIR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX D HERETO.

Proposal 8 - Support Improved Clawback Policy for Unearned Executive Pay

Shareholders ask the Board of Directors to amend the Company Policy on recoupment of incentive pay to apply to the each Named Executive Officer and to state that conduct or negligence - not merely misconduct - shall trigger mandatory application of that policy. Also the Board shall report to shareholders in each annual meeting proxy the results of any deliberations regarding the policy, including the Board's reasons for not applying the policy after specific deliberations conclude, about whether or not to cancel or seek recoupment of unearned compensation paid, granted or awarded to NEOs under this policy.

This improved clawback policy shall at least be included in the Governess Guidelines of the Company or similar document and be easily accessible on the Company website.

The current Clawback Policy is clearly incomplete and can be difficult for shareholders to access.

Wells Fargo offers a prime example of why Alaska Air needs a stronger policy. After 2016 Congressional hearings, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. The Wells Fargo Board then moved to claw back $136 million from 2 top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts and thus failed to attempt any clawback and left $136 million on the table.

At minimum this proposal alerts ALK shareholders that ALK executives can now be richly rewarded when they are negligent. This is the wrong incentive for ALK executives at a time when the best incentives for ALK executives should be supported.

Please vote yes:

Support Improved Clawback Policy for Unearned Executive Pay - Proposal 8

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 8.

Proposal 8 presents a misleading and misinformed picture of our existing Policy Regarding the Recovery of Certain Compensation Payments (the “Clawback Policy”). Our Clawback Policy already meets and exceeds SEC and NYSE requirements for the recoupment of incentive compensation. And the changes that the Proposal envisions could interfere with our Board’s efforts to promote legal and ethical compliance and by extension shareholder interests.

Our management attempted to engage with the Proponent about his Proposal. But the Proponent could not articulate specific concerns about our Clawback Policy and declined to offer any recommendations to address its asserted shortcomings. Accordingly, for at least the following reasons, the Board of Directors unanimously recommends that you vote against Proposal 8:

•

The Proposal Misunderstands the Constituent Parts of Our Clawback Policy. Our Clawback Policy embodies two separate policies: the mandatory clawback policy that SEC and NYSE rules require, and a compliance policy that builds in non-mandatory but important additional safeguards:

•
The Mandatory Policy. This policy requires us to recover certain incentive compensation paid to current or former executive officers in the event that we must prepare an accounting restatement due to material noncompliance with any financial-reporting requirement under the securities laws (the “Mandatory Policy). The Compensation and Leadership Development Committee may apply this policy to recoup erroneously awarded incentive compensation paid to non-executive employees as well.

•
The Compliance Policy. This policy authorizes the Compensation and Leadership Development Committee to seek recovery of incentive compensation paid to any individual who participates in our cash and equity incentive programs, if the Compensation and Leadership Development Committee concludes that the individual committed a violation of law or company policies in connection with his or her employment (the “Compliance Policy”).

•

The Mandatory Policy Applies Automatically—Regardless of Fault—and to a Broader Group Than the Proposal Contemplates. In accordance with SEC and NYSE requirements, the Mandatory Policy requires the recoupment of incentive compensation awarded to any current or former executive officer (and not just the Named Executive Officers, as the Proposal suggests) if the compensation would not have awarded but for a material financial statement error. It does not matter if the executive acted negligently, or was at fault in any way. Once the Mandatory Policy is triggered, the company must recover erroneously awarded incentive compensation; SEC and NYSE rules authorize only a limited exception when the costs of recovery would exceed the amount of the compensation to be recovered. And the Mandatory Policy goes even further: it empowers the Compensation and Leadership Development Committee to seek recovery of incentive compensation erroneously paid to any other employee—including non-executives—in the event of a material accounting restatement.

•

The Compliance Policy Also Applies to a Broader Group Than the Proposal Contemplates, and Enables the Compensation and Leadership Development Committee to Evaluate Each Violation and Tailor an Appropriate Remedy.  The Compliance Policy—the second major component of the Clawback Policy—empowers us to seek recovery or forfeiture of incentive compensation if the Compensation and Leadership Development Committee concludes that a current or former executive officer or other employee committed a legal or compliance violation in connection with his or her employment. In the case of current or former executive officers, the Compliance Policy also authorizes us to seek recovery for any legal or compliance violation that causes reputational harm to the Company. The Compliance Policy sweeps more broadly than the Proposal, in that it covers all employees who may receive incentive compensation (not just the Named Executive Officers), and it applies to negligent violations as well as intentional ones. In exercising its discretion, the Compensation and Leadership Development Committee may take into account the individual’s culpability, the seriousness of the violation, the degree of harm to the Company, and other factors.

•

Disclosure Is Already Required For Clawbacks Under the Clawback Policy. Under SEC rules, we are already required to make detailed disclosures in our proxy statement regarding the application of the Mandatory Policy to executive officers in the event of a financial restatement. In addition, we also would be required to disclose in our proxy statement any clawback of incentive compensation from a Named Executive Officer under our Compliance Policy.

•

The Additional Disclosures that the Proposal Suggests Could Undermine the Operation of the Compensation and Leadership Development Committee and the Company’s Clawback Framework. Mandating disclosure of the Compensation and Leadership Development Committee’s deliberations—even if the Compensation and Leadership Development Committee ultimately determines that an executive’s actions did not constitute a policy violation or warrant a clawback—could inappropriately influence the Compensation and Leadership Development Committee’s decisions regarding application of the Clawback Policy, jeopardize its ability to act in the best interests of shareholders, and result in the disclosure of potentially sensitive information that is not material. In addition, disclosing that the Compensation and Leadership Development Committee decided not to seek recovery of compensation could send the wrong message to shareholders about the Company’s commitment to its compliance policies. The Compensation and Leadership Development Committee, in the exercise of its judgment may determine in that remedial measures other than the clawback of compensation are a more appropriate remedy in a given circumstance (e.g., modifying the individual’s duties or responsibilities, terminating employment, making adjustments to future compensation, or taking other disciplinary action). Forcing the Compensation and Leadership Development Committee to make inappropriate, immaterial, or potentially misleading disclosures—as the Proposal would require—could undermine the compliance process and, by extension, shareholder interests.

Our Clawback Policy is Readily Available to Shareholders.  Our Clawback Policy is readily available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations, and is also filed with the SEC as Exhibit 97.1 to our Annual Report on Form 10-K.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 8.

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

Securities Ownership of Management

The table below shows the amount of Alaska Air Group common stock beneficially owned as of March 14, 2025, by each director and nominee, each of the Company’s Named Executive Officers, and all Company directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Common Stock Beneficially Owned (1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)
Patricia M. Bedient	59,729		59,729	*
James A. Beer	17,651		17,651	*
Raymond L. Conner	17,162		17,162	*
Daniel K. Elwell	10,479		10,479	*
Kathleen T. Hogan	14,686		14,686	*
Adrienne Lofton	9,413		9,413	*
Helvi K. Sandvik	22,916		22,916	*
J. Kenneth Thompson	32,649		32,649	*
Eric K. Yeaman	24,833		24,833	*
Ben Minicucci	155,547	219,585	375,132	*
Shane R. Tackett	50,986	71,704	122,690	*
Andrew R. Harrison	34,030	16,355	50,385	*
Constance E. von Muehlen	20,854	24,941	45,795	*
Kyle B. Levine	26,757	35,202	61,959	*
All Company directors and executive officers as a group (18 persons)	576,435	467,399	1,043,834	*

* Less than 1%

(1)
Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) Plan holdings.

The number of shares of common stock owned and total shares beneficially owned reported for non-employee directors includes underlying common shares to be issued upon the director’s resignation from the Board in connection with deferred stock units (DSUs) granted as part of their annual compensation. The aggregate number of DSUs granted to date are as follows: Ms. Bedient, 25,539; Mr. Beer, 16,857; Mr. Elwell, 8,388; Ms. Hogan, 13,493; Ms. Sandvik, 7,134; Mr. Thompson, 23,789; and Mr. Yeaman, 9,025.

The number of shares of common stock owned and total shares beneficially owned also includes share settled RSUs held by certain executive officers that will vest within 60 days of the record date or that have no risk of forfeiture due to retirement eligibility are as follows: All other executive officers as a group, 697.

(2)
Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the number of shares of Common Stock Beneficially Owned and Options Exercisable within 60 Days columns. This table excludes shares of common stock payable upon vesting of PSUs or RSUs, except as provided above, including such units that will not vest within 60 days following the record date and which are described in the 2024 Grants of Plan Based Awards table.
(3)
We determined applicable percentage ownership based on 122,695,634 shares of the Company’s common stock outstanding as of March 14, 2025.

More Than 5% Beneficial Owners

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of the dates indicated in the footnotes

Beneficial Owner Name and Address	Number of Shares Owned	Percent of Outstanding Shares (1)
BlackRock, Inc. (2)	16,545,266	13.48%
50 Hudson Yards
New York, New York 10001

The Vanguard Group (3)	13,954,409	11.37%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Victory Capital Management Inc. (4)	7,441,510	6.06%
4900 Tiedeman Rd. 4th Floor
Brooklyn, OH 44144
(1)
We determine applicable percentage ownership based on 122,695,634 shares of the Company’s common stock outstanding as of March 14, 2025.
(2)
A Schedule 13G/A filed on January 8, 2024 by BlackRock, Inc. reported sole voting power over 16,153,071 shares and sole dispositive power over 16,545,266 as of December 31, 2023.
(3)
A Schedule 13G/A filed on February 13, 2024 by The Vanguard Group reported shared voting power over 66,705 shares, sole dispositive power over 13,816,111 shares and shared dispositive power over 138,298 shares as of December 29, 2023.
(4)
A Schedule 13G/A filed on February 6, 2024 by Victory Capital Management Inc. reported sole voting power over 7,307,110 shares and sole dispositive power over 7,441,510 shares as of December 31, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, as well as beneficial owners of more than 10% of our common stock, to file reports with the SEC regarding their ownership of our securities and changes thereto. The Company assists its directors and executive officers by preparing the forms for filing and filing those reports on their behalf. Based solely on our review of those reports and related written representations, we believe all such filing requirements applicable to our directors and executive officers were timely met during 2024, except that the Forms 4 filed on February 16, 2024, were filed one day late for the following individuals: Ms. Birkett Rakow, Ms. Halverson, Mr. Harrison, Mr. Levine, Mr. Minicucci, Ms. Schneider, Mr. Sprague, Mr. Tackett, and Ms. Von Muehlen. The Form 4 filed on August 14, 2024, for Ms. von Muehlen included an award granted to her spouse on August 12, 2021, that was not previously reported.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains three equity compensation plans: the 2016 Plan, the 2008 Plan and the Employee Stock Purchase Plan. No new awards may be granted under the 2008 Plan.

The following table sets forth, for each of the Company's equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2024.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by security holders	3,314,448	(1)	$62.03	(2)	6,052,331	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	3,314,448		$62.03		6,052,331

(1) Of these shares, 78,339 shares and 1,023,235 shares were subject to options then outstanding under the 2008

Plan and 2016 Plan, respectively, 51,056 shares were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2008 Plan and 2,161,818 shares were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2016 Plan. Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved.

(2) This number does not reflect the 2,212,874 shares that were subject to outstanding stock unit awards granted under the 2008 Plan (51,056 shares) and 2016 Plan (2,161,818).

(3) Of the aggregate number of shares that remained available for future issuance, 3,363,183 shares were available under the 2016 Plan and 2,735,892 shares were available under the ESPP. Subject to certain express limits of the 2016 Plan, shares available for award purposes under the 2016 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. As noted above, no new award grants may be made under the 2008 Plan. This number of shares does not include the additional shares that will be available if shareholders approve the proposed amendments to the 2016 Plan and the ESPP.

QUESTIONS AND ANSWERS

Questions and Answers about the Meeting
Why am I receiving the Annual Meeting Materials?

You are receiving the Annual Meeting Materials from us because you owned Alaska Air Group common stock as of March 14, 2025, the record date for the Annual Meeting. This Proxy Statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a shareholder account with the Company’s transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a shareholder of record. If you hold your shares in a brokerage, trust, or similar account, then you are the beneficial owner but not the shareholder of record of those shares. Employees of the Company’s subsidiaries who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Bylaws, as amended on December 9, 2015, a shareholder may bring business before the meeting only if the shareholder gave written notice to the Company on or before February 7, 2025 and complied with the other requirements included in Article II of the Bylaws.

The Company has not received valid notice that any business other than that described or referenced in this Proxy Statement will be brought before the Annual Meeting.

Can I attend the Annual Meeting, and what do I need for access?

Participation in the Annual Meeting is limited to Air Group shareholders as of March 14, 2025 and persons holding valid proxies from shareholders of record. The Annual Meeting will be hosted with live audio and pre-recorded video via the Internet only at www.virtualshareholdermeeting.com/alk2025. After accessing the Internet site, shareholders will be permitted, if they would like, to vote and submit questions during the Annual Meeting.

To be admitted to the Annual Meeting, please use the control number included with your proxy materials to enter the Annual Meeting website. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/alk2025.

Each shareholder of record or beneficial shareholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same shareholder, the first person to register for the Annual Meeting with the appropriate control number and proper delegation of voting authority will be allowed to participate in the meeting.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 61,347,818 shares, must be present in person or represented by proxy in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the shareholder of record attends the meeting or if the record holder or beneficial owner has submitted a proxy or voting instructions whether by returning a proxy card or a voting instruction form by mail, phone or Internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

How can I reduce the number of Annual Meeting Materials I receive?

If you are a shareholder of record receiving multiple copies of the Annual Meeting Materials either because you have multiple shareholder of record accounts or because you share an address with other shareholders of record, and you would like to discontinue receiving multiple copies, you can contact the Company’s transfer agent, Computershare, by telephone at (877) 282-1168 or send a written request to Computershare, P.O. Box 43078, Providence, RI 02940-3078.

If you are a beneficial shareholder, but not a shareholder of record, and you share an address with other shareholders of record, the number of Annual Meeting Materials you receive may already be reduced because your broker, bank or other institution is permitted to deliver a single copy of these materials for all shareholders at your address unless a shareholder has requested separate copies. If you would like to receive separate copies, please contact your broker, bank or institution and update your preference for future meetings.

Can I receive future materials via the Internet?

If you vote on the Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Shareholders of record may enroll in electronic proxy delivery service at the time they vote their proxies via www.proxyvote.com or at any time after the Annual Meeting by logging into your online account at www.computershare.com/investor and updating your delivery preferences.

Beneficial owners, other than employee participants in one of the Company 401(k) plans, may enroll for electronic proxy delivery by contacting your broker.

Employee participants in one of the Company’s 401(k) plans may not elect to receive the Notice of Availability of Annual Meeting Materials via electronic delivery at this time.

If you already receive the Notice via the Internet, you will continue to receive them that way until you provide other instructions through one of the methods referenced above.

How can I submit a proposal for next year’s Annual Meeting?

If you wish to submit a proposal for inclusion in the proxy materials for next year's annual meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s corporate offices no later than November 27, 2025 to be considered for inclusion. The proposal must also comply with the requirements of Rule 14a-8 under the Exchange Act to be included.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s 2026 proxy statement, you must provide notice of such proposal to the Company no earlier than the close of business on January 8, 2026 and no later than the close of business on February 6, 2026.

If you intend to nominate candidates for election as directors to be included in the Company’s 2026 proxy statement, you must provide notice of such nomination to the Company no earlier than the close of business on October 28, 2025 and no later than November 27, 2025. The Bylaws, available on www.alaskaair.com under About Alaska/Investor Relations, outline requirements and procedures for giving the notice. If you would like to submit a proposal or nominate a candidate for director, send your submission to:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Further, any shareholder who intends to solicit proxies in support of director nominees other than the Board’s nominees at our 2026 Annual Meeting must provide written notice setting forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

Questions and Answers about Voting
What am I voting on and what does the Board of Directors recommend?

You are being asked to vote on the following:

1.
Election of the 10 director nominees named in this Proxy Statement;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 1.
2.
Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 2.
3.
Ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal year 2025;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 3.
4.
Approval of amendments to the Certificate of Incorporation to comply with foreign ownership limitations imposed by federal law on U.S. air carriers;

    THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 4.

5.
Approval of amendments to the Certificate of Incorporation to provide for exculpation of certain officers and remove obsolete provisions;

THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 5.

6.
Approval of amendments to the Company's 2016 Performance Incentive Plan;

    THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 6.

7.
Approval of amendments to the Company's Employee Stock Purchase Plan; and

    THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 7.

8.
A stockholder proposal to amend the Company’s clawback policy.

    THE BOARD RECOMMENDS A VOTE ‘AGAINST’ PROPOSAL

     8.

When you sign and mail the proxy card or submit your proxy by phone or the Internet, you appoint each of Mr. Benito Minicucci and Mr. Kyle B. Levine, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Minicucci and Mr. Levine.) If you sign and submit your proxy or vote via telephone or the Internet, your shares will be voted even if you cannot attend the meeting.

How many votes must the 10 nominees for director receive to be elected?

The Bylaws (as amended on December 9, 2015) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee who already serves as a director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Governance, Nominating and Corporate Responsibility Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number

Questions and Answers about Voting

of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the 10 persons identified as its nominees in this Proxy Statement. Because the Company has not received notice from any shareholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

If any nominee is unable or unwilling for good cause to stand for election or serve as a director if elected, the Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies will be voted for the substitute nominee.

Not including the election of directors, how many votes must the proposals receive in order to pass?

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by shareholders and therefore will not be counted in determining the outcome of the vote on the proposal.

How are votes counted?	Voting results will be tabulated by Broadridge. Broadridge will also serve as the independent inspector of election.

Is my vote confidential?

The Company has a confidential voting policy as a part of its Corporate Governance Guidelines, which is available at www.alaskaair.com under About Alaska/Investor Relations under Governance/Governance Documents.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson LLC (Georgeson) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interviews, mail, phone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $40,000, the majority of which has been incurred to date. This amount includes fees payable to Georgeson but excludes salaries and expenses of the Company’s officers, directors and employees.

How do I vote my shares?

Shareholders of record can vote by mail, by phone or via the Internet as described below.

Beneficial owners whose stock is held in a brokerage account can vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.

Beneficial owners whose stock is held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.

Beneficial owners whose stock is held in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Beneficial owners whose stock is held in trust in one of the Company’s 401(k) retirement plans can vote by telephone or via the Internet, or by mailing the voting instruction form provided by the trustee as described below.

Vote by Internet

Prior to the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock can vote via the Internet at www.proxyvote.com 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 7, 2025. To allow sufficient time for voting by the trustee, shares held by participants in the Company’s 401(k) plans can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Monday, May 5, 2025.

Voting via the Internet is permitted regardless of whether shareholders receive the Annual Meeting Materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

During the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock, other than shares held by participants in the Company’s 401(k) plans, can vote via the Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/alk2024 and following the instructions provided along with your notice, proxy card or voting instruction form. Because shares held by participants in the Company’s 401(k) plans must be voted by the trustee, these shares may not be voted during the Annual Meeting.

Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by phone

Prior to the Annual Meeting – Shareholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated. By using the phone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by mail Prior to the Annual Meeting – If you received the Annual Meeting Materials by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote during the meeting or any postponement or adjournment of the meeting.

If my shares are held in a brokerage account, how will my shares be voted if I do not return voting instructions to my broker?

If you own shares beneficially through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under NYSE rules. However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) owner.

The proposal to ratify the appointment of the Company’s independent accountants for fiscal year 2025 is considered routine under NYSE rules. Each of the other proposals to be submitted for a vote is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other proposals. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will not be voted (i.e., they will constitute “broker non-votes”) on each of the other proposals at the Annual Meeting.

For a description of the effect of broker non-votes on the proposals, see How many votes must the 10 nominees for director have to be elected? and Not including the election of directors, how many votes must the proposals receive in order to pass?

What if I change my mind after I submit my proxy?

Shareholders of record and beneficial owners, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, may revoke a proxy and change a vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by phone, Internet or mail and need not be delivered by the same means used in delivering the prior proxy submission.

Shareholders of record and beneficial owners, except for persons beneficially owning shares in one of the Company’s 401(k) retirement plans, may submit a new vote at a later date or time by:

•
voting by phone or the Internet before 11:59 p.m. Eastern Time on Wednesday, May 7, 2025 (your latest phone or Internet proxy will be counted);
•
signing and delivering a proxy card with a later date; or

•
voting during the Annual Meeting via the Internet. Please also note that attendance at the Annual Meeting, in and of itself, without voting during the Annual Meeting, will not cause your previously granted proxy to be revoked.

Persons beneficially owning shares in one of the Company’s 401(k) retirement plans cannot vote in person at the Annual Meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial owners to change their votes by phone or the Internet, however, in all cases your vote must be submitted by 11:59 p.m. Eastern Time on Monday, May 5, 2025.

Shareholders of record can request a new proxy card by contacting Broadridge at 1-800-579-1639 or sendmaterial@proxyvote.com.

Shareholders with shares held by a broker, trustee or bank can obtain a new voting instruction form by contacting your broker, trustee or bank.

Shareholders whose shares are held in one of the Company’s 401(k) retirement plans can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Assistant Corporate Secretary at 206-392-5380.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your new choices will be voted.

How are shares voted that are held in the Company’s 401(k) plan?

On the record date, [ ] shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), provided Notice of Proxy and Access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Monday, May 5, 2025. Because the shares must be voted by the trustee, those who hold shares through the 401(k) plans may not vote those shares at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results in a current report on Form 8-K to be filed on or before May 14, 2025. You can read or print a copy of that report at www.alaskaair.com under About Alaska/Investor Relations or by going directly to the SEC's EDGAR files at www.sec.gov.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you hold Alaska Air Group stock in more than one account. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or phone using each of the identification numbers.

APPENDIX A

Voting. Subject to Article 11, the holders of shares of the common stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors and the right to vote on all other matters, except those matters in which a separate class of stockholders vote by class or series. To the extent provided in a resolution of the Board of Directors authorizing the issue of a series of preferred stock (and subject in all cases to Article 11), the holders of each such series shall have the right to vote for the election of members of the Board of Directors and the right to vote on all other matters, except those matters in which a separate class of stockholders vote by class or series

ARTICLE 11. NON-U.S. CITIZEN VOTING AND OWNERSHIP LIMITATIONS.

11.1 Non-U.S. Citizen Voting and Ownership Limitations. At no time shall one or more Non-U.S. Citizens, individually or in the aggregate, own (beneficially or of record) and/or control Voting Stock in excess of the Voting Cap Amount. If one or more Non-U.S. Citizens, individually or in the aggregate, own (beneficially or of record) and/or control a number of shares of Voting Stock that would result in Non-U.S. Citizens owning (beneficially or of record) and/or controlling more than the Voting Cap Amount, the voting rights of all shares owned (beneficially or of record) and/or controlled by such Person or Persons exceeding the Voting Cap Amount shall automatically be suspended in reverse chronological order based upon the date of registration in the Foreign Stock Record, starting with the most recent registration and moving backwards in time. Such suspension of voting rights shall apply to such shares of Voting Stock until such time as the aggregate voting rights of Non-U.S. Citizens (as reflected in the Foreign Stock Record) falls below the Voting Cap Amount. The Bylaws shall contain provisions to implement this Article 11. The Board of Directors shall have the power to determine all matters necessary to apply and determine compliance with this Article 11 and the provisions of the Bylaws implementing this Article 11.

11.2 Certain Definitions. For the purpose of this Article 11, the following terms shall have the following respective meanings:

(a) “Foreign Stock Record” means the separate stock record for the registration of Voting Stock held by Non-U.S. Citizens, which shall be maintained by the corporation or any authorized transfer agent for the corporation.

(b) “Non-U.S. Citizen” means any Person who is not a U.S. Citizen.

(c) “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, society, organization, entity or governmental authority. For clarity, the term “Person” also includes a trustee, receiver, assignee and other similar representative for any individual, entity or other organization included in the immediately preceding sentence of this definition.

(d) “U.S. Citizen” means a “citizen of the United States,” as such term is defined in Section 40102(a)(15) of Title 49 of the United States Code, in any similar legislation of the United States enacted in substitution or replacement therefor, and as interpreted by the U.S. Department of Transportation, its predecessor and any successor agency.

A-1

(e) “Voting Cap Amount” means 24.9% (or such other maximum percentage as necessary to ensure that the corporation is a U.S. Citizen) of the aggregate votes of all Voting Stock.

(f) “Voting Stock” means issued and outstanding shares of (i) common stock and (ii) any class or series of preferred stock of the Company entitled to vote together with the common stock.

A-1

APPENDIX B

ARTICLE 5. ~~INCORPORATOR~~RESERVED

~~The name and mailing address of the incorporator is:~~

~~Jan David Blais~~

~~19300 Pacific Highway South Seattle, Washington 98188~~

ARTICLE 6. DIRECTORS

The Board of Directors shall be composed of no less than nine and no more than fifteen Directors, the specific number to be set by resolution of the Board of Directors; provided, that the Board of Directors may be less than nine until vacancies are filled. The number of Directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws. Each Director ~~who is serving as a Director on the date of this Restated Certificate of Incorporation and who was elected or appointed after May 16, 2006~~ shall hold office until the next annual meeting of stockholders and until a successor has been elected and qualified, subject to prior death, disability, resignation, retirement, disqualification or removal from office. ~~Directors elected prior to or on May 16, 2006, including those elected at the 2006 Annual Meeting, shall continue to hold office until the expiration of the three-year terms for which they were elected, subject to prior death, disability, resignation, retirement, disqualification or removal from office.~~ Any individual~~person~~ elected to a newly-created director position or any individual~~person~~elected to fill a vacancy shall serve until the next annual meeting and until a successor has been elected and qualified, subject to prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

ARTICLE 7. ~~BOARD OF DIRECTORS~~RESERVED

~~The names and mailing addresses of the individuals who are to serve as Directors until the annual meeting of stockholders at which their term expires or until their successors are elected and qualify are:~~

~~Name Mailing Address~~

 ~~William S. Ayer 19300 International Boulevard Seattle, Washington 98188~~

~~Patricia M. Bedient 19300 International Boulevard Seattle, Washington 98188~~

~~Phyllis J. Campbell 19300 International Boulevard Seattle, Washington 98188~~

~~Mark R. Hamilton 19300 International Boulevard Seattle, Washington 98188~~

~~Bruce R. Kennedy 19300 International Boulevard Seattle, Washington 98188~~

~~Jessie J. Knight, Jr. 19300 International Boulevard Seattle, Washington 98188~~

~~R. Marc Langland 19300 International Boulevard Seattle, Washington 98188~~

~~Dennis F. Madsen 19300 International Boulevard Seattle, Washington 98188~~

~~Byron I. Mallott 19300 International Boulevard Seattle, Washington 98188~~

~~John V. Rindlaub 19300 International Boulevard Seattle, Washington 98188~~

~~J. Kenneth Thompson 19300 International Boulevard Seattle, Washington 98188~~

~~Richard A. Wien 19300 International Boulevard Seattle, Washington 98188~~

ARTICLE 10. LIMITATION OF DIRECTOR AND OFFICER LIABILITY

To the ~~full~~fullest extent that the Delaware General Corporation Law (the “DGCL”), as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or Officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for ~~conduct~~ breach of fiduciary duty as a Director or Officer. Any amendment to or repeal of this Article 10 shall not adversely affect any right or protection of a Director or Officer of the corporation for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

APPENDIX C

ALASKA AIR GROUP, INC.
2016 PERFORMANCE INCENTIVE PLAN
(as amended and restated effective March 13, 2025)

1.
PURPOSE OF PLAN

The purpose of this Alaska Air Group, Inc. 2016 Performance Incentive Plan (this “Plan”) of Alaska Air Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.

2.
ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.
PLAN ADMINISTRATION
3.1.
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2.
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:
3.2.1.1.
determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
3.2.1.2.
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;
3.2.1.3.
approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
3.2.1.4.
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

3.2.1.5.
cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
3.2.1.6.
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;
3.2.1.7.
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);
3.2.1.8.
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to grant the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);
3.2.1.9.
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;
3.2.1.10.
acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
3.2.1.11.
determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3.
Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.4.
Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.5.
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.6.
Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.
SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1.
Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2.
Share Limits. Effective as of the date of this amended and restated version of this Plan first set forth above (the “Amendment Effective Date”), the maximum number of shares of Common Stock that may be delivered on and after the Amendment Effective Date pursuant to awards (including awards outstanding on the Amendment Effective Date) granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 1,450,000 shares, plus

(2) the number of any shares subject to stock options granted under the Corporation’s 2008 Performance Incentive Plan and outstanding on March 18, 2021, which expire, or for any reason are cancelled or terminated, after March 18, 2021 without being exercised.

4.3.
Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.
4.3.1.1.
The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 6,000,000 shares.
4.3.1.2.
The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $300,000. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Sections 7 and 8.10.

4.4.
Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the Share Limit with respect to such exercise.) Except as otherwise provided by the Administrator, shares delivered in respect of a dividend equivalent right shall not count against any individual award limit under this Plan other than the aggregate Share Limit. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.
4.5.
No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5.
AWARDS
5.1.
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1.
Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.
5.1.2.
Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3.
Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4.
Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.
5.2.
Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.
5.3.
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.4.
Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
•
services rendered by the recipient of such award;
•
cash, check payable to the order of the Corporation, or electronic funds transfer;
•
notice and third party payment in such manner as may be authorized by the Administrator;
•
the delivery of previously owned shares of Common Stock;
•
by a reduction in the number of shares otherwise deliverable pursuant to the award; or
•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5.
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trade (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange on the last day preceding the date in question on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on an established securities exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6.
Transfer Restrictions.
5.6.1.
Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.6.2.
Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.6.3.
Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
5.6.3.1.
transfers to the Corporation (for example, in connection with the expiration or termination of the award),
5.6.3.2.
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
5.6.3.3.
subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,
5.6.3.4.
if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

5.6.3.5.
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.
5.7.
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.
6.
EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1.
General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2.
Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) medical leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.
6.3.
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.
7.
ADJUSTMENTS; ACCELERATION
7.1.
Adjustments.
7.1.1.1.
Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
7.1.1.2.
Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2.
Corporate Transactions - Assumption and Termination of Awards.
7.2.1.1.
Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case, in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, in connection with which the Administrator has made a provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
7.2.1.2.
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
7.2.1.3.
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.
7.2.1.4.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
7.2.1.5.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
7.2.1.6.
Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
7.2.1.7.
The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in

Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
7.3.
Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:
7.3.1.1.
the consummation of:
7.3.1.1.1.
any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or
7.3.1.1.2.
any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation.
7.3.1.2.
at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors. For these purposes, “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B).
7.3.1.3.
any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Corporation) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.
7.3.1.4.
approval by the stockholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.

Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Corporation and any affiliate thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

8.
OTHER PROVISIONS
8.1.
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2.
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3.
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4.
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
8.5.
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:
8.5.1.1.
The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
8.5.1.2.
The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

8.5.1.3.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.
8.6.
Effective Date, Termination and Suspension, Amendments.
8.6.1.
Effective Date. This Plan is effective as of February 10, 2016, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on March 12, 2035. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2.
Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3.
Stockholder Approval. To the extent then required by applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4.
Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provisions of Section 3.3.
8.6.5.
Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7.
Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
8.8.
Governing Law; Severability.

8.8.1.
Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.
8.8.2.
Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9.
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10.
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11.
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12.
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13.
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14.
Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

APPENDIX D

ALASKA AIR GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

(As amended by the Board on March 13, 2025

for Offering Periods commencing on or after November 1, 2025)

1.
PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Company, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Company or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Company.

2.
DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

2.1.
“Account” means the bookkeeping account maintained by the Company, or by a record keeper on behalf of the Company, for a Participant pursuant to Section 7(a).
2.2.
“Board” means the Board of Directors of the Company, as defined below.
2.3.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.4.
“Commission” means the U.S. Securities and Exchange Commission.
2.5.
“Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 12.
2.6.
“Common Stock” means the common stock, par value $0.01 per share, of the Company, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.
2.7.
“Company” means Alaska Air Group, Inc., a Delaware corporation, and its successors.
2.8.
“Compensation” means an Eligible Employee’s base pay, inclusive of overtime and any employer paid leave. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125, or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: cash bonuses, severance pay, hiring bonuses, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Company or any Subsidiary (including, without limitation, the Company’s Nonqualified Deferred Compensation Plan).
2.9.
“Contributions” means the bookkeeping amounts credited to the Account of the Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.
2.10.
“Effective Date” means March 11, 2010, the date on which this Plan was initially adopted by the Board.
2.11.
“Eligible Employee” means, subject to Section 3, any person employed by the Company or any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary”; provided, however, that “Eligible Employee” shall not include any employee whose customary employment is for less than five (5) months in a calendar year.

2.12.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
2.13.
“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period.
2.14.
“Fair Market Value” on any date means:
2.14.1.
if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is so listed or admitted to trade, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock on such exchange on the next preceding date on which there was trading in the shares of Common Stock; or
2.14.2.
in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.
2.15.
“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.
2.16.
“Individual Limit” has the meaning given to such term in Section 4(b).
2.17.
“Offering Period” means the six (6) month period commencing on each Grant Date; provided, however, the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period. Unless otherwise expressly provided by the Committee in advance of a particular Offering Period, the Grant Date for that Offering Period may not occur on or before the Exercise Date for the immediately preceding Offering Period.
2.18.
“Option” means the option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.
2.19.
“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

2.20.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.
2.21.
“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.
2.22.
“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).
2.23.
“Plan” means this Alaska Air Group, Inc. Employee Stock Purchase Plan, as it may be amended or restated from time to time.
2.24.
“Subscription Agreement” means the written agreement or applicable electronic form of agreement filed by an Eligible Employee with the Company pursuant to Section 6 to participate in this Plan.
2.25.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.
3.
ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date may participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6; provided, however, that the Committee may impose a requirement, prior to the start of an Offering Period, that an individual be employed with the Company or a Participating Subsidiary for a specified period of time (which shall be less than two years) prior to the applicable Grant Date to be eligible to participate in that Offering Period.

4.
STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS
4.1.
Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Company’s authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is 20,500,000 shares, subject to adjustments pursuant to Section 17.
4.2.
Individual Share Limit. The maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 8,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.
4.3.
Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.
5.
OFFERING PERIODS

During the term of this Plan, the Company will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of approximately six (6) months duration and will commence on November 1 and May 1 each year and will end on the following April 30 and October 31, respectively; provided that there will be an Offering Period of approximately eight (8) months commencing on September 1, 2019 and ending on April 30, 2020. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. The first Offering Period shall commence as of a date determined by the Board or Committee, but no earlier than the Effective Date. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Options pursuant to Section 4.

6.
PARTICIPATION
6.1.
Enrollment. An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Company at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so requires, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.
6.2.
Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions. The Committee also may prescribe other limits, rules or procedures for Contributions.
6.3.
Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Company’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Company.
7.
METHOD OF PAYMENT OF CONTRIBUTIONS
7.1.
Participation Accounts. The Company shall maintain on its books, or cause to be maintained by a record keeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.
7.2.
Payroll Deductions. Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last date of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.
7.3.
Changes in Contribution Elections for Next Offering Period; One-Time Reduction Permitted During an Offering Period. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Company’s receipt of such election , provided that a Participant may, on one occasion only during an Offering Period, elect to decrease (but not increase) the level of his or her Contributions (subject to Section 6(b)) by filing a new Subscription Agreement with the Company indicating such election, which election shall be effective as soon as administratively practicable following its receipt by the Company. Except as contemplated by the foregoing proviso and Section 7(d) and 7(e), changes in Contribution levels may not take effect during an Offering Period. Other modifications or suspensions of Subscription Agreements are not permitted.
7.4.
Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Company, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form or applicable electronic withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Company. A withdrawal election pursuant to this Section 7(d) with respect to an Offering Period shall only be effective, however, if it is received by the Company prior to the Exercise Date of the Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts are not permitted.
7.5.
Discontinuance of Contributions During an Offering Period. A Participant may discontinue his or her Contributions at any time during an Offering Period by completing and filing with the Company, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(e), the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).
8.
GRANT OF OPTION
8.1.
Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock. The Option shall be exercised on the Exercise Date. The number of shares of Common Stock subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price, subject to the limits of Section 8(c).
8.2.
Option Price. The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of that Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on that Grant Date of that Offering Period, or (2) the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period or the Fair Market Value of a share of Common Stock on the Exercise Date of that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.
8.3.
Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:
8.3.1.
it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary; or
8.3.2.
such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Company, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the Fair Market Value of the stock of the Company, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first becomes exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.
EXERCISE OF OPTION
9.1.
Purchase of Shares. Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.
9.2.
Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.
10.
DELIVERY OF SHARES

As soon as administratively practicable after the Exercise Date, the Company shall, provide for the crediting of the shares of Common Stock purchased upon exercise of a Participant’s Option in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or record keeping service for the benefit of the Participant. In the event the Company is required to obtain from any commission or agency authority to deliver such shares, the Company will seek to obtain such authority. If the Company is unable to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any reason the Company cannot issue or deliver shares of Common Stock and satisfy Section 21, the Company shall be relieved from liability to any Participant except that the Company shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balanced credited to his or her Account that would have otherwise been used for the purchase of such shares. Without limiting the generality of Section 12(b)(3), if shares are delivered to a broker for the benefit of a Participant as described above, the Committee may adopt such policies and procedures as it determines appropriate regarding the Participant’s ability to transfer such shares from such broker account before the expiration of two years from the Grant Date of the Offering Period for which those shares were acquired and one year from the Exercise Date of the Offering Period for which those shares were acquired (provided, that nothing in this Section 10 shall prohibit a sale of such shares by the Participant on the open market or a transfer of such shares upon the death of the Participant).

11.
TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
11.1.
General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the Exercise Date for the Offering Period in which he or she participates, such Participant shall not be eligible to exercise the Option for that Offering Period and Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.
11.2.
Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Company or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Company or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Company or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease, and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).
11.3.
Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.
11.4.
Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Company or another Subsidiary.
12.
ADMINISTRATION
12.1.
The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matters relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.
12.2.
Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.
12.3.
Decisions of the Committee are Binding. Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.
12.4.
Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
12.5.
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.
12.6.
Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Subsidiary.
13.
DEATH BENEFITS

If a Participant dies, the Company shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.
TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or the right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15.
USE OF FUNDS; INTEREST

All Contributions received or held by the Company under this Plan will be included in the general assets of the Company and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company and, except for any shares that may be reserved on the books of the Company for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.
REPORTS

Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.
ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all of the assets of the Company as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.
POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution or liquidation of the Company, or any other event described in Section 17 that the Company does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.
TERM OF PLAN; AMENDMENT OR TERMINATION
19.1.
Effective Date; Termination. This Plan became effective as of the Effective Date. No new Offering Periods shall commence on or after March 12, 2035 and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro- rata basis determined with respect to Participants’ Account balances.
19.2.
Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Company under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.
19.3.
Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date stockholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements sets forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require stockholder approval.
20.
NOTICES

All notices or other communications by a Participant to the Company contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.
CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.
PLAN CONSTRUCTION
22.1.
Section 16. It is the intent of the Company that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under the Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.
22.2.
Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.
22.3.
Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of this Plan as to such persons in the circumstances.
23.
EMPLOYEES’ RIGHTS
23.1.
No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Company or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.
23.2.
No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Company.
23.3.
No Stockholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
24.
MISCELLANEOUS
24.1.
Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.
24.2.
Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
24.3.
Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.
24.4.
No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Company or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.
25.
TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Company may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Company reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for tax withholding amount).

Should the Company for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Company or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Company or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Company or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Company or Subsidiary reasonably determines that it or an affiliate is required to withhold with respect to such event.

26.
NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Company of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.

APPENDIX E

Reconciliation of Non-GAAP Financial Measures

The following table reconciles the Company's reported GAAP adjusted pre tax margin for the twelve months ended December 2024.

	Year Ended December 31, 2024
	Alaska Airlines	Hawaiian Airlines	Regional	Consolidating & Other (1)	Air Group Adjusted (2)	Adjustments (3)	Consolidated
Operating Revenue
Passenger revenue	$8,151	$757	$1,746	$-	$10,654	$-	$10,654
Loyalty program other revenue	621	53	59	-	733	-	733
Cargo and other revenue	279	59	-	10	348	-	348
Total Operating Revenue	9,051	869	1,805	10	11,735	-	11,735
Operating Expenses
Operating expenses, excluding fuel	6,406	701	1,276	(69)	8,314	345	8,659
Fuel expense	1,962	195	377	-	2,534	(28)	2,506
Total Operating Expenses	8,368	896	1,653	(69)	10,848	317	11,165

Non-operating Income (Expense)	20	(31)	-	(40)	(51)	26	(25)
Income (Loss) Before Income Tax	$703	$(58)	$152	$39	$836	$(291)	$545
Pretax Margin					7.1%		4.6%

(1) Includes consolidating entries, Air Group parent company, Horizon, McGee Air Services, and other immaterial business units.

(2) The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and excludes certain charges.

(3) Includes special items and mark-to-market fuel-hedge accounting adjustments and unrealized gain on foreign debt.

SCAN TO VIEW MATERIALS & VOTEw ALASKA AIR GROUP, INC. PO BOX 68947 VOTE BY INTERNET SEATTLE, WA 98168Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time or on May 7, 2025 (11:59 P.M. Eastern Time on May 5, 2025 for the Employee Plans). Have your proxy card in hand when you access the web site and followthe instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/alk2025 You may attend the Meeting via the Internet and vote during the Meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Timeon May 7, 2025 (11:59 P.M. Eastern Time or on May 5, 2025 for the Employee Plans). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V64735-P22531 ALASKA AIR GROUP, INC.ForWithholdForAll To withhold authority to vote for any individualAll AllExceptnominee(s), mark "For All Except" and write the The Board of Directors recommends a vote FOR all the number(s) of the nominee(s) on the line below. nominees listed below. 1.Election of Directors to One-Year Terms!!! Nominees: 01)Patricia M. Bedient06)Adrienne R. Lofton 02)James A. Beer07)Ben Minicucci 03)Raymond L. Conner08)Helvi K. Sandvik 04)Daniel K. Elwell09)Peter A. Shimer 05)Kathleen T. Hogan10)Eric K. Yeaman The Board of Directors recommends a vote FOR each of ForAgainstAbstainThe Board of Directors recommends a vote AGAINST the ForAgainstAbstainthe following proposals 2-7.following proposal. 2.Approval (on an advisory basis) the compensation of the 8.AstockholderproposaltoamendtheCompany’s !!!!!! Company's Named Executive Officers.clawback policy. 3.Ratification of the appointment of KPMG LLP as the !!!9.Other business as may properly come before the meeting Company's independent registered public accountants or any postponement or adjournment thereof. for the fiscal year 2025. 4.Approval of amendments to the Company's Amended !!!The foregoing items of business are more fully described in the and Restated Certificate of Incorporation (CertificateProxy Statement accompanying this card. The Board of Directorsof Incorporation) to comply with foreign ownershipof the Company has fixed the close of business on March 14, 2025, limitations imposed by federal law on U.S. air carriers.as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. Incorporation to provide for exculpation of certain officers!!! This proxy is solicited on behalf of the Company’s Board and remove obsolete provisions. 5.Approval of amendments to the Certificate of of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Performance Incentive Plan. 6.Approval of amendments to the Company’s 2016!!! Stockholder(s). The Board of Directors recommends thefollowing votes on the proposals above: all the nominees 7.Approval of amendments to the Company’s Employee listed on Proposal 1, a vote FOR each of proposals 2 !!! Stock Purchase Plan.through 7 and a vote AGAINST proposal 8. Authorized Signatures Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V64736-P22531 ALASKA AIR GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 8, 2025, 8:00 A.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder hereby appoints Ben Minicucci and Kyle B. Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders. If applicable, the undersigned has the right to give voting instructions to Fidelity Management Trust Company, Trustee of Alaska Airlines, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Savings Investment Plan, and the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time, May 5, 2025, these shares will not be voted by the Trustees. The Annual Meeting of Stockholders is to be held online at www.virtualshareholdermeeting.com/alk2025 at 8:00 a.m. Pacific Time on Thursday, May 8, 2025 and at any adjournment or postponement thereof. When this proxy is properly executed, the shares to which the proxy relates will be voted as directed. If no such directions are made, this proxy will be voted FOR all the nominees listed and FOR Proposals 2 through 7 and AGAINST 8. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the Internet or by telephone. Continued and to be signed on reverse side
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V64736-P22531 ALASKA AIR GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS May 8, 2025, 8:00 A.M. PACIFIC TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIREC